UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
________________________

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Trinity Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Trinity Industries, Inc.
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
To Be Held on May 1, 2017
2525 N. Stemmons Freeway
Dallas, Texas 75207-2401
www.trin.net
TO: Trinity Industries, Inc. Stockholders:
Please join us for the 2017 Annual Meeting of Stockholders of Trinity Industries, Inc. The meeting will be held at the principal executive offices of the Company, 2525 N. Stemmons Freeway, Dallas, Texas 75207, on Monday, May 1, 2017, at 8:30 a.m., Central Daylight Time.
At the meeting, the stockholders will act on the following matters:
(1) Election of the eleven nominees named in the attached proxy statement as directors;
(2) Approval of the Fourth Amended and Restated Trinity Industries 2004 Stock Option and Incentive Plan and the material terms of the performance goals thereunder;
(3) Advisory vote on the frequency of advisory votes on executive compensation;
(4) Advisory vote on named executive officer compensation;
(5) Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017; and
(6) Any other matters that may properly come before the meeting.
All stockholders of record at the close of business on March 10, 2017 are entitled to vote at the meeting or any postponement or adjournment of the meeting. A list of the stockholders is available at the Company’s offices in Dallas, Texas.
By Order of the Board of Directors

BRYAN P. STEVENSON
Vice President, Associate General Counsel and Secretary
March 31, 2017

YOUR VOTE IS IMPORTANT!
Please vote as promptly as possible by using the internet or telephone or by signing, dating, and returning the enclosed proxy card to the address listed on the card.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 1, 2017:
This Proxy Statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2016, are available for viewing, printing, and downloading at https://materials.proxyvote.com/896522.

Page

Proxy Statement Summary	1

Proxy Statement	2

Corporate Governance	4

Independence of Directors	4
Board Leadership Structure	5
Board Committees	6
Board’s Role in Risk Oversight	10
Risk Assessment of Compensation Policies and Practices	10
Compensation Committee Interlocks and Insider Participation	10
Communications with Directors	11

Proposal 1 - Election of Directors	12

Nominees	12

Proposal 2 - Approval of the Fourth Amended and Restated Trinity Industries 2004 Stock Option and Incentive Plan and the Material Terms of the Performance Goals Thereunder	16

Proposal 3 - Advisory Vote on the Frequency of Advisory Votes on Executive Compensation	26

Proposal 4 - Advisory Vote to Approve Named Executive Officer Compensation	27

Proposal 5 - Ratification of the Appointment of Ernst & Young LLP	28

Fees of Independent Registered Public Accounting Firm for Fiscal Years 2016 and 2015	28
Report of the Audit Committee	29

Executive Compensation	30

Compensation Discussion and Analysis	30
Human Resources Committee Report	50
Compensation of Executives	51
Summary Compensation Table	51
Grants of Plan-Based Awards	54
Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table	55
Outstanding Equity Awards at Year-End	57
Option Exercises and Stock Vested in 2016	58
Pension Benefits	58
Nonqualified Deferred Compensation	59
Deferred Compensation Discussion	60
Potential Payments Upon Termination or Change in Control	60

Director Compensation	63

Director Compensation Discussion	63

PROXY STATEMENT SUMMARY
This summary highlights information contained in this Proxy Statement. It does not contain all information you should consider, and you should read the entire Proxy Statement carefully before voting.
Annual Meeting of Stockholders
Time and Date:	8:30 a.m., Central Daylight Time, May 1, 2017
Place:	2525 N. Stemmons Freeway, Dallas, Texas 75207
Record Date:	March 10, 2017
Voting:	Stockholders as of the record date are entitled to vote
Agenda and Voting Recommendations
Item	Description		Board Recommendation	Page
1	Election of Directors		FOR each nominee	12
2	Approval of the Fourth Amended and Restated Trinity Industries 2004 Stock Option and Incentive Plan and the material terms of the performance goals thereunder		FOR	16
3	Advisory vote on the frequency of advisory votes on executive compensation		ONE YEAR	26
4	Advisory vote to approve named executive officer compensation		FOR	27
5	Ratification of Ernst & Young LLP as independent auditors for 2017		FOR	28
Director Nominees
The following table provides summary information about each nominee for director. Each director is elected annually by a majority of votes cast.
Nominee	Age	Principal Occupation	Committees
Timothy R. Wallace	63	Chairman, Chief Executive Officer, and President, Trinity Industries, Inc.	None
John L. Adams	72	Chairman, Group 1 Automotive, Inc.	Finance and Governance
Rhys J. Best	70	Chairman , MRC Global, Inc.	Finance and HR
David W. Biegler	70	Retired Chairman and CEO, Southcross Energy Partners GP, LLC	Audit, Finance, and Governance
Antonio Carrillo	50	Chief Executive Officer of Mexichem S.A.B. de C.V.	Finance
Leldon E. Echols	61	Retired Executive Vice President and Chief Financial Officer, Centex Corporation	Audit, Finance, Governance, and HR
Ronald J. Gafford	67	Retired Chairman, Chief Executive Officer, and President, Austin Industries, Inc.	Governance and HR
Adrian Lajous	73	Senior Fellow, Center on Global Energy Policy, Columbia University	Audit and Finance
Charles W. Matthews	72	Retired Vice President and General Counsel, Exxon Mobil Corporation	Governance and HR
Douglas L. Rock	70	Retired Chairman, Chief Executive Officer, and President, Smith International, Inc.	Audit and HR
Dunia A. Shive	56	Senior Vice President, TEGNA Inc. (formerly known as Gannett Co., Inc.)	Audit and Finance

Trinity Industries, Inc.
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 1, 2017
2525 N. Stemmons Freeway
Dallas, Texas 75207-2401
www.trin.net
This Proxy Statement is being mailed on or about March 31, 2017 to the stockholders of Trinity Industries, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2525 N. Stemmons Freeway, Dallas, Texas, on Monday, May 1, 2017, at 8:30 a.m., Central Daylight Time (the “Annual Meeting”), or at any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company’s mailing address is 2525 N. Stemmons Freeway, Dallas, Texas 75207.
You may vote in person by attending the meeting, by completing and returning a proxy by mail, or by using the internet or telephone. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card. To vote your proxy using the internet or telephone, see the instructions on the proxy form and have the proxy form available when you access the internet website or place your telephone call.
The named proxies will vote your shares according to your directions. If you sign and return your proxy but do not make any of the selections, the named proxies will vote your shares: (i) FOR election of the eleven nominees for directors as set forth in this Proxy Statement, (ii) FOR approval of the Fourth Amended and Restated Trinity Industries 2004 Stock Option and Incentive Plan and the material terms of the performance goals thereunder; (iii) FOR approval, on an advisory basis, of the one year frequency of advisory votes on executive compensation; (iv) FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials, and (v) FOR ratification of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017. The proxy may be revoked at any time before it is exercised by filing with the Company a written revocation addressed to the Corporate Secretary, by executing a proxy bearing a later date, or by attending the Annual Meeting and voting in person.
The cost of soliciting proxies will be borne by the Company. In addition to the use of postal services or the internet, proxies may be solicited by directors, officers, and regular employees of the Company (none of whom will receive any additional compensation for any assistance they may provide in the solicitation of proxies) in person or by telephone. The Company has hired Georgeson, Inc. to assist in the solicitation of proxies at an estimated cost of $11,000 plus expenses.
The outstanding voting securities of the Company consist of shares of common stock, $0.01 par value per share (“Common Stock”). The record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting, or any postponement or adjournment thereof, has been established by the Board of Directors as the close of business on March 10, 2017. At that date, there were outstanding and entitled to vote 152,186,394 shares of Common Stock.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors.

Votes Required for Approval
Item	Description	Votes Required for Approval	Effect of Withheld Vote/Abstention
1	Election of Directors	Affirmative vote of a majority of the votes cast for the election of directors at the Annual Meeting
An incumbent director nominee who receives a greater number of votes “withheld” than “for” is required to tender his or her resignation, which will be accepted or rejected by the Board as more fully described in “Election of Directors.” An abstention will not count as a vote cast and therefore will not affect the outcome of the vote.

2	Approval of the Fourth Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan and the material terms of the performance goals thereunder	Affirmative vote of a majority of votes cast on the proposal	An abstention will effectively count as a vote cast against this proposal.
3	Advisory vote to approve the frequency of advisory votes on executive compensation	Plurality of the shares present in person or represented by proxy and entitled to vote at the meeting selecting one year, two years, or three years
An abstention will have no effect on the vote since the vote is the plurality of shares present in person or represented by proxy and entitled to vote at the meeting selecting one year, two years, or three years.

4	Advisory vote to approve named executive officer compensation	Affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting	An abstention will effectively count as a vote cast against this proposal.
5	Ratification of Ernst & Young LLP as independent auditors for 2017	Affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting	An abstention will effectively count as a vote cast against this proposal.
Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them individually. Shares of a stockholder who abstains from voting on any or all proposals will be included for the purpose of determining the presence of a quorum. Broker non-votes on any matter, as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, will be treated as votes not cast or as shares not entitled to vote with respect to that matter and will not affect the outcome of the vote. However, such shares will be considered present and entitled to vote for quorum purposes so long as they are entitled to vote on other matters.

CORPORATE GOVERNANCE
The business affairs of the Company are managed under the direction of the Board of Directors (also referred to in this proxy statement as the “Board”) in accordance with the General Corporation Law of the State of Delaware and the Company’s Certificate of Incorporation and Bylaws. The role of the Board of Directors is to oversee the management of the Company for the benefit of the stockholders. This responsibility includes monitoring senior management’s conduct of the Company’s business operations and affairs; reviewing and approving the Company’s financial objectives, strategies, and plans; risk management oversight; evaluating the performance of the Chief Executive Officer and other executive officers; and overseeing the Company’s policies and procedures regarding corporate governance, legal compliance, ethical conduct, and maintenance of financial and accounting controls.
The Board of Directors first adopted Corporate Governance Principles in 1998, which are reviewed annually by the Corporate Governance and Directors Nominating Committee and were last amended in December 2015. The Company has a long-standing Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including the Chief Executive Officer, the Chief Financial Officer, and principal accounting officer, as well as the Board of Directors. The Company intends to post any amendments to or waivers from its Code of Business Conduct and Ethics on the Company’s website to the extent applicable to an executive officer or a director of the Company. The Corporate Governance Principles and the Code of Business Conduct and Ethics are available on the Company’s web site at www.trin.net under the heading “Investor Relations-Governance.”
The directors hold regular and special meetings and spend such time on the affairs of the Company as their duties require. During 2016, the Board of Directors held five meetings. The Board also meets regularly in non-management executive sessions. The Board selects the Presiding Director, who serves as the lead independent director and chairs the non-management executive sessions. Mr. Leldon E. Echols currently serves in that capacity. In 2016, all directors of the Company attended at least 75% of the meetings of the Board of Directors and the committees on which they served. It is Company policy that each director is expected to attend the Annual Meeting. Ten of our eleven directors were in attendance at the 2016 Annual Meeting.

 Independence of Directors

The Board of Directors makes all determinations with respect to director independence in accordance with the New York Stock Exchange (“NYSE”) listing standards and the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”). In addition, the Board of Directors established certain guidelines to assist it in making any such determinations regarding director independence (the “Independence Guidelines”), which are available on the Company’s website at www.trin.net under the heading “Investor Relations-Governance-Categorical Standards of Director Independence.” The Independence Guidelines set forth commercial and charitable relationships that may not rise to the level of material relationships that would impair a director’s independence as set forth in the NYSE listing standards and SEC rules and regulations. The determination of whether such relationships as described in the Independence Guidelines actually impair a director’s independence is made by the Board on a case-by-case basis.
The Board undertook its annual review of director independence and considered transactions and relationships between each director, or any member of his or her immediate family, and the Company and its subsidiaries and affiliates. In making its determination, the Board applied the NYSE listing standards and SEC rules and regulations together with the Independence Guidelines. In making such determinations, the Board, amongst other things, considered the transactions described below.
Antonio Carrillo was an employee of the Company until late May 2012 and currently serves as the Chief Executive Officer of Mexichem S.A.B. de C.V. (“Mexichem”). The Company periodically sells products to and receives leasing revenue from subsidiaries of Mexichem. These transactions involved less than 2% of the consolidated gross revenues of Mexichem and the Company for each fiscal year since January 1, 2014. The amounts involved in these transactions for 2014, 2015, and 2016 were, respectively, $918,756, $919,344, and $957,021. These transactions were conducted in the ordinary course of business, at arms-length.

CORPORATE GOVERNANCE

Dunia A. Shive is a Senior Vice President of TEGNA Inc., formerly known as Gannett Co., Inc. (“TEGNA”). The Company purchases human resources-related services from a subsidiary of TEGNA from time to time. These transactions involved less than 2% of the consolidated gross revenues of TEGNA and the Company for each fiscal year since January 1, 2014. The amounts involved in these transactions for 2014, 2015, and 2016 were, respectively, $178,486, $292,750, and $353,813. These transactions were conducted in the ordinary course of business, at arms-length.
As a result of its review, the Board affirmatively determined that the following directors are independent of the Company and its management under the standards set forth in the listing standards of the NYSE and the SEC rules and regulations: John L. Adams, Rhys J. Best, David W. Biegler, Antonio Carrillo, Leldon E. Echols, Ronald J. Gafford, Adrian Lajous, Charles W. Matthews, Douglas L. Rock, and Dunia A. Shive. The Board determined that Timothy R. Wallace is not independent because of his employment by the Company.

Board Leadership Structure

Mr. Wallace serves as the Chairman, Chief Executive Officer, and President of the Company. As stated in the Corporate Governance Principles, the Board believes that the decision as to whether the offices of Chairman and Chief Executive Officer should be combined or separated is the responsibility of the Board. The members of the Board possess experience and unique knowledge of the challenges and opportunities the Company faces. They are, therefore, in the best position to evaluate the current and future needs of the Company and to judge how the capabilities of the directors and senior managers can be most effectively organized to meet those needs. Given his deep knowledge of the Company and experience in leading it through a range of business environments, the Board believes that the most effective leadership structure for the Company is to have Mr. Wallace serve as both Chairman and Chief Executive Officer.
While Mr. Wallace serves as both Chairman and Chief Executive Officer, all other directors are independent. After considering the recommendations of the Human Resources Committee, the independent directors determine Mr. Wallace’s compensation. Further, the Company has four standing committees and an independent Presiding Director. Mr. Wallace does not serve on any Board committee. The Board routinely holds executive succession planning discussions with the Vice President of Organizational Development and Mr. Wallace with respect to all executive officer positions. The Board believes that each of these measures helps to mitigate risks in having Mr. Wallace serve as both Chairman and Chief Executive Officer. For these reasons, the Board believes that this leadership structure is effective for the Company.
Mr. Echols currently serves as Presiding Director. The Presiding Director has the following roles and responsibilities:

•	serve as a member of the Corporate Governance and Directors Nominating Committee;

•	preside at each executive session of non-management and independent directors;

•	preside at all meetings when the Chairman and Chief Executive Officer is not present;

•	as needed or appropriate, develop agendas for executive sessions of non-management and independent directors;

•	serve as the principal liaison to advise the Company’s Chairman and Chief Executive Officer of actions and/or suggestions taken or made during executive sessions;

•	confer periodically with the Chairman and Chief Executive Officer regarding the quality, quantity, and timeliness of information to be furnished from time to time to the members of the Board;

•
to the extent that the Presiding Director is not the Chairman of the Corporate Governance and Directors Nominating Committee, the Presiding Director assists the Chairman of the Corporate Governance and Directors Nominating Committee in planning and executing each self-evaluation process of the Board;

CORPORATE GOVERNANCE

•
in those instances where an ongoing dialog between the stockholders and the non-management directors is appropriate, serve as a conduit for communications between the stockholders and the non-management directors; and

•	perform such other duties as the Board from time to time may assign.

Board Committees

The standing committees of the Board of Directors are the Audit Committee, Corporate Governance and Directors Nominating Committee, Finance and Risk Committee, and Human Resources Committee. Each of the committees is governed by a charter, current copies of which are available on the Company’s website at www.trin.net under the heading “Investor Relations — Governance.” Mr. Wallace, Chairman, Chief Executive Officer, and President (collectively referred to as the “CEO”) of the Company, does not serve on any Board committee. Director membership of the committees is identified below.

Director	Audit Committee	Corporate Governance & Directors Nominating Committee	Finance & Risk Committee	Human Resources Committee
John L. Adams		*	**
Rhys J. Best			*	**
David W. Biegler	*	*	*
Antonio Carrillo			*
Leldon E. Echols	**	*	*	*
Ronald J. Gafford		*		*
Adrian Lajous	*		*
Charles W. Matthews		**		*
Douglas L. Rock	*			*
Dunia A. Shive	*		*
  * Member
** Chair

Audit Committee
The Audit Committee’s function is to oversee, on behalf of the Board, (i) the integrity of the Company’s financial statements and related disclosures; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, independence, and performance of the Company’s independent auditing firm; (iv) the performance of the Company’s internal audit function; (v) the Company’s internal accounting and disclosure control systems and practices; (vi) the Company’s procedures for monitoring compliance with its Code of Business Conduct and Ethics; and (vii) the Company’s policies and procedures with respect to risk assessment, management, and mitigation. In carrying out its function, the Audit Committee (a) reviews with management, the chief audit executive, and the independent auditors the Company’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent auditors upon the financial condition of the Company and its accounting controls and procedures; (b) reviews with management its processes and policies related to risk assessment, management, and mitigation, compliance with corporate policies, compliance programs, internal controls, corporate aircraft usage, and summaries of management’s travel and entertainment reports; and (c) performs such other matters as the Audit Committee deems appropriate.

CORPORATE GOVERNANCE

The Audit Committee also pre-approves all auditing and all allowable non-audit services provided to the Company by the independent auditors. The Audit Committee selects and retains the independent auditors for the Company, subject to stockholder ratification, and approves audit fees. The Audit Committee met seven times during 2016. The Board of Directors has determined that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the listing standards of the NYSE. The Board has determined that Mr. Echols, Chair of the Audit Committee, Mr. Biegler, Mr. Rock, and Ms. Shive are each qualified as an audit committee financial expert within the meaning of SEC regulations.

Corporate Governance and Directors Nominating Committee
The functions of the Corporate Governance and Directors Nominating Committee (the “Governance Committee”) are to identify and recommend to the Board individuals qualified to be nominated for election to the Board; review the qualifications of the members of each committee (including the independence of directors) to ensure that each committee’s membership meets applicable criteria established by the SEC and NYSE; recommend to the Board the members and Chairperson for each Board committee; periodically review and assess the Company’s Corporate Governance Principles and the Company’s Code of Business Conduct and Ethics and make recommendations for changes thereto to the Board; periodically review the Company’s orientation program for new directors and the Company’s practices for continuing education of existing directors; annually review director compensation and benefits and make recommendations to the Board regarding director compensation and benefits; review, approve, and ratify all transactions with related persons that are required to be disclosed under the rules of the SEC; annually conduct an individual director performance review of each incumbent director; and oversee the annual self-evaluation of the performance of the Board. Each of the members of the Governance Committee is an independent director under the NYSE listing standards. The Governance Committee met three times during 2016.
In performing its annual review of director compensation, the Governance Committee utilizes independent compensation consultants from time to time to assist in making its recommendations to the Board. The Governance Committee reviewed the director compensation for 2016, considered benchmarking information provided by Meridian Compensation Partners, LLC (the “Compensation Consultant”), and recommended no changes, as discussed in “Director Compensation.”
The Governance Committee will consider director candidates recommended to it by stockholders. In considering candidates submitted by stockholders, the Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•
the name of the stockholder, evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership, and a description of all arrangements or understandings regarding the submittal between the stockholder and the recommended candidate; and

•
the name, age, business and residence addresses of the candidate, the candidate’s résumé or a listing of his or her qualifications to be a director of the Company, and the person’s consent to be a director if selected by the Governance Committee, nominated by the Board, and elected by the stockholders.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 2525 N. Stemmons Freeway, Dallas, Texas 75207 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the date the Company’s proxy statement was released in connection with the previous year’s Annual Meeting of Stockholders.
The Governance Committee believes that the qualifications for serving as a director of the Company are that a nominee demonstrate depth of experience at the policy-making level in business, government, or education; possess the ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and a willingness to exercise independent judgment; and have an impeccable reputation for honest and ethical conduct in both professional and personal activities. In addition, the Governance Committee examines a candidate’s time availability, the candidate’s ability to make analytical and probing inquiries, and financial independence to ensure he or she will not be financially dependent on director compensation.

CORPORATE GOVERNANCE

The Governance Committee identifies potential nominees by asking, from time to time, current directors and executive officers for their recommendations of persons meeting the criteria described above who might be available to serve on the Board. The Governance Committee may also engage firms that specialize in identifying director candidates. As described above, the Governance Committee will also consider candidates recommended by stockholders.
Once a person has been identified as a potential candidate, the Governance Committee makes an initial determination regarding the need for additional Board members to fill vacancies or expand the size of the Board. If the Governance Committee determines that additional consideration is warranted, the Governance Committee will review such information and conduct interviews as it deems necessary to fully evaluate each director candidate. In addition to the qualifications of a candidate, the Governance Committee will consider such relevant factors as it deems appropriate, including the current composition of the Board, the evaluations of other prospective nominees, and the need for any required expertise on the Board or one of its committees. The Governance Committee considers potential candidates in light of the skills, experience, and attributes (i) possessed by current directors and (ii) that the Board has identified as important for new directors to possess. The Governance Committee also contemplates multiple dynamics that promote and advance diversity among its members. Although the Governance Committee does not have a formal diversity policy, the Governance Committee considers a number of factors regarding diversity of personal and professional backgrounds (both domestic and international), national origins, specialized skills and acumen, and breadth of experience in industry, manufacturing, financing transactions, and business combinations. The Governance Committee’s evaluation process will not vary based on whether or not a candidate is recommended by a stockholder.

Finance and Risk Committee
The duties of the Finance and Risk Committee (the “Finance Committee”) include reviewing significant acquisitions and dispositions of businesses or assets and authorizing such transactions within limits prescribed by the Board; periodically reviewing the Company’s financial status and compliance with debt instruments; reviewing and making recommendations to the Board regarding financings and refinancing; authorizing financings and refinancing within limits prescribed by the Board; reviewing and assessing risk and litigation exposure related to the Company’s operations; monitoring the funds for the Company’s benefit plans; reviewing the Company's liquidity; reviewing stockholder returns including the Company's dividend and share repurchase program; and reviewing the Company’s insurance coverages. In addition, the Finance Committee periodically identifies, assesses, and reviews the business, commercial, operational, financial, and other risks associated with the Company's products and services. The Finance Committee met seven times in 2016.

Human Resources Committee
The Human Resources Committee (the “HR Committee”) makes recommendations to the Board of Directors in its responsibilities relating to the fair and competitive compensation of the Company’s CEO. The HR Committee has been delegated authority by the Board of Directors to make compensation decisions with respect to the other named executive officers (as defined below). Each of the members of the HR Committee is an independent director under the NYSE listing standards, including those standards applicable specifically to members of compensation committees. The HR Committee met four times during 2016.
The HR Committee reviews management succession planning and approves awards under the Company’s incentive compensation and equity based plans. The HR Committee annually evaluates the leadership and performance of Mr. Wallace, the Company’s CEO and recommends his compensation to the Company’s independent directors. The independent directors are responsible for approving the CEO’s compensation. The CEO provides to the HR Committee his assessment of the performance of the other named executive officers. The HR Committee also has direct access to the Company’s key leaders. The HR Committee reviews and approves compensation for the Chief Financial Officer (the “CFO”) and the other executive officers named in the “Summary Compensation Table.” The CEO, the CFO, and the other executive officers named in the “Summary Compensation Table” are referred to in this proxy statement as the “named executive officers.”

CORPORATE GOVERNANCE

The Role of the Compensation Consultant
The HR Committee retains an independent executive compensation consultant to provide an assessment of the Company’s executive compensation programs and to perform five key tasks. The consultant (i) reviews and assists in the design of the Company’s compensation programs, (ii) provides insight into compensation practices used by other companies, (iii) benchmarks the Company’s compensation pay levels with relevant peer survey data, (iv) provides proxy disclosure information for comparator companies, and (v) provides input to the HR Committee on the risk assessment, structure, and overall competitiveness of the Company’s compensation programs.
The HR Committee retained the services of the Compensation Consultant to assist in providing an independent assessment of the executive compensation programs. Meridian Compensation Partners, LLC was the HR Committee’s sole compensation consultant in 2016 and was chosen given its depth of resources, content expertise, and extensive experience. The Compensation Consultant reported directly to the HR Committee for the purposes of advising it on matters relating to 2016 compensation. The services of the Compensation Consultant were used only in conjunction with executive compensation matters and to provide benchmarking information regarding director compensation. The Compensation Consultant was not retained by the Company for any purpose. The Compensation Consultant’s ownership structure, limited service lines, and policies and procedures are designed to ensure that the Compensation Consultant’s work for the HR Committee does not raise any conflicts of interest. The amount of fees paid in 2016 to the Compensation Consultant by the Company represented less than 1% of the Compensation Consultant’s total annual revenues for 2016. The internal policies of the Compensation Consultant prohibit its partners, consultants, and employees from engaging in conduct that could give rise to conflicts of interest and from buying, selling, and trading in the securities of client companies when that partner, consultant, or employee is providing consulting services to the client. The employees of the Compensation Consultant providing consulting services to the HR Committee have no other business or personal relationship with any member of the HR Committee or any executive officer of the Company. After a review of these factors and the considerations outlined in applicable SEC and NYSE rules, the HR Committee has concluded that the work of the Compensation Consultant has not raised any conflicts of interest and that the Compensation Consultant is independent from the Company and from management.
The HR Committee instructed the Compensation Consultant to provide analyses, insight, and benchmarking information for 2016 on the named executive officers and other key executives to determine whether the compensation packages for these executives were competitive with the market and met the Company’s objectives. The Compensation Consultant was instructed to:

•	review the total direct compensation (base salary, annual incentive, and long-term incentive);

•	help identify and confirm that the comparator companies selected by the HR Committee were appropriate; and

•	gather publicly-traded comparator company proxies and peer survey data to ascertain market competitive rates for the named executive officers.
The Compensation Consultant benchmarked all cash and equity components of compensation for 2016, excluding the Executive Perquisite Allowance and deferred compensation, and, for each position, determined certain percentile benchmarks.
The Role of Management
The CEO, the CFO, and the Chief Administrative Officer work with the HR Committee and the Compensation Consultant to develop the framework and design the plans for all compensation components. The CEO and CFO recommend the financial performance measurements for the annual incentive awards and the long-term performance-based equity awards, subject to HR Committee approval. The CFO certifies the achievement of these financial performance measures. The HR Committee recommends Mr. Wallace’s compensation to the independent directors for their approval. The CEO makes recommendations to the HR Committee on compensation for each of the other named executive officers.
The Role of the HR Committee
Throughout the year, the CEO provides the HR Committee with his ongoing assessment of the performance of the other named executive officers. These assessments provide background information for any adjustment to base

CORPORATE GOVERNANCE

salary, annual incentive, or long-term incentive. Both annual incentives and long-term incentives are established with threshold, target, and maximum payout levels.
The HR Committee realizes that benchmarking and comparing peer group proxy disclosure data require certain levels of interpretation due to the complexities associated with executive compensation plans. The HR Committee uses the benchmarking information and the peer group proxy disclosure data provided by the Compensation Consultant as general guidelines and makes adjustments to compensation levels based on what the HR Committee believes is in the best interests of the Company’s stockholders. The HR Committee uses its judgment and bases its consideration of each executive’s compensation on performance in respect to the value of the executive’s contributions to the Company, the executive’s tenure, and peer survey data that establishes the ranges against which compensation is benchmarked.

Board’s Role in Risk Oversight

The Audit Committee has the responsibility to oversee the Company’s policies and procedures relating to risk assessment, management, and mitigation. The Finance Committee has the responsibility to review and assess risk exposure related to the Company’s operations, including safety, environmental, financial, contingent liabilities, and other risks that may be material to the Company, as well as the activities of management in identifying, assessing, and mitigating against business, commercial, operational, financial, and personal risks associated with the Company’s products and services. The Finance Committee accomplishes this responsibility as described in “Corporate Governance — Board Committees — Finance and Risk Committee.” In addition, the Audit Committee, in its discretion, reviews the Company’s major risks and exposures, including (i) any special-purpose entities, complex financing transactions and related off-balance sheet accounting matters and (ii) legal matters that may significantly impact the Company’s financial statements or risk management.

Risk Assessment of Compensation Policies and Practices

The Company conducts a detailed risk assessment of its compensation policies and practices (the “Compensation Policies”) for its employees, including its executive officers. Participants in the Compensation Policies risk assessment include the Company’s management, human resources group, internal audit group, Enterprise Risk Management Committee (which consists of senior corporate and business segment executives who meet regularly to identify and review risks and assess exposures), the Compensation Consultant, and the HR Committee.
At the request of the HR Committee, the Compensation Consultant performs a risk assessment with respect to the Compensation Policies applicable to executive officers. The Compensation Consultant did not find any excessive risk in its review of the Compensation Policies applicable to executive officers.
Also, representatives of the Company’s management, human resources group, and internal audit group review the Compensation Policies and meet to discuss and assess the likelihood and potential impact of the risk presented by the Compensation Policies and present findings to the Company’s internal Enterprise Risk Management Committee. The Enterprise Risk Management Committee considers these findings and assessments and reviews the Compensation Policies and the Compensation Consultant’s risk assessment. The Enterprise Risk Management Committee has concluded that the Compensation Policies are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

Messrs. Best, Echols, Gafford, Matthews, and Rock served on the HR Committee during the last completed fiscal year. None of the members of the HR Committee had ever served as an executive officer or employee of the Company or any of its subsidiaries. There were no compensation committee interlocks during 2016.

CORPORATE GOVERNANCE

Communications with Directors

The Board has established a process to receive communications by mail from stockholders and other interested parties. Stockholders and other interested parties may contact any member of the Board, including the Presiding Director, Mr. Echols, or the non-management directors as a group, any Board committee or any chair of any such committee. To communicate with the Board of Directors, any individual director, or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 2525 N. Stemmons Freeway, Dallas, Texas 75207.
All communications received as set forth in the preceding paragraph will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents represent a message to directors. Any contents that are not in the nature of advertising, promotions of a product or service, or offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

PROPOSAL 1 - ELECTION OF DIRECTORS
The Board of Directors currently consists of eleven members.
Following a recommendation from the Governance Committee, each member of the Board of Directors has been nominated by the Board for election at the Annual Meeting to hold office until the next Annual Meeting or the election of their respective successors. The director nominees are John L. Adams, Rhys J. Best, David W. Biegler, Antonio Carrillo, Leldon E. Echols, Ronald J. Gafford, Adrian Lajous, Charles W. Matthews, Douglas L. Rock, Dunia A. Shive, and Timothy R. Wallace. The Board of Directors has determined that all of the director nominees other than Mr. Wallace are “independent directors.” Mr. Wallace is the Company’s CEO. Therefore, the Board of Directors has concluded that Mr. Wallace is not an independent director.
An incumbent director nominee who receives a greater number of votes “withheld” than “for” in an uncontested election is required to tender his or her resignation for consideration by the Governance Committee and the Board (with the affected director recusing himself or herself from the deliberations). The Board will be free to accept or reject the resignation and will make its decision known publicly within 90 days of certification of the vote results. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy.
The Board of Directors believes that each of the director nominees possesses the qualifications described above in “Corporate Governance — Board Committees — Corporate Governance and Directors Nominating Committee.” That is, the Board believes that each nominee possesses: (i) deep experience at the policy making level in business, government, or education; (ii) the ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company; (iii) a willingness to exercise independent judgment; and (iv) an impeccable reputation for honest and ethical conduct in both professional and personal activities.
The information provided below is biographical information about each of the nominees, as well as a description of the experience, qualifications, attributes, or skills that led the Board to conclude that the individual should be nominated for election as a director of the Company.

Nominees

Timothy R. Wallace, 63. Director since 1992. Mr. Wallace has been Chairman, Chief Executive Officer, and President of the Company since 1999.
Mr. Wallace joined the Company in 1975. During his long tenure with the Company, Mr. Wallace has consistently shown strong performance in a variety of roles, requiring a wide range of business and interpersonal skills. He has provided excellent leadership to the Company in his current positions, exhibiting sound judgment and business acumen.
John L. Adams, 72. Director since 2007. Mr. Adams is Chair of the Finance Committee and a member of the Governance Committee. Mr. Adams served as Executive Vice President of the Company from 1999 to 2005, serving thereafter on a part-time basis as Vice Chairman until leaving the employ of the Company to join the Board of Directors in 2007. Prior to joining the Company, Mr. Adams was with Texas Commerce Bank (now JPMorgan Chase Bank of Texas) for 25 years, with his last position being Chairman, President, and CEO. Mr. Adams is the Chairman of Group 1 Automotive, Inc., a NYSE company engaged in the ownership and operation of 153 automotive dealerships and 35 collision centers in the U.S., U.K., and Brazil. From 2008 to 2015, he served as a director of Dr Pepper Snapple Group, Inc., a leading brand owner, bottler, and distributor of non-alcoholic beverages in the U.S., Canada, and Mexico.
As a result of his past employment by the Company, Mr. Adams brings significant knowledge and understanding of the Company’s products, services, operations, and business environment. In addition, he has experience as a senior executive in the banking industry, which provides the Board with financial transaction experience. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations.

PROPOSAL 1 - ELECTION OF DIRECTORS

Rhys J. Best, 70. Director since 2005. Mr. Best is Chair of the HR Committee and a member of the Finance Committee. Mr. Best served, beginning in 1999, as Chairman, President, and Chief Executive Officer of Lone Star Technologies, Inc., a company engaged in the production and marketing of casing, tubing, line pipe, and couplings for the oil and gas, industrial, automotive, and power generation industries. He was also a director of, and remained in these positions with, Lone Star Technologies, Inc., until its acquisition by United States Steel Corporation in 2007. Mr. Best has been engaged in private investments since 2007. He is the Chairman (Non-Executive) of Austin Industries, Inc., a privately-held, employee-owned, civil, commercial, and industrial construction company. Mr. Best is a member of the board of directors and audit committee of Cabot Oil & Gas Corporation, a leading North American oil and gas exploration and production company. He is a member of the board of directors of Commercial Metals Corporation, which recycles, manufactures, and markets steel and metal products and related materials. Mr. Best is also the Chairman of the Board (Non-Executive) of MRC Global, Inc., a company engaged in the distribution of industrial pipe, valve, and fitting products. From 2004 to 2014, he served on the board of directors of Crosstex Energy, L.P., an energy company engaged in the gathering, transmission, treating, processing, and marketing of natural gas and natural gas liquids.
Mr. Best has extensive experience in managing and leading significant industrial enterprises. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations, including its international operations and future international opportunities.
David W. Biegler, 70. Director since 1992. Mr. Biegler is a member of the Audit Committee, the Governance Committee, and the Finance Committee. Mr. Biegler served as Chairman of Southcross Energy Partners GP, LLC (“Southcross GP”) from 2015 until January 2017, having served as Chairman, President, and Chief Executive Officer from 2012 to 2015, and as Chairman and Chief Executive Officer from 2011 to 2012. Southcross GP is the general partner of Southcross Energy Partners, L.P. (“Southcross LP”), a company engaged in natural gas transportation and processing. Mr. Biegler served as Chairman of Southcross Holdings LP ("Southcross Holdings"), which is currently the sole owner of Southcross GP, from August 2014 until 2016, and served as its Chief Executive Officer from August 2014 to December 2014. From 2009 to 2011, Mr. Biegler served as Chairman and Chief Executive Officer of a predecessor to Southcross LP. Mr. Biegler also served as a director of Dynegy, Inc., a company engaged in power generation, from 2003 to 2011, and interim President and Chief Executive Officer of Dynegy, Inc. from March 2011 to April 2011. He retired as Vice Chairman of TXU Corp., a company engaged in the generation, transmission, and sale of electricity, at the end of 2001, having served TXU Corp. as President and Chief Operating Officer from 1997 to 2001. Mr. Biegler is also a director of Southwest Airlines, Inc., a major airline; and Austin Industries, Inc. In November 2011, after Mr. Biegler had resigned from the Dynegy, Inc. board of directors, certain subsidiaries of Dynegy, Inc. filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code. Southcross Holdings filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in March 2016.
Mr. Biegler has broad experience in managing and leading significant industrial enterprises. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations.
Antonio Carrillo, 50. Director since 2014. Mr. Carrillo is a member of the Finance Committee. Since 2012, Mr. Carrillo has served as Chief Executive Officer of Mexichem S.A.B. de C.V., a global specialty chemical company. Prior to joining Mexichem, he worked for the Company for 16 years, most recently serving as Senior Vice President and Group President of the Energy Equipment Group. Mr. Carrillo is a director of Dr Pepper Snapple Group, Inc.
As a result of his past employment by the Company, Mr. Carrillo brings significant knowledge and understanding of the Company’s products, services, operations, and business environment. In addition, he has broad experience in managing and leading a significant industrial enterprise in Mexico, where the Company has a number of operations.
Leldon E. Echols, 61. Director since 2007. Mr. Echols serves as Presiding Director, Chair of the Audit Committee, and a member of the Governance Committee, the HR Committee, and the Finance Committee. He served as Executive Vice President and Chief Financial Officer of Centex Corporation, a residential construction company, from 2000 to 2006 when he retired. Prior to joining Centex, he spent 22 years with Arthur Andersen LLP and

PROPOSAL 1 - ELECTION OF DIRECTORS

served as Managing Partner, Audit Practice for the North Texas, Colorado, and Oklahoma Region from 1997 to 2000. Mr. Echols is a member of the American Institute of Certified Public Accountants and the Texas Society of CPAs. Mr. Echols has been engaged in private investments since 2006. He is a member of the boards of directors and Chairman of the audit committees of EnLink Midstream GP, LLC and EnLink Midstream Manager, LLC, companies that own interests in, respectively, EnLink Midstream Partners, LP and EnLink Midstream, LLC, which are engaged in the gathering, transmission, treating, processing, and marketing of natural gas, natural gas liquids, and crude oil. He is also a member of the board of directors and Chairman of the audit committee of HollyFrontier Corporation, an independent petroleum refiner. From 2008 to 2014, Mr. Echols served on the boards of directors of Crosstex Energy, L.P. and Crosstex Energy, Inc., which are predecessors to certain of the EnLink entities. The Board has determined that Mr. Echols’ service on the audit committees of these other public companies does not impair his ability to serve on the Audit Committee of the Company.
In addition to having gained substantial managerial experience as an executive officer of Centex, Mr. Echols possesses important skills and experience gained through his service in public accounting. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations.
Ronald J. Gafford, 67. Director since 1999. Mr. Gafford is a member of the Governance Committee and the HR Committee. Mr. Gafford served as President and Chief Executive Officer of Austin Industries, Inc., from 2001 to 2012 and Chairman from 2008 to 2012, when he retired. Mr. Gafford has been engaged in private investments since 2012. He is a member of the board of directors of Daseke, Inc., an open deck specialized freight trucking company.
Mr. Gafford has extensive experience in managing and leading a significant industrial enterprise. His service as the Chief Executive Officer of Austin Industries, Inc. provides the Board with additional perspective on the Company’s operations.
Adrian Lajous, 73. Director since 2006. Mr. Lajous is a member of the Audit Committee and the Finance Committee. Mr. Lajous has been President of Petrométrica, S.C., an energy consulting company, since 2001. Since 2014, he has served as a Senior Fellow of the Center on Global Energy Policy at Columbia University. From 2001 to 2013 he was Chairman of the Oxford Institute for Energy Studies. From 2011 to 2012, he was a Senior Energy Advisor for McKinsey & Company, a management consulting firm. Mr. Lajous served Petróleos Mexicanos in several capacities between 1982 and 1999, having served as Director General and Chief Executive Officer from 1994 to 1999. He currently serves as a director of Ternium, S.A., a company engaged in the production and distribution of semi-finished and finished steel products. Mr. Lajous is also a director for Tecnicas Reunidas, S.A., an industrial engineering company. From 2003 to 2013, he served as a director of Schlumberger, Ltd., an oilfield services company supplying technology, project management, and information solutions to the oil and gas industry.
Mr. Lajous has broad experience in managing and leading significant industrial enterprises in Mexico, where the Company has a number of operations. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations.
Charles W. Matthews, 72. Director since 2010. Mr. Matthews is Chair of the Governance Committee and a member of the HR Committee. Beginning in 1971, Mr. Matthews served Exxon Mobil Corporation, one of the leading energy companies in the world, and its predecessor, Exxon Corporation, in several capacities in its legal department, including Vice President and General Counsel from 1995 until his retirement in 2010. Mr. Matthews has been engaged in private law practice since 2010. He is a member of the board of directors of Cullen/Frost Bankers, Inc., a financial holding company and bank holding company. From 2012 to 2016, he was a member of the board of directors of Forestar Group Inc., a real estate and natural resources company.
During his long employment at Exxon Mobil Corporation, Mr. Matthews accumulated broad experience in legal, managerial, and other matters in the energy industry around the world. His service on the board of other significant companies provides the Board with additional perspective on the Company’s operations.
Douglas L. Rock, 70. Director since 2010. Mr. Rock is a member of the Audit Committee and the HR Committee. From 1990 to 2010, Mr. Rock served as the Chairman of Smith International, Inc., an oilfield services company.

PROPOSAL 1 - ELECTION OF DIRECTORS

Mr. Rock joined Smith International, Inc. in 1974 and served as Chief Executive Officer, President, and Chief Operating Officer from 1989 to 2008. Mr. Rock has been engaged in private investments since 2010.
Mr. Rock has broad experience in managing and leading a significant industrial enterprise. His recent service on the boards of other large companies provides the Board with additional perspective on the Company’s operations.
Dunia A. Shive, 56. Director since 2014. Ms. Shive is a member of the Audit Committee and the Finance Committee. Since 2013, Ms. Shive has served as Senior Vice President of TEGNA Inc., formerly Gannett Co., Inc., a broadcast and digital media company. From 2008 to 2013, she served as Chief Executive Officer and President of Belo Corp., a media company that owned several television stations, until its acquisition by Gannett Co., Inc. She joined Belo Corp. in 1993 and served in a variety of leadership positions during her tenure, including Chief Financial Officer. Ms. Shive is a director of Dr Pepper Snapple Group, Inc. From 2009 to 2015, she served on the board of directors of the Associated Press, where she served as Chair of the audit committee from 2011 to 2015. From 2008 to 2013 she served on the board of directors of Belo Corp.
Ms. Shive has broad experience in managing and leading a significant publicly-traded company. In addition, she possesses important skills and experience gained through her position of Chief Financial Officer and service in public accounting prior to joining Belo Corp.
The Board of Directors recommends that you vote FOR all of the Nominees.

PROPOSAL 2 - APPROVAL OF THE FOURTH
AMENDED AND RESTATED TRINITY INDUSTRIES,
INC. 2004 STOCK OPTION AND INCENTIVE PLAN
AND THE MATERIAL TERMS OF THE PERFORMANCE GOALS THEREUNDER
Upon recommendation of the HR Committee, the Board of Directors of the Company adopted, subject to stockholder approval, the Fourth Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan (the “Fourth Amended Plan”) on March 9, 2017. The Fourth Amended Plan amends and restates the Third Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, which was approved by stockholders in 2015 (the “2015 Plan”), and includes, among other amendments as described below, an increase in the number of shares of Common Stock reserved and available for issuance pursuant to awards under the 2015 Plan from 17,450,000 to 20,150,000 shares (an increase of 2,700,000 shares).
In addition to requesting stockholder approval of the Fourth Amended Plan and the additional shares of Common Stock being reserved for issuance, the Company is also requesting that stockholders approve the material terms of the performance goals contained in the Fourth Amended Plan in order to allow certain awards to be potentially eligible for exemption from the $1,000,000 deduction limit imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as discussed under “Performance Goals” and “Million Dollar Deduction Limit and Other Tax Matters” below. For purposes of Section 162(m) of the Code, the material terms of the performance goals for awards granted under the Fourth Amended Plan include: (i) the employees eligible to receive compensation; (ii) the description of the business measures on which the performance goals may be based; and (iii) the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the arrangement. Each of these aspects is discussed in this Proposal 2, and stockholder approval of this Proposal 2 constitutes approval of each of these aspects for purposes of the Section 162(m) stockholder approval requirements.
The Board of Directors recommends that you vote FOR the approval of the Fourth Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan and the material terms of the performance goals thereunder.

Rationale

The Fourth Amended Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards that may be paid in cash or Common Stock. As described elsewhere in this Proxy Statement, the Fourth Amended Plan is designed to link the interests of our employees and other participants to those of our stockholders by providing participants with equity incentives that increase in value when the price of our Common Stock increases. The HR Committee and the Board believe that the ability to provide equity compensation has been, and will continue to be, vital to the Company’s ability to continue to attract and retain individuals in the competitive labor markets in which we compete.
As of March 10, 2017, there were 2,174,193 shares available for issuance under the 2015 Plan. As of such date, the Company had outstanding grants of 34,343 stock options, 5,187,016 unvested shares of restricted stock and restricted stock units, and 1,509,979 unvested performance-based restricted stock units. Accordingly, the 6,731,338 shares subject to outstanding awards (commonly referred to as the “overhang”) represent approximately 4.4% of the Company’s 152,186,394 outstanding shares. The 2,700,000 additional shares for which the Company is requesting approval represent 1.8% of its outstanding shares. In 2015 and 2016, the Company made equity awards under the 2015 Plan (and its predecessor) representing 2,032,012 and 2,969,439 shares, respectively, for an average of 2,500,726 shares annually.

PROPOSAL 2 - APPROVAL OF THE FOURTH AMENDED AND RESTATED TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN AND THE MATERIAL TERMS OF THE PERFORMANCE GOALS THEREUNDER

Based on the Company’s equity award utilization rate for 2015-2016 noted above, the Company would exhaust the shares available for issuance under the 2015 Plan sometime during 2017 unless the Fourth Amended Plan proposed herein is approved. Based on the projected utilization rate, it is anticipated that the additional 2,700,000 shares requested for the Fourth Amended Plan would enable the Company to continue making grants into 2019. The Company believes that this amount of shares strikes an appropriate balance between providing grant flexibility and potential stockholder concerns regarding dilution. Furthermore, this relatively limited number of additional shares restricts the potential dilutive impact of the Fourth Amended Plan and gives stockholders a near-term opportunity to vote on any additional proposed share increases.
The Company’s management believes that it is reasonable to expect that its future equity award utilization rate will be consistent with its past utilization rate, but numerous factors will influence its actual future utilization rate, many of which are difficult to predict and are beyond the control of management. The Company’s anticipated utilization rate is a forward-looking statement within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended, and involves assumptions that could prove to be incorrect.
In conjunction with the proposal to increase the number of shares available under the 2015 Plan, the Company consulted with ISS Corporate Solutions, Inc. ("ICS"). In evaluating the 2015 Plan, ICS considered certain factors within the three pillars of estimated cost, plan features and equity grant practices. Upon its review, ICS recommended that the Company amend the 2015 Plan to (i) include a prohibition against the payment of dividends and dividend equivalents with respect to any unvested awards; (ii)  add a minimum one-year vesting provision for all new awards; (iii) decrease the percentage of authorized shares that may be “Exempt Shares” (described below); (iv) remove certain share recycling provisions with respect to stock option awards and stock-settled stock appreciation right awards; and (v) remove provisions providing for automatic accelerated vesting of awards upon the occurrence of a change in control.
The Company believes these additional amendments are beneficial to stockholders. Accordingly, in addition to the request for an increased number of shares, upon the recommendation of ICS, and consistent with the Company's internal policy, the Company is proposing to amend the 2015 Plan as described above in more detail below.
A copy of the Fourth Amended Plan is attached as Appendix A to this Proxy Statement and is marked to show the changes from the 2015 Plan, and the following description is qualified in its entirety by reference to the Fourth Amended Plan.
It is the judgment of the Board of Directors that approval of the Fourth Amended Plan and the material terms of the performance goals thereunder is in the best interest of the Company and its stockholders.

Summary of Amendments in the Proposed Fourth Amended Plan

The Fourth Amended Plan was adopted, subject to stockholder approval, by the Board of Directors on March 9, 2017, to make the following changes to the 2015 Plan.

▪	the Fourth Amended Plan increases the number of shares of Common Stock authorized under the 2015 Plan by 2,700,000 shares of Common Stock for a maximum total of 20,150,000 authorized shares.

▪	the Fourth Amended Plan prohibits the payment of dividends and dividend equivalents with respect to any unvested awards.

▪	the Fourth Amended Plan imposes minimum vesting provisions for all new awards, unless such awards are granted with “Exempt Shares” (described below).

▪	the Fourth Amended Plan decreases the percentage of authorized shares that may be classified as Exempt Shares from 12% of the total authorized shares to 5% of the total authorized shares.

▪	the Fourth Amended Plan removes certain share recycling provisions with respect to stock option awards and stock-settled stock appreciation right awards.

PROPOSAL 2 - APPROVAL OF THE FOURTH AMENDED AND RESTATED TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN AND THE MATERIAL TERMS OF THE PERFORMANCE GOALS THEREUNDER

▪	the Fourth Amended Plan removes provisions providing for the automatic accelerated vesting of awards upon the occurrence of a change in control.

▪	the Fourth Amended Plan increases the aggregate number of reserved shares that may be issued to non-employee directors from 900,000 shares under the 2015 Plan to 1,200,000 shares.

▪	the Fourth Amended Plan extends the expiration date of the 2015 Plan from May 4, 2025 to May 1, 2027.

Description of the Fourth Amended Plan
 Expiration Date
No award may be made under the Fourth Amended Plan after May 1, 2027, but awards made prior thereto may have vesting or exercise periods that extend beyond that date.
 Share Authorization
Subject to certain adjustments, the maximum number of shares of Common Stock that may be issued pursuant to awards under the Fourth Amended Plan (and its predecessors) is 20,150,000 shares.
A maximum of 750,000 shares may be granted in any one calendar year in the form of stock options, stock appreciation rights or performance-based awards (or any combination of the foregoing) to any one executive officer.
Administration
The Fourth Amended Plan will be administered by the HR Committee of the Board of Directors, as is the 2015 Plan currently. The HR Committee will have the power to: (i) determine the persons to whom awards are to be made, (ii) determine the type, size, and terms of awards, (iii) interpret the Fourth Amended Plan, (iv) establish and revise rules and regulations relating to the Fourth Amended Plan, and (v) make any other determinations that it believes necessary for the administration of the Fourth Amended Plan.
Eligibility
Employees of the Company or its affiliates who are directors, officers or who are in managerial or other key positions, consultants who provide key consulting services to the Company, and non-employee directors are eligible to participate in the Fourth Amended Plan. As of March 3, 2017, the Company has approximately 950 employees, 10 consultants, and 10 non-employee directors who would be eligible to receive awards under the Fourth Amended Plan.
Stock Options
The HR Committee may grant either “nonqualified stock options” (“NSOs”) or “incentive stock options” qualifying under Section 422 of the Code (“ISOs”). The exercise price of a stock option is to be at least the fair market value of the Common Stock on the date of grant. At the HR Committee’s discretion, the option exercise price may be paid in cash, by delivering to the Company shares of Common Stock already owned by the optionee having a fair market value equal to the aggregate option exercise price, or by providing with the notice of exercise an order to a designated broker to sell part or all of the shares and to deliver the proceeds to the Company to pay the full purchase price and all applicable withholding taxes. The Fourth Amended Plan does not permit the repricing of stock options, cash buyouts of underwater stock options, or the replacement of underwater stock options with other awards under the Fourth Amended Plan.
Stock options will be exercisable as set forth in the option agreements pursuant to which they are issued, but in no event will stock options be exercisable after the expiration of ten (10) years from the date of grant. No dividends or dividend equivalent rights may be paid or granted with respect to any award of stock options. Unless otherwise determined by the HR Committee and provided in the option agreement, the Fourth Amended Plan provides for the acceleration of the vesting of stock options in the event of death, disability, or retirement of the optionee.

PROPOSAL 2 - APPROVAL OF THE FOURTH AMENDED AND RESTATED TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN AND THE MATERIAL TERMS OF THE PERFORMANCE GOALS THEREUNDER

Stock Appreciation Rights
Stock appreciation rights (“SARs”) may, but need not, relate to options. A SAR is the right to receive an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of the Common Stock on the date of grant. The HR Committee determines the terms of each SAR at the time of the grant. A SAR may not be granted at less than the fair market value of a share of Common Stock on the date the SAR is granted and cannot have a term of longer than ten (10) years. No dividends or dividend equivalent rights may be paid or granted with respect to any award of SARs. Distributions to the recipient may be made in Common Stock, in cash, or in a combination of both as determined by the HR Committee. The Fourth Amended Plan does not permit the repricing of SARs, cash buyouts of underwater SARs, or the replacement of underwater SARs with other awards under the Fourth Amended Plan.
Restricted Stock and Restricted Stock Units
Restricted stock consists of shares of Common Stock which are transferred or sold by the Company to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. Restricted stock units give the participant the right to receive shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the HR Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The HR Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. The Fourth Amended Plan prohibits the payment of dividends (or dividend equivalents) with respect to unvested restricted stock awards and unvested restricted stock unit awards.
Performance Awards
The HR Committee may grant performance awards payable in cash or shares of Common Stock. Payment will be contingent upon achieving pre-established performance goals (as discussed below) by the end of the applicable performance period. Subject to minimum vesting periods discussed below, the HR Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made. The Fourth Amended Plan prohibits the payment of dividends (or dividend equivalents) with respect to unvested performance awards.
Other Awards
The HR Committee may grant other forms of awards payable in cash or shares of Common Stock if the HR Committee determines that such other form of award is consistent with the purpose and restrictions of the Fourth Amended Plan. The terms and conditions of such other form of award shall be specified by the grant, subject to minimum vesting periods discussed below. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.
Dividend Equivalent Rights
The HR Committee may grant a dividend equivalent right either as a component of another award or as a separate award, except that the HR Committee is not permitted to grant dividend equivalent rights as a component of a stock option, a SAR, or an unvested performance award. Any dividend equivalent rights granted as a component of an award of restricted stock units may not provide for the settlement of such dividend equivalent rights prior to the date the underlying restricted stock units become vested. Unless granted in compliance with Section 409A of the Code, any dividend equivalent rights granted as a component of an award of restricted stock units will be settled when the underlying restricted stock units become vested. The terms and conditions of the dividend equivalent right shall be specified by the grant.
Performance Goals
Awards of restricted stock, restricted stock units, performance awards (whether relating to cash or shares) and other awards (whether relating to cash or shares) under the Fourth Amended Plan may be made subject to the

PROPOSAL 2 - APPROVAL OF THE FOURTH AMENDED AND RESTATED TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN AND THE MATERIAL TERMS OF THE PERFORMANCE GOALS THEREUNDER

attainment of performance goals within the meaning of Section 162(m) of the Code relating to one or more of the following business criteria: book value; cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings (either in aggregate or on a per-share basis); earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization; economic value added; expenses/costs; gross or net income; gross or net operating margins; gross or net operating profits; gross or net revenues/sales; inventory turns; margins; market share; operating efficiency; operating income; operational performance measures; pre-tax income; productivity ratios and measures; profitability ratios; return measures (including, but not limited to, return on assets, equity, capital, invested capital, sales or revenues); share price (including, but not limited to, growth in share price and total shareholder return); transactions relating to acquisitions or divestitures; or working capital (“Fourth Amended Plan Performance Criteria”). Any Fourth Amended Plan Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the HR Committee. Any Fourth Amended Plan Performance Criteria may include or exclude (i) unusual or infrequently occurring, or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Fourth Amended Plan Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the HR Committee within 90 days after the beginning of the performance period relating to the Award (but not after more than 25% of the performance period has elapsed) which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report. However, the HR Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a performance goal.
For any performance awards or other awards that are denominated in cash such that the annual performance stock award limit in the Fourth Amended Plan is not an effective limitation for purposes of Treasury Regulations, the maximum amount payable to any executive officer with respect to all performance periods beginning in a fiscal year of the Company shall not exceed $10,000,000.
Non-Employee Directors
The Board will grant all awards to non-employee directors. The maximum number of shares that may be issued to non-employee directors as a group is an aggregate of 1,200,000 shares. The maximum number of shares that may be granted pursuant to any award in any one calendar year to a non-employee director is 40,000 shares. Awards made to non-employee directors shall be with terms and conditions otherwise consistent with the provisions of the Fourth Amended Plan.
Change in Control
Under the Fourth Amended Plan, except as determined by the HR Committee at the time of grant and provided for in the applicable award agreement, with respect to outstanding awards, the accelerated vesting such awards, lapse of restrictions, deemed achievement of performance goals, or the conversion and payout of such awards will not automatically occur as a result of a change in control. Rather, upon a change in control, the HR Committee will have the discretion to cause the acceleration of vesting, lapse of restrictions, achievement of performance conditions, or the conversion and payout of awards, to the extent compliant with Section 409A of the Code.
Limitation on Vesting of Certain Awards
Except as set forth in the Fourth Amended Plan or as set forth below, awards payable in the form of shares of Common Stock will be subject to the following minimum vesting standards; provided, however, such awards may vest on an accelerated basis, regardless of the minimum vesting provisions, in the event of a participant’s death, disability, retirement, or in the event of a change in control. All awards must have a minimum vesting period of no less than one year. If the vesting of an award granted to an employee or a consultant is not subject to performance conditions, then such award must have a minimum vesting period of no less than three years, with periodic vesting over such period, provided that, the first vesting date shall occur no earlier than the first anniversary of the date such award is granted.

PROPOSAL 2 - APPROVAL OF THE FOURTH AMENDED AND RESTATED TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN AND THE MATERIAL TERMS OF THE PERFORMANCE GOALS THEREUNDER

Notwithstanding the foregoing, up to 5% percent of the shares authorized under the Fourth Amended Plan may be granted without meeting the minimum vesting requirements (such shares are referred to herein as, “Exempt Shares”).
Amendment of the Plan
All provisions of the Fourth Amended Plan (including without limitation, any award made under the Fourth Amended Plan) may at any time or from time to time be modified or amended by the Board; provided, however, (i) no amendment for which stockholder approval is required either (a) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (b) in order for the Fourth Amended Plan and awards granted under the Fourth Amended Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such sections, or other applicable law, shall be effective without stockholder approval; (ii) no award at any time outstanding under the Fourth Amended Plan may be modified, impaired, or canceled adversely to the holder of the award without the consent of such holder; and (iii) no increase in the number of shares of Common Stock subject to awards to non-employee directors may be made without stockholder approval.
Plan Benefits
Future benefits under the Fourth Amended Plan are not currently determinable. The Company’s management has a financial interest in this proposal because the members of management are potentially eligible for awards under the Fourth Amended Plan. The following table indicates shares/stock units awarded under the 2015 Plan during fiscal year 2016 to the named executive officers, to all executive officers as a group, the non-employee directors as a group and to all employees (excluding executive officers) as a group:

	Shares Awarded in 2016
Name and Position	Dollar Value(1)	Number of Shares/Units(2)
Timothy R. Wallace, Chairman, Chief Executive Officer and President	$7,700,690	410,038
James E. Perry, Senior Vice President and Chief Financial Officer	2,263,314	120,443
D. Stephen Menzies, Senior Vice President and Group President	2,612,089	138,383
William A. McWhirter II, Senior Vice President and Group President	2,307,879	121,729
S. Theis Rice, Senior Vice President and Chief Legal Officer	1,560,049	81,652
All executive officers (7 persons)	17,523,657	931,305
All directors, excluding Mr. Wallace	1,332,003	69,520
All employees, excluding executive officers	37,753,806	1,968,614
(1) The dollar value is based on the grant date fair value of the awards computed in accordance with ASC 718.
(2) Includes (i) the above-target number of shares that were issued in 2016 for performance-based equity grants with respect to the 2013-2015 performance period, (ii) the target number of performance-based restricted stock units granted in 2016 with respect to the 2016-2018 performance period, and (iii) any retention-based equity grants.
Market Value of the Securities
The market value of the Company’s Common Stock is $25.95 per share based on the closing price of the Common Stock on March 10, 2017.

Federal Income Tax Consequences
The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Fourth Amended Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This

PROPOSAL 2 - APPROVAL OF THE FOURTH AMENDED AND RESTATED TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN AND THE MATERIAL TERMS OF THE PERFORMANCE GOALS THEREUNDER

discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation. Participants are advised to consult their tax advisors on the appropriate recognition of taxable income.
Law Affecting Deferred Compensation
Section 409A of the Code regulates all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation, and earnings thereon, will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, stock appreciation rights, restricted stock units, and certain types of restricted stock are subject to Section 409A of the Code.
Incentive Stock Options
An optionee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. However, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which the optionee’s ISO is exercisable for the first time during any calendar year exceeds $100,000, the ISO for the shares over $100,000 will be treated as an NSO, and not an ISO, for federal tax purposes, and the optionee will recognize income as if the ISO was an NSO. Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the optionee has not disposed of the Common Stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise and the Company is not entitled to a federal income tax deduction. The holding period requirements are waived when an optionee dies.
If an optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition. In the year of disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes as a result of the disposition.
Non-Qualified Stock Options
An optionee generally does not recognize taxable income upon the grant of an NSO. Upon the exercise of such a stock option, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NSO on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the stock option.
The optionee’s tax basis for NSO shares will be equal to the option price paid for such shares, plus any amounts included in the optionee’s income as compensation. When an optionee disposes of NSO shares, any amount received in excess of the optionee’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the optionee has held the NSO shares. If the amount received is less than the optionee’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the optionee has held the shares.
Special Rule if Option Price is Paid in Common Shares
An option that satisfies the ISO requirements will not lose its status as an ISO if the optionee is permitted to pay the exercise price with other stock of the Company. If an optionee pays the exercise price of an option with previously-owned shares of Common Stock and the transaction is not a disqualifying disposition of shares previously acquired under an ISO, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The optionee’s tax basis and holding period for these shares received will be equal to the optionee’s tax basis and holding period for the shares surrendered. The shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the

PROPOSAL 2 - APPROVAL OF THE FOURTH AMENDED AND RESTATED TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN AND THE MATERIAL TERMS OF THE PERFORMANCE GOALS THEREUNDER

optionee to the extent of their fair market value, and the optionee’s tax basis in such shares will be equal to their fair market value on the date of exercise and the holding period will start on the date of exercise.
If the use of previously acquired shares to pay the exercise price of an option constitutes a disqualifying disposition of shares previously acquired under an ISO, the optionee will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired on exercise of the ISO, over the aggregate option price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an ISO occurs when the optionee disposes of such shares before the end of the holding period.
Restricted Stock
A recipient of an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the recipient recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares on the date on which such restrictions or risk of forfeiture have lapsed, less the cash, if any, paid for the shares. A recipient may make an election under Section 83(b) of the Code, within 30 days of the date he or she receives restricted stock, to recognize ordinary income in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. If a recipient does not make an election under Section 83(b) of the Code, then the recipient will recognize as ordinary income any dividends received with respect to shares during the vesting period.
The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the recipient in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the recipient had filed a timely Section 83(b) election to accelerate recognition of income).
At the time of sale of such shares, any gain or loss realized by the recipient will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the recipient’s tax basis will be the amount previously taxable as ordinary income.
Stock Appreciation Rights
Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted.
If a recipient receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a recipient receives the appreciation inherent in the SARs in Common Stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the employee at the time it is received.
In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of an SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise in the same period that the recipient recognizes such income.
Other Awards
In the case of an award of restricted stock units, performance awards, dividend equivalent rights or other Common Stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the recipient has recognized.
Federal Tax Withholding
Any ordinary income realized by a participant upon the exercise of an award under the Fourth Amended Plan is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy federal income tax withholding requirements, the Company will have the right to require that, as a condition to delivery of any

PROPOSAL 2 - APPROVAL OF THE FOURTH AMENDED AND RESTATED TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN AND THE MATERIAL TERMS OF THE PERFORMANCE GOALS THEREUNDER

certificate for shares of Common Stock or the registration of the shares in the participant’s name, the participant remit to the Company an amount sufficient to satisfy the withholding requirements. Alternatively, the Company may withhold a portion of the shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if the Company consents, accept delivery of shares with an aggregate fair market value that equals or exceeds the required tax withholding payment. Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by the Company to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.
Tax Consequences to the Company
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.
Million Dollar Deduction Limit and Other Tax Matters
The Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer). The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation, and only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities). To the extent that the Company determines that Section 162(m) of the Code will apply to any awards granted pursuant to the Fourth Amended Plan, the Company intends that such awards will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.
If an individual’s rights under the Fourth Amended Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights; and (ii) the loss by the Company of a compensation deduction.

PROPOSAL 2 - APPROVAL OF THE FOURTH AMENDED AND RESTATED TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN AND THE MATERIAL TERMS OF THE PERFORMANCE GOALS THEREUNDER

Current Equity Compensation Plans
The following table sets forth information about the Company’s Common Stock that may be issued under all of the Company’s existing equity compensation plans as of December 31, 2016.
Equity Compensation Plan Information

	(a)		(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category
Equity compensation plans approved by security holders:
Stock Options	60,793		$8.12
Restricted stock units	2,740,840	(1)	—
	2,801,633			2,123,136
Equity compensation plans not approved by security holders	—	(2)		—
Total	2,801,633			2,123,136
(1) Includes 1,230,861 shares of Common Stock issuable upon the vesting and conversion of restricted stock units and 1,509,979 shares of Common Stock issuable upon the vesting and conversion of performance units. The restricted stock units and performance units do not have an exercise price. The performance units are granted to employees based upon a target level, however, depending upon the achievement of certain specified goals during the performance period, performance units may be adjusted to a level ranging between 0% and 200% of the target level.
(2) Excludes information regarding the Trinity Deferred Plan for Director Fees. This plan permits the deferral of the payment of the annual retainer fee and board and committee meeting fees. At the election of the participant, the deferred fees may be converted into stock units with a fair market value equal to the value of the fees deferred, and such stock units are credited to the director’s account (along with the amount of any dividends or stock distributions). At the time a participant ceases to be a director, cash will be distributed to the participant. At December 31, 2016, there were 224,589 stock units credited to the accounts of participants. Also excludes information regarding the Trinity Industries, Inc. Supplemental Profit Sharing Plan for certain of its highly compensated employees. For more information about this plan, please refer to the description in “Executive Compensation — Compensation Discussion and Analysis — Components of Compensation — Post-Employment Benefits.” At December 31, 2016, there were 86,873 stock units credited to the accounts of participants under this plan.
The Board of Directors recommends that you vote FOR the approval of the Fourth Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan and the material terms of the performance goals thereunder.

PROPOSAL 3 — ADVISORY VOTE ON THE
FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION
The Company seeks a non-binding advisory vote from its stockholders regarding the desired frequency for holding an advisory vote to approve the compensation of our executive officers as described in our annual proxy statements.
This proposal gives stockholders the opportunity to express their views as to whether the advisory vote on the Company’s executive compensation program should occur every one, two, or three years. Because this vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors will take into account the outcome of the vote when deciding the frequency of the non-binding advisory vote on the Company’s executive compensation program.
Currently, the Company seeks an advisory vote on the Company’s executive compensation program on an annual basis and the Board of Directors recommends that a non-binding advisory vote to approve the compensation of our executive officers as disclosed in the Company’s proxy statements occur annually.
While the Board believes this recommendation is appropriate at this time, stockholders are not voting to approve or disapprove this recommendation, but are instead asked to provide an advisory vote on whether the non-binding advisory vote on the approval of the Company’s executive officer compensation should be held every one, two or three years.
The Board of Directors recommends that you vote for “ONE YEAR” on this proposal.

PROPOSAL 4 — ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION
The Company seeks approval, on an advisory basis, from its stockholders of the compensation of its named executive officers as described in this proxy statement.
The Company’s long-term strategic corporate vision is to be a premier diversified industrial company that owns market-leading businesses which provide superior products and services to customers while generating high-quality earnings and returns for stockholders. The Board of Directors believes that realization of this vision depends in large measure on the talents of the Company’s employees. The Company’s compensation program plays a significant role in its ability to attract, motivate, and retain a high quality workforce. As described in the Compensation Discussion and Analysis, the Company’s executive compensation program (i) encourages high levels of performance and accountability, (ii) aligns the interests of executives with those of stockholders, (iii) links compensation to business objectives and strategies, and (iv) takes into account, as appropriate, the cyclical nature of certain of the Company’s businesses.
At the Company’s 2016 Annual Meeting, the Company held a stockholder advisory vote on the compensation of its named executive officers as described in the 2016 proxy statement, commonly referred to as a say-on-pay vote. The stockholders approved the named executive officers’ compensation, with approximately 96% of the stockholders present and entitled to vote at the meeting voting in favor of the 2016 say-on-pay resolution. The Company believes this approval affirms the stockholders’ support of the Company’s executive compensation philosophy and programs. This proposal provides stockholders the opportunity to approve or not approve the Company’s executive compensation program through the following resolution:
“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.”
Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the HR Committee will take into account the outcome of the vote when considering future executive compensation arrangements. After the 2017 Annual Meeting, the next advisory vote to approve the compensation of the named executive officers will occur at the 2018 Annual Meeting of Stockholders unless the Board modifies its policy on the frequency of holding such advisory votes.
The Board of Directors recommends that you vote FOR approval of this resolution.

PROPOSAL 5 — RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP
The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017, subject to ratification by stockholders.
The Company has been advised by Ernst & Young that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as auditors, tax advisers, and consultants.
Ernst & Young, or a predecessor of that firm, has been the auditors of the accounts of the Company each year since 1958. The Company has also been advised that representatives of Ernst & Young will be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees of Independent Registered Public Accounting Firm for Fiscal
Years 2016 and 2015

The following table presents fees for professional audit services rendered by Ernst & Young for the audits of the Company’s annual financial statements for the years ended December 31, 2016 and 2015, and fees for other services rendered by Ernst & Young during those periods:

	2016	2015
Audit fees	$3,323,979	$3,498,500
Audit-related fees	101,995	82,000
Tax fees	414,099	553,369
Services rendered by Ernst & Young in connection with fees presented above were as follows:

Audit Fees
In fiscal years 2016 and 2015, audit fees include fees associated with the annual audit of the Company’s financial statements, the assessment of the Company’s internal control over financial reporting as integrated with the annual audit of the Company’s financial statements, the quarterly reviews of the financial statements included in the Company’s Form 10-Q filings, statutory audits in Mexico, Europe, and Singapore, and consents included in other SEC filings.

Audit-Related Fees
Audit-related fees include fees for employee benefit plan audits, use of online research tools, and services rendered in 2016 related to the renewal and extension of debt.

Tax Fees
Tax fees in fiscal years 2016 and 2015 include fees for tax advice on state transfer pricing, calculation of various tax credits, employment tax reviews, evaluation of tangible property regulations, state tax planning, and tax compliance (review of income tax returns and other tax filings).
The Audit Committee pre-approves all audit and permissible non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee

PROPOSAL 5 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

has adopted a policy for the pre-approval of services provided by Ernst & Young. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee. Pursuant to this delegation, the Chair must report any pre-approval decision by him to the Audit Committee at its first meeting after the pre-approval was obtained. Under this policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular services or category of services and includes an anticipated budget.

Report of the Audit Committee

We are a standing committee comprised of independent directors as “independence” is currently defined by SEC regulations and the applicable listing standards of the NYSE. The Board of Directors has determined that four of the members of the Audit Committee are “audit committee financial experts” as defined by applicable SEC rules. We operate under a written charter adopted by the Board of Directors. A copy of the charter is available free of charge on the Company’s website at www.trin.net under the heading “Investor Relations — Governance.”
We annually select the Company’s independent auditors. That recommendation is subject to ratification by the Company’s stockholders.
Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. As provided in our charter, our responsibilities include the monitoring and oversight of these processes.
Consistent with our charter responsibilities, we met and held discussions with management and the independent auditors. In this context, management and the independent auditors represented to us that the Company’s consolidated financial statements for the fiscal year ended December 31, 2016 were prepared in accordance with U.S. Generally Accepted Accounting Principles. We reviewed and discussed the consolidated financial statements with management and the independent auditors and discussed with the independent auditors matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board.
The Company’s independent auditors have also provided to us the written disclosures and the letter required by applicable requirements of The Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee, and we discussed with the independent auditors that firm’s independence. We also considered whether the provision of non-audit services is compatible with maintaining the independent auditors’ independence and concluded that such services have not impaired the auditors’ independence.
Based upon our reviews and discussions with management and the independent auditors, and our review of the representation of management and the report of the independent auditors to the Audit Committee, we recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission.
Audit Committee
Leldon E. Echols, Chair
David W. Biegler
Adrian Lajous
Douglas L. Rock
Dunia A. Shive
The Board of Directors recommends that you vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes how the HR Committee designed the executive compensation program and set individual pay for the executive officers named in the Summary Compensation Table.

Executive Summary
Company Highlights
The Company is a diversified industrial company that owns complementary market-leading businesses providing products and services to the energy, chemical, agriculture, transportation, and construction sectors. The Company’s five business segments share connections that create value by unique operational integration and leveraging expertise throughout the enterprise. The Company’s integrated business model enables it to quickly assimilate resources — facilities, equipment, competencies, and talent — to align production capacity to meet customer needs and enhance the Company’s earnings and returns. Managing a diverse company while establishing sustainable earnings growth across economic and business sector cycles requires a team of innovative, dedicated, and experienced executives who can successfully assess the market and quickly adapt to changing economic cycles and business climates, and lead rapid production capacity adjustments to meet market demands. The Company maintains a competitive advantage by retaining a seasoned team of executives and seeks to ensure long tenure among its senior executives.
Financial Highlights
During 2016, the Company utilized the strengths of its integrated business model to (i) make strategic decisions when market conditions shifted; (ii) reposition and streamline our operations based on product demand; and (iii) maintain a conservative and liquid balance sheet to provide stability and capitalize on attractive investment opportunities. Financial highlights are shown below:

•	Maintained a strong cash position and liquid balance sheet ending 2016 with $2.1 billion of available liquidity

•	Solid financial performance in our Railcar Leasing and Management Services and Energy Equipment Groups

•	Record operating profit in our Construction Products Group, lead by strong results in our construction aggregates business

•	Solid levels of railcar deliveries and financial performance in our Rail Group in light of challenging market demand

•	Effectively deployed capital through a net investment of $719.2 million in leased railcars

EXECUTIVE COMPENSATION

Executive Compensation Program Highlights
As further described in this Compensation Discussion and Analysis, key features of the Company’s compensation practices for the named executive officers include:

✓ Utilization of objective performance measures in annual and long-term incentive program
✓ Performance-based compensation set at 68% of the CEO’s total target compensation and at an average of 60% of the remaining named executive officers’ total target compensation
✓ Annual and long-term incentive program in 2016 that were 100% and 75% performance-based, respectively, with no guarantees for payment of the performance-based components
✓ Long-term equity grants that comprised 65% of the CEO’s total target compensation at grant and an average of 51% of the remaining named executive officers’ total target compensation
✓ Double trigger provision for cash severance in the Company’s change in control agreements
✓ Stock ownership requirements ranging from three to six times base salary
✓ Clawback policy that allows the Company to recoup payouts under annual and long-term incentive plans
✓ Total target compensation that is generally targeted in a range of 10% above or below the 50th percentile of the Peer Survey Data (as defined below)

x No dividend or dividend equivalent payments are made on unvested performance units or restricted stock units
x No hedging or pledging of Company securities
x No agreements containing excise tax gross ups
x No executive employment agreements
x No repricing or cash buyouts of underwater stock options
x No replacement of underwater stock options with other awards

The Named Executive Officers
The Board of Directors has delegated to the HR Committee oversight of the Company’s executive compensation program. The HR Committee reviews and recommends the compensation for the CEO to the independent directors of the Board for their approval. The HR Committee reviews and approves the compensation of the other named executive officers. The named executive officers for 2016 were:

•	Timothy R. Wallace, Chairman, Chief Executive Officer, and President

•	James E. Perry, Senior Vice President and Chief Financial Officer

•	D. Stephen Menzies, Senior Vice President and Group President

•	William A. McWhirter II, Senior Vice President and Group President

•	S. Theis Rice, Senior Vice President and Chief Legal Officer
Role of Stockholder Say On Pay Votes
In May 2016, the Company held a stockholder advisory vote on the compensation of its named executive officers as described in the 2016 proxy statement, commonly referred to as a say-on-pay vote. The executive officers’ compensation was approved with approximately 96% of the stockholders present and entitled to vote at the meeting voting in favor of the 2016 say-on-pay resolution. The Company has received an average support level from stockholders of 95% for its say-on-pay resolutions over the past three years. As the Company evaluated its compensation practices and talent needs throughout 2016, it was mindful of the support stockholders expressed for its pay for performance compensation philosophy. Following its annual review of executive compensation, the

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HR Committee decided to maintain a consistent approach to executive compensation, which emphasizes annual and long-term incentive compensation that rewards senior executives for delivering value for stockholders. In addition, the HR Committee considered ways to strengthen the pay for performance culture at the Company.

Compensation Overview
The HR Committee considers each named executive officer’s compensation based on the overall objectives of the Company’s executive compensation program and a review of the following for each named executive officer:

•	the breadth, complexity, and scope of each executive’s responsibilities within the Company, taking into account the Company’s diversified portfolio of businesses;

•
the executive’s performance in optimizing the Company’s overall success in providing leadership support of operational and financial flexibility that directs resources to those products in greatest demand and capitalizes on investment opportunities;

•	past performance through changing economic cycles and business climates with respect to specific financial, strategic, and operating objectives; and

•	compensation benchmark data from peer group companies (the “Peer Survey Data”) against which executive compensation is compared.
Compensation Approach
The Company’s executive compensation is designed to drive executive accountability for performance of the Company as a whole. This approach is reflected in the Company’s compensation program and contributes to a performance-driven culture where executives are expected to deliver results that promote the Company’s position as a premier, diversified industrial company. In setting 2016 compensation, the Company utilized the Peer Survey Data and generally targeted the total target compensation of its named executive officers between 10% above or below the 50th percentile of the Peer Survey Data. This approach supports the Company’s philosophy of driving performance and accountability. For further explanation of the Peer Survey Data, see “Benchmarking and Peer Survey Data for 2016 Compensation” below.
The HR Committee realizes that benchmarking against the Peer Survey Data requires interpretation due to the potential differences in position scope. The HR Committee uses the Peer Survey Data benchmarking information and the peer group proxy disclosure data provided by the Compensation Consultant as general guidance, making adjustments to compensation levels based on such interpretations and what the HR Committee believes to be consistent with the overall compensation objectives of the Company and in the best long-term interests of the Company’s stockholders.
The Company’s compensation philosophy has proven to be appropriate and sufficient to attract, motivate, and retain the key executives needed to enhance the performance and profitability of the Company. The HR Committee considers the targeted range and develops a total target compensation amount for each named executive officer using the objectives described below and the Peer Survey Data as general guidelines. An individual’s total target compensation may be set at or below the 50th percentile if a named executive officer is in the early stages of his or her career or relatively new to his or her current position. Total target compensation may be set above the 50th percentile if a named executive officer is a seasoned executive and has significant experience and achievements in his or her role at the Company or has extensive work experience in similar positions elsewhere that the HR Committee has determined provides additional value. The HR Committee also considers (i) the relatively high percentage of performance-based compensation, which may result in total compensation levels that vary from the targeted range described above, (ii) the periodic and relative impact on earnings of external business conditions outside the control of the executives, and (iii) the cyclical nature of certain of the Company’s businesses. The HR Committee may periodically modify one or more compensation components to reflect the cyclical nature of these businesses.

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Pay for Performance Philosophy
The Company’s executive compensation philosophy is based on pay for performance. As illustrated in Table 1 below, target performance based incentive compensation, including both annual and performance based long-term compensation is generally within a range of 60% to 70% of a named executive officer’s total target compensation. The HR Committee believes that by having a significant amount of an executive’s compensation based on performance, and therefore at risk of non-payment, the executive will be properly motivated to bring added value to the Company. The Company’s executive compensation program is also designed to provide significant upside opportunity for exceptional performance and above-market compensation for above-market performance and conversely, reduce compensation when Company performance is lower than expected. The Company’s businesses share a number of characteristics, the value of which can be maximized when business leaders are focused on operational and financial flexibility and strategies that drive enhanced performance throughout all Company businesses.
Table 1: 2016 Named Executive Officer Total Target Compensation - Fixed vs. Performance-Based
Objectives of the Executive Compensation Program
The primary emphasis of the Company’s executive compensation program is to encourage and reward progress toward the Company’s strategic and financial objectives. These objectives are set by management, with oversight of the Board of Directors, and are designed to promote the long-term interests of the Company’s stockholders. As stockholders themselves, the Company’s leaders are keenly focused on achieving these objectives. The executive compensation program reflects the Company’s pay for performance philosophy. Table 2 below provides a summary of the executive compensation program objectives.

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Table 2: Executive Compensation Program Summary

Executive Compensation Program Objectives	Executive Compensation Program Design

•  Provide an incentive for long-term value creation for stockholders

•  Encourage the highest level of performance and accountability for optimizing the shared characteristics between the Company’s businesses for its overall success

•  Align compensation with annual and long-term business objectives, strategies, and financial targets

•  Motivate senior executives to successfully guide the Company through changing economic cycles and business climates, and lead rapid production capacity adjustments to meet market demands

•  Attract, motivate and retain the key executives needed to enhance the performance and profitability of the Company and meet its objective for long tenure among its senior executives

•  Encourage executives to enhance the Company’s position as a premier, diversified industrial company

•  Be transparent and easy to understand by the programs’ participants and the Company’s stockholders

•  Use equity-based awards with multiple metrics and executive stock ownership requirements to align with stockholder interests

•  Provide compensation opportunity for equivalent Company performance and annual and long-term incentives that are linked to stockholder interests

•  Provide a reasonable mix of fixed and incentive compensation (approximately 32% fixed, 68% incentive for the CEO; approximately 40% fixed, 60% incentive on average for the other named executive officers)

•  Provide a reasonable balance between annual and long-term compensation (approximately 35% annual, 65% long-term for the CEO; approximately 49% annual, 51% long-term on average for the other named executive officers)

•  Maintain competitive pay levels based on the Peer Survey Data and peer group proxy disclosure data (targeted range for total target compensation is generally within 10% above or below the 50th percentile of the Peer Survey Data)

•  Provide compensation levels that address both industry competitiveness and recruiting/retention competitiveness

•  Incorporate enterprise-wide performance metrics to encourage executives to integrate operations and leverage expertise throughout the Company

Benchmarking and Peer Survey Data for 2016 Compensation
The HR Committee retains the Compensation Consultant to provide the HR Committee with guidance on executive compensation-related matters and to perform an annual total compensation study, the product of which is benchmarking information on each of the named executive officers. In setting 2016 compensation, this included data from each company named in the peer group shown in Table 3. The HR Committee considered the data provided by the Compensation Consultant when developing 2016 base salaries, annual incentive compensation, long-term incentive compensation, and total target compensation for the Company’s named executive officers.
The HR Committee performs an annual review to determine whether peer companies remain appropriate. For the 2016 compensation study, the peer companies as shown in Table 3 below were the same as the 2015 peer group companies. The 2016 peer group shown in Table 3 below is comprised of industrial companies with similar size (measured by revenue and market capitalization), span of operation, and business complexity, that the Company could potentially compete with for executive talent. The 2016 peer companies had median 2014 fiscal year revenue of $5.3 billion and 2015 third quarter market capitalization of $3.4 billion.

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Table 3: Peer Companies Used for 2016

2016 Peer Companies
American Axle & Manufacturing Holdings, Inc.	Joy Global Inc.	Roper Technologies, Inc.
AMETEK, Inc.	Kennametal Inc.	Ryder System, Inc.
Chicago Bridge & Iron Company N.V.	The Manitowoc Company, Inc.	SPX Corporation
Crane Co.	Meritor, Inc.	Terex Corporation
Cummins Inc.	Navistar International Corporation	The Timken Company
Danaher Corporation	Oshkosh Corporation	United Rentals, Inc.
Dover Corporation	PACCAR Inc	Valmont Industries, Inc.
Flowserve Corporation	Pentair plc	Worthington Industries, Inc.
Illinois Tool Works Inc.	Rockwell Automation, Inc.
The Peer Survey Data is size-adjusted, regressed market data for base salary, target annual and long-term incentive compensation, and total target compensation obtained from the Aon Hewitt Total Compensation Measurement Survey . As a point of reference, for all named executive officers, the HR Committee also reviewed the most recently available peer group proxy disclosure data for the 2016 peer companies in Table 3; and additionally, for Messrs. Menzies and McWhirter, proxy disclosure data for a group of relevant companies as further described below.
The Company recognizes that other entities may attempt to recruit the Company’s senior executives and key employees. As such, in addition to benchmarking against the peer group listed in Table 3 above, the Company, as a secondary reference point for Messrs. Menzies and McWhirter, reviewed proxy disclosure data for a group of relevant companies that can offer executives similar positions with a greater scope of responsibility or promotion opportunities. The details of this secondary data are footnoted below(1).
2016 Total Target Compensation
In establishing 2016 total target compensation for the named executive officers, the HR Committee considered individual and Company performance, job responsibilities, alignment with stockholder performance, the importance of retaining a seasoned team of key executives, the Peer Survey Data, peer group proxy disclosure data, and Mr. Wallace’s recommendations. Taking these factors into account, the HR Committee (and the independent directors, with respect to Mr. Wallace) established 2016 total target compensation for each named executive officer as set forth in Table 4, which shows the 2015 and 2016 total target compensation compared to a range of 10% above or below the 50th percentile of the Peer Survey Data. See “Components of Compensation” for further discussion on the establishment of each component of compensation.

(1) For Mr. Menzies, the additional benchmarking was conducted using compensation data for companies with one half to two times his business segments’ revenue from the GICS codes for Construction Machinery & Heavy Trucks, Trucking, or Trading Companies & Distributors. For Mr. McWhirter, the additional benchmarking was conducted using compensation data for companies with one half to two times his business segments’ revenue from the GICS codes for Industrial Machinery, Building Products, Construction & Engineering, Construction Machinery & Heavy Trucks, Heavy Electrical Equipment, Oil & Gas Equipment & Services, Steel, Marine, Construction Materials, or Agricultural & Farm Machinery.

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Table 4: Total Target Compensation

The named executive officers provided the leadership and management that were pivotal to the Company’s success in 2015, during which time the Company earned record earnings per share ("EPS") of $5.08, a 21% increase over the previous record EPS in 2014 and the third consecutive year of record EPS performance. Accordingly, certain named executive officers received an increase in total target compensation, as shown in Table 4 above. Mr. Wallace's total target compensation was not increased upon consideration of his request for no increase in his total target compensation, since it was already within the targeted range and the HR Committee's assessment that the executive compensation program is providing him appropriate incentive to drive performance. In addition to the exceptional Company performance in 2015, the following individual performance factors drove 2016 increases to base salary, annual, long-term and/or total incentive targets:
Mr. Wallace — his leadership in guiding the Company to record results in 2014 and 2015 and positioning the Company to maximize the strengths of its diversified portfolio of businesses in 2016;
Mr. Perry — his continued success and exceptional performance as CFO and his efforts in maintaining the Company’s strong financial position in 2015 while the Company continued to experience strong growth. Mr. Perry played an important role in providing stability by maintaining a strong cash position and liquid balance sheet. During 2015, Mr. Perry continued a strong history of success in maintaining and enhancing the Company’s financial flexibility, a key differentiating competency of the Company;
Mr. Menzies — his leadership and expertise, the strong performance of his businesses during 2015, and the potential for competitors to recruit senior executives from the Company. During his tenure, Mr. Menzies has exhibited exceptional leadership in managing the Company’s Rail Group and Railcar Leasing and Management Services Group through changing business climates and fluctuations in demand. Under Mr. Menzies’ leadership, the Rail Group achieved new records for revenues, operating profit and railcar deliveries in 2015. Mr. Menzies has done an outstanding job integrating our manufacturing and leasing businesses, expanding our asset management services offering, and providing a "one-stop-shop" for our customers' railcar needs. Mr. Menzies’ leadership and expertise promote the Company’s operational and financial flexibility, which are key differentiating competencies for the Company;

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Mr. McWhirter — his leadership, expertise, and the potential for competitors to recruit senior executives from the Company. During 2015, Mr. McWhirter successfully steered a diversified portfolio of businesses through highly competitive business cycles and achieved increased revenues in the Inland Barge Group and record revenues and profits in the Energy Equipment Group; and
Mr. Rice — his continued success and exceptional performance as Chief Legal Officer. Mr. Rice is a seasoned executive with seniority in his role and has significant expertise and enterprise knowledge that greatly benefits the Company’s diversified portfolio of businesses.
In addition to the above performance-related factors, the HR Committee considered the executive compensation program design features shown in Table 2 above in setting each component of compensation. After adjustments to base salary, as well as annual and long-term incentive target compensation, the total target compensation for each of the named executive officers was within the targeted range with the exception of Messrs. Menzies and McWhirter, who are above the targeted range in recognition of their valuable blend of skills and significant expertise noted above. In the aggregate, the 2016 total target compensation for the named executive officers was within the targeted range of 10% above or below the 50th percentile of the Peer Survey Data. The adjustments to total target compensation were based on the HR Committee’s assessment that the executive compensation program is providing the appropriate incentives to drive performance. The HR Committee believes that the 2016 total target compensation levels for the named executive officers were appropriate.
The following discussion contains statements regarding future performance goals. These statements are solely disclosed in the limited context of the Company's compensation program and should not be considered as statements of the Company's expectations or estimates. The Company specifically cautions investors not to apply these statements to other contexts.

Components of Compensation
The Company’s executive compensation program has four key components:

•	a base salary;

•	an annual incentive plan;

•	a long-term incentive plan; and

•	an executive perquisite allowance.
The Compensation Consultant met with Company management, including the CEO, to discuss the scope and complexity of responsibilities, level of revenue responsibility, and internal reporting relationships for the Company’s named executive officers. Following these discussions, the Compensation Consultant determined the reference points from the Peer Survey Data for base salary, annual incentive compensation target, long-term incentive compensation target, and total target compensation of each named executive officer as compared to the 50th percentile of the Peer Survey Data.
After discussions with Company management and a review of the Peer Survey Data, the Compensation Consultant provided comparative information for each executive position. The Compensation Consultant’s analyses, along with the CEO’s compensation recommendations for each named executive officer, were presented to the HR Committee.
Set forth below are the components of total target compensation, how these components were applied to each named executive officer, and an analysis of why such amounts were set or paid. Although the HR Committee generally utilized the range of 10% above or below the 50th percentile of the Peer Survey Data for each component of compensation as a reference point, the HR Committee does not target each component within that particular range as it does generally with total target compensation. In establishing each component of compensation for the named executive officers, the HR Committee considered the same factors as it did for establishing total target compensation, as well as any additional factors noted below.

EXECUTIVE COMPENSATION

Base Salary
Base salary is intended to attract, motivate, and retain key executives by providing a consistent level of pay that appropriately and fairly compensates the executive for the breadth, complexity, and scope of responsibility inherent in the position. After evaluating the market compensation data, the CEO discusses with the HR Committee his evaluation of each named executive officer, excluding himself. The discussion includes performance for the past year; specific achievements he believes should be highlighted; changes in the breadth, complexity, or scope of responsibilities that have occurred or will occur in the next year; operating results; organizational improvements; and relative pay equity among the named executive officers. As noted above, Mr. Wallace’s compensation is established by all independent members of the Board.
2016 Base Salary
In light of the exceptional Company performance in 2015, in recognition of the individual performance factors set forth under “2016 Total Target Compensation,” recognizing the importance of retaining key executives, and upon review of the Peer Survey Data, the 2016 base salaries for the named executive officers were set at the amounts listed below based on the rationale set forth above under “2016 Total Target Compensation.”

Named Executive	2016 Base Salary Amount
Timothy R. Wallace	$1,050,000
James E. Perry	$556,000
D. Stephen Menzies	$682,500
William A. McWhirter II	$618,000
S. Theis Rice	$470,000
Table 5 reflects the 2015 and 2016 base salaries for the Company’s named executive officers as compared to the base salaries from the 2016 Peer Survey Data, as a point of reference.

Table 5: Base Salary

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Incentive Compensation Overview
In establishing annual and long-term incentive compensation programs and respective performance levels, recognizing the need for a strong link between pay and performance, the HR Committee follows a consistent process and philosophy, and takes into account the overall business environment facing the Company. The HR Committee believes that incentive compensation should drive performance in areas that are key to the Company’s long-term success, and that performance levels for this compensation should be appropriately difficult to achieve. The Company benefits greatly from the shared characteristics between its various businesses. The operational flexibility of many of its manufacturing facilities enables them to serve multiple businesses as market demands dictate. Given these inter-business benefits, the HR Committee believes it appropriate to establish uniform performance metrics for the named executive officers. Doing so reinforces the importance and significance of the support that the Company’s businesses provide each other. All senior executives, including the named executive officers, participate in the Company’s incentive compensation programs and have the same performance criteria, which fosters collaboration across the Company’s business groups.
Incentive-based compensation rewards the named executive officers for meeting annual business objectives, while also maintaining their focus on long-term Company performance, and takes into account the Company’s diversified portfolio of businesses and its desire to ensure long tenure among its senior executives. Incentive compensation is based on achieving measurable goals. As CEO, Mr. Wallace has a unique and broader range of responsibilities than the other named executive officers, including ultimate responsibility for the overall performance and success of the Company. The HR Committee has therefore determined that he should have the highest percentage of target incentive compensation.
The HR Committee establishes threshold, target, and maximum financial performance levels for annual and long-term incentive compensation and believes that each of these levels should be adjusted for each performance period to represent an appropriate amount of effort to achieve. Program participants do not receive incentive compensation until the Company’s performance reaches the threshold performance level. The HR Committee believes that (i) the threshold performance level should be set at a significant percentage of the target performance level, such that a participant will not earn incentive compensation until a significant portion of target performance is attained; (ii) the target performance level should represent a considerable but reasonable level of performance; and (iii) the maximum performance level should represent an aggressive level of performance that will be highly difficult to achieve. The amount of incentive compensation earned is linearly interpolated for Company performance falling between the specified performance levels.
Once the HR Committee has established performance levels for incentive compensation, it receives regular updates throughout the year regarding the Company’s progress with respect to the performance levels and potential payouts under the incentive compensation programs. The HR Committee also continually assesses whether it believes the programs are producing the desired results. At the end of each year, the HR Committee reviews the results of the programs and further assesses the effectiveness of the programs over the preceding year. This review forms the foundation for the incentive compensation programs for the coming year.
The HR Committee may adjust, from year to year, the performance metrics, performance levels, or other elements of the annual incentive compensation program (referred to as “AIP”) with the objective of assuring management’s focus on appropriate performance metrics. The HR Committee also may choose to: (i) modify or discontinue the AIP at any time, overall or as to any one or more named executive officers, including non-payment or partial payment of incentive compensation or granting equity in lieu of cash compensation, with or without notice; (ii) modify a named executive officer’s AIP target if his or her responsibilities change significantly; (iii) reduce a named executive officer’s annual incentive compensation on a discretionary basis for failing to meet job performance expectations; (iv) recoup all or any portion of annual incentive compensation under circumstances where the Company restates its financial statements; or (v) remove named executive officers from the AIP at any time. The HR Committee may remove any unusual or infrequently occurring, or non-recurring items of income or expense from the calculation of financial goal attainment and incentive compensation.
The Company’s 2016 AIP included a performance-based umbrella incentive pool for certain executives that would have allowed for payments to be made to them in the event the Company’s EPS threshold performance level was

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not met, in order to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). For 2016, the HR Committee did not approve any payments out of this umbrella incentive pool. As reported below, the 2016 Annual Incentive Compensation Performance Levels and Payouts were exclusively based on the EPS performance metric.
2016 Annual Incentive Compensation Targets
In recognition of the individual performance factors set forth under “2016 Total Target Compensation”, recognizing the importance of retaining key executives, and after reviewing Peer Survey Data, the HR Committee approved the 2016 annual incentive compensation targets as follows:

Named Executive	2016 Annual Incentive Target
Timothy R. Wallace	$1,312,500
James E. Perry	$450,000
D. Stephen Menzies	$615,000
William A. McWhirter II	$500,000
S. Theis Rice	$350,000
Mr. Wallace’s potential annual incentive compensation is greater since he has ultimate responsibility for the overall success of the Company. To moderate the impact of base salary adjustments on other components of compensation, and facilitate comparisons to market data, a specified dollar amount was used for annual incentive compensation targets rather than a percentage of base salary.
As a point of reference, Table 6 reflects the 2015 and 2016 annual incentive compensation targets for the Company’s named executive officers as compared to the annual incentive compensation from the 2016 Peer Survey Data.
Table 6: Target Annual Incentive Compensation

Target Annual Incentive Compensation
($ in Thousands)

$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$700
$600
$500
$400
$300
$200
$100
$0
Wallace
Perry
Menzies
McWhirter
Rice

	Wallace	Perry	Menzies	McWhirter	Rice
2015	$1,313	$440	$580	$475	$340
2016	$1,313	$450	$615	$500	$350

Compared to Peer Survey Data

	Wallace	Perry	Menzies	McWhirter	Rice
2015 % from 50th	3%	-8%	31%	22%	3%
2016 % from 50th	3%	-6%	39%	28%	6%

+/- 10% of 50th Percentile

Market 50th Percentile

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2016 Annual Incentive Compensation Performance Levels and Payouts
In performing its annual review of the Company’s incentive compensation programs, the HR Committee determined that the 2015 AIP was highly effective in focusing executive attention on the Company’s EPS. The HR Committee believed that continuing to emphasize EPS was important as the Company faced uncertainty in certain of its businesses. In addition, EPS is the primary performance metric used by the investment community to assess the Company’s performance. Accordingly, the HR Committee approved EPS as the exclusive performance metric for the Company’s 2016 AIP payouts. Consistent with the HR Committee’s philosophy, during 2016, the AIP utilized the same performance levels and EPS performance metric for all participants. The HR Committee approved a return to a more traditional maximum payout opportunity in the 2016 AIP by removing the "stretch" maximum of 250% of a participant's annual incentive compensation target. The HR Committee maintained the traditional maximum potential payout opportunity in the 2016 AIP at 200% of a participant's annual incentive compensation target.
The HR Committee established the 2016 AIP performance levels as set forth in Table 7 below, which provides the threshold, target, and maximum EPS performance levels for the 2016 AIP and the potential payout opportunity as a percent of the annual incentive compensation target for the named executive officers. The HR Committee set the maximum 2016 AIP performance level at EPS of $2.87, which is a decrease from the Company's record 2015 EPS but also represents a 21% increase over 2013 EPS, the third highest EPS in the Company's history. The HR Committee believed this to be an appropriate target in light of expected product demand conditions for 2016. See the “Grants of Plan-Based Awards Table” for more information on possible AIP payments to the named executive officers.
Table 7: 2016 Annual Incentive Performance Levels and Payout Opportunities

	2015 Actual EPS	Threshold	Target	Maximum	2016 Actual EPS
Annual incentive performance levels (EPS)	$5.08	$2.00	$2.45	$2.87	$2.25
% Change from 2015 actual EPS		-61%	-52%	-44%	-56%
Named executive officer payout opportunity as a percentage of target		40%	100%	200%	73%
The 2016 threshold EPS performance level of $2.00 represented a continuation of the weak demand conditions for our products the Company had begun to observe. By attaining the threshold EPS performance level of $2.00, participants would earn 40% of their annual incentive compensation target.
The Company’s reported EPS in 2016 was $2.25. Accordingly, the named executive officers received 73% of their respective target annual incentive compensation payout amounts. The 2016 annual incentive compensation amounts paid to each named executive officer were as follows: Mr. Wallace $958,125; Mr. Perry $328,500; Mr. Menzies $448,950; Mr. McWhirter $365,000; and Mr. Rice $255,500. The HR Committee believed that the 2016 AIP performed as designed by motivating the program participants to maximize the Company's performance throughout an uncertain business cycle.
Long-Term Incentive Compensation
Long-term incentive compensation (referred to as “LTI”) is a key part of the total target compensation for executives and is provided through the stockholder-approved Third Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan. The overarching purpose of LTI is to align executives’ interests with those of the Company’s stockholders and encourage executives to look beyond the annual planning horizon for ways to improve the Company’s earnings and returns through a variety of strategic and operational initiatives.
Each year, management reviews the Company’s strategic objectives with the Board of Directors and prepares a multi-year assessment of the business environment and the Company’s outlook. The HR Committee uses this information as a guide when establishing the target performance levels for the LTI program.
For 2016, the HR Committee established a target level of long-term incentive compensation (the “target LTI”) for the named executive officers. The target LTI for each named executive officer was set as a specified dollar amount

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that was used to calculate the named executive officer’s target LTI grant. The target LTI grant was calculated by dividing the target LTI dollar amount for each named executive officer by the average closing stock price over a specified period as determined by the HR Committee. To determine the number of stock units in a named executive officer’s target LTI grant for 2016, the HR Committee approved using a 30-day trailing average closing stock price through April 15. Beginning in 2017, the HR Committee approved using the closing price on the date of the award as the basis for awards.
A named executive officer’s target LTI grant can be composed of multiple types of long-term incentives as provided in the Third Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan. Since 2008, the Company has utilized two types of long-term incentives for the named executive officers’ target LTI grants: (i) performance-based restricted stock or stock units; and (ii) time-based restricted stock or stock units. The HR Committee establishes guidelines for the ratio that it expects to award through restricted stock or stock units. The Company has not issued stock options since 2008.
The 2016 target LTI grants made to the named executive officers were comprised of 75% performance-based restricted stock units (“Performance Units”) for the 2016-2018 performance period, and 25% time-based restricted stock units. Establishing the target LTI grants as 75% Performance Units helps drive executive accountability for performance of the Company as a whole. As shown in Table 8 below, the Company’s use of 75% Performance Units in 2016 compares to 50% of performance-based LTI opportunity made by the 2016 compensation benchmarking peer group. The time-based restricted stock units were granted to reflect the HR Committee’s desire to ensure the long-term commitment of the key executives to build stockholder value.
The HR Committee makes time-based awards to the named executive officers when it determines that such awards will be helpful in retaining the officers. In making this determination, the HR Committee considers a number of factors, including historical time-based awards provided, the officer’s tenure with the Company, and the officer’s performance in his or her respective roles.
Table 8: Average Weighting of LTI Awards

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2016 Long-Term Incentive Compensation Targets
In recognition of the individual performance factors set forth under “2016 Total Target Compensation” above, recognizing the importance of retaining key executives, and after reviewing the Peer Survey Data, the HR Committee approved the following 2016 target LTI amounts:

Named Executive	2016 LTI Target Amount
Timothy R. Wallace	$4,462,500
James E. Perry	$1,300,000
D. Stephen Menzies	$1,400,000
William A. McWhirter II	$1,150,000
S. Theis Rice	$675,000
To moderate the impact of base salary adjustments on other components of compensation, and to facilitate comparisons to market data, a specified dollar amount was used for long-term incentive compensation targets rather than a percentage of base salary. See the “Grants of Plan-Based Awards Table” for more information on possible future payments to the named executive officers.

Table 9 reflects the 2015 and 2016 target long-term incentive compensation for the Company’s named executive officers as compared to the long-term incentive compensation from the 2016 Peer Survey Data, as a point of reference.

Table 9: Target Long-Term Incentive Compensation

Performance Unit Component
The Company uses a performance-based restricted stock unit program (the “Performance Unit Program”) for the performance-based component of the named executive officers’ target LTI grants. This program is designed to (i) increase the visibility of the long-term incentive performance goals for the program’s participants, (ii) align their efforts toward achieving these goals, and (iii) reinforce pay for performance linkage through settlement of awards immediately following the end of the relevant performance period.

EXECUTIVE COMPENSATION

The Performance Unit Program is designed to accomplish these goals by granting Performance Units at 75% of the participant’s pre-established target LTI level at the beginning of a three-year performance period. The Company’s attainment of the performance levels during the performance period determines the number of units that are ultimately earned and converted into shares of Common Stock following the end of the performance period. These units are non-voting and do not pay dividends during the performance period.
Performance Unit Component Performance Levels
In 2016, the HR Committee established cumulative EPS and return on net assets ("RONA"), as defined by the HR Committee, as the performance metrics for the performance period 2016-2018, representing 50% and 25%, respectively, of the named executive officers' target LTI grant. The HR Committee determined the EPS metric has proven to be an effective means to motivate the executives toward exceptional performance over a long-term period. In addition, the HR Committee believes EPS to be the primary performance metric used by the investment community to assess the Company’s performance. In anticipation of the weak market conditions, the threshold, target, and maximum EPS performance levels represent decreases of 58%, 44%, and 35%, respectively, from the 2013-2015 three year performance period. RONA was selected as an appropriate return metric for the 2016-2018 performance period to motivate executives toward operating efficiencies. See Table 10, “Performance Levels for the Performance Unit Program” below.

Table 10: Performance Levels for the Performance Unit Program
Performance Unit Program Grants in 2016
In 2016, the named executive officers were granted 75% of their respective target LTI compensation as Performance Units under the Performance Unit Program. At the end of the 2016-2018 performance period, the named executive officers can earn from 30% of the target grant at the threshold level up to 200% of the target grant at the maximum level. If the Company achieves target level EPS and target level RONA, the named executive

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officers will retain 100% of their grant under the Performance Unit Program. The named executive officers will earn 0% of the target grant if the Company does not achieve the threshold performance levels. For Company performance falling between the performance levels, the amount of the grant awarded is linearly interpolated. See the “Grants of Plan-Based Awards Table” for the specific number of Performance Units granted to each named executive officer in 2016 under the Performance Unit Program.
Time-Based Restricted Stock Unit Grants in 2016
In 2016, the named executive officers were granted 25% of their respective target LTI compensation as time-based restricted stock units. These units were granted to reflect the HR Committee’s desire to ensure the long-term commitment of the key executives to build stockholder value. These time-based restricted stock units will vest in equal installments on May 15, 2019 and 2020 if the named executive officer remains an employee with the Company on such dates. These units are non-voting and do not pay dividends during the vesting period.
2013-2015 Performance Unit Vesting
Performance levels for the 2013-2015 Performance Unit grants were set at cumulative three year EPS levels for the 2013-2015 performance period as shown in Table 10 above. Participants had an opportunity to earn from 30% of the target grant by attaining threshold performance to 200% of the target grant by attaining maximum performance.
The Company earned cumulative EPS of $11.65 for the 2013-2015 performance period, which exceeded the maximum performance level of $7.15. By exceeding the maximum level of performance, the executives earned 200% of the units granted in 2013 for the 2013-2015 performance period, which vested in 2016. The HR Committee was pleased with the Company’s growth and financial performance during the 2013-2015 performance period, and believed that the 2013-2015 Performance Unit grants performed well by motivating the program participants to grow the Company’s earnings.
2014-2016 Performance Unit Vesting
Performance levels for the 2014-2016 Performance Unit grants were set at cumulative three year EPS levels for the 2014-2016 performance period as shown in Table 10 above. Participants had an opportunity to earn from 30% of the target grant by attaining threshold performance to 200% of the target grant by attaining maximum performance.
The Company earned cumulative EPS of $11.52 for the 2014-2016 performance period, thereby achieving the maximum performance level of $11.50. By reaching the maximum level of performance, the executives earned 200% of the units granted in 2014 for the 2014-2016 performance period, which vest in 2017. The HR Committee noted the Company’s growth and financial performance during the 2014-2016 performance period, during which time the Company attained record EPS for two years. The HR Committee believed that the 2014-2016 Performance Unit grants performed well by motivating the program participants to maximize the Company’s earnings and operations.
2017 Compensation
The 2017 total compensation study utilized the same methodology and process as 2016, as described in “Benchmarking and Peer Survey Data for 2016 Compensation” above. The HR Committee performed its annual review to determine whether the peer companies remain appropriate. For the 2017 compensation study, the peer companies remained unchanged from the 2016 peer companies shown in Table 3 above.
2017 Total Target Compensation
In establishing 2017 total target compensation for the named executive officers, the HR Committee considered individual and Company performance, job responsibilities, alignment with stock performance, the Peer Survey Data, peer group proxy disclosure data, the importance of retaining a seasoned team of key executives, and Mr. Wallace’s recommendations. The Company earned $2.25 EPS in 2016, which is a decrease of 56% from the 2015 record EPS of $5.08, but is also the fourth highest EPS in Company history. Given the Company’s expected 2017 earnings, management recommended and the HR Committee approved no change in total target compensation for the named executive officers. In the aggregate, the 2017 total target compensation for the named executive officers remains within the targeted range of 10% above or below the 50th percentile of the Peer Survey Data.

EXECUTIVE COMPENSATION

2017 Base Salary
Upon recommendation of the HR Committee, Mr. Wallace’s compensation is set by all independent members of the Board of Directors. Mr. Wallace evaluated each of the other named executive officers with respect to individual performance, job responsibilities, and market comparisons; and given the Company's expected 2017 earnings Mr. Wallace, at the request of himself and the other named executive officers, made recommendations to the HR Committee to maintain his and the other named executive officers' existing base salary amounts. The 2017 base salaries for these named executive officers were established as follows: Mr. Wallace $1,050,000, Mr. Perry $556,000, Mr. Menzies $682,500, Mr. McWhirter $618,000, and Mr. Rice $470,000.
2017 Annual Incentive Compensation Targets
The HR Committee determined that the target annual incentive payout amounts established in 2016 were providing the desired motivation for the named executive officers. Accordingly, for reasons set forth under “2017 Total Target Compensation” above, for 2017, annual incentive compensation targets for each named executive officer were unchanged and set as follows: Mr. Wallace $1,312,500, Mr. Perry $450,000, Mr. Menzies $615,000, Mr. McWhirter $500,000, and Mr. Rice $350,000. Participants’ percentage payouts for the 2017 AIP were set at 40%, 100%, and 200% of their respective target annual incentive pay for threshold, target, and maximum performance, respectively, subject to a maximum payout of $3,000,000. See the “Grants of Plan-Based Awards Table” for more information on possible future payments to the named executive officers.
Setting 2017 Annual Incentive Compensation Performance Levels
At its meetings throughout 2016, the HR Committee received regular updates on the financial performance of the Company and the related potential payouts to the named executive officers, and monitored the degree of difficulty in achieving the various performance levels. At the end of 2016, the HR Committee reviewed the Company’s performance with the Company’s EPS of $2.25, and believed that the executives performed well given the Company's business sector environment at such time. The HR Committee determined that continued focus on EPS was desirable and therefore again established EPS as the performance metric for the 2017 AIP, as well as a performance-based umbrella incentive pool similar to 2016.
For 2017, the Company anticipates the weak product demand conditions will continue throughout the year, and the HR Committee established the AIP performance levels reflective of such market conditions. The HR Committee established the 2017 AIP performance levels as follows: (i) threshold at $0.90 of EPS; (ii) target at $1.25 of EPS; and (iii) maximum at $1.75 of EPS. The HR Committee believes these levels provide appropriate motivation and reward for potential EPS.
2017 Long-Term Incentive Compensation Targets
In performing its annual assessment of the Company’s incentive compensation programs, the HR Committee determined that the LTI payout targets established in 2017 were providing the desired motivation for the named executive officers. The HR Committee also determined that it was appropriate for the 2017 target LTI amounts to include a time-based component to reflect the HR Committee’s desire to ensure the long-term commitment of the key executives to build stockholder value. Accordingly, the target LTI grants for 2017 will be 75% performance-based and 25% time-based.
For the reasons set forth under “2017 Total Target Compensation”, the 2017 LTI targets for each named executive officer were unchanged and set as follows: Mr. Wallace $4,462,500, Mr. Perry $1,300,000, Mr. Menzies $1,400,000, Mr. McWhirter $1,150,000, and Mr. Rice $675,000. At the end of the performance period, the named executive officers can earn from 30% of the performance-based portion of the target grant at the threshold level up to 200% at the maximum level. See the “Grants of Plan-Based Awards Table” for more information on possible future payments to the named executive officers.
Setting 2017 Long-Term Incentive Compensation Performance Levels
The 2017 target LTI grants made to the named executive officers are comprised of 75% performance-based restricted stock units for the performance period 2017-2019 and 25% time-based restricted stock units. The HR Committee determined to utilize EPS and return on operating capital (“ROOC”), as defined by the HR Committee, as the performance metrics for the performance period 2017-2019, representing 50% and 25%, respectively, of

EXECUTIVE COMPENSATION

the named executive officers’ target LTI grant. The threshold, target, and maximum EPS performance levels for the performance period 2017-2019 were established as follows: (i) threshold at $3.05 of cumulative EPS; (ii) target at $3.95 of cumulative EPS; and (iii) maximum at $4.75 of cumulative EPS. The threshold, target, and maximum ROOC performance levels for the performance period 2017-2019 were established as follows: (i) threshold at 16.5% of cumulative ROOC; (ii) target at 18.5% of cumulative ROOC; and (iii) maximum at 21.5% of cumulative ROOC. The remaining 25% of the named executive officers’ target LTI grant will be made in the form of time-based restricted stock units, with such awards vesting 50% on May 15, 2020 and 50% on May 15, 2021, if the named executive officer remains an employee in good standing on such date.
Executive Perquisites
In 2016, the named executive officers were paid a taxable perquisite allowance that can be adjusted based on Company performance from year to year that replaces certain traditional job-related benefits for executives. The Company believes that this allowance serves as a recruiting tool and part of a competitive compensation program, enhances the named executive officers’ ability to conduct the Company’s business, and streamlines the administration of executive perquisites. Each named executive officer is required to use $6,000 of the amount received under the Executive Perquisite Allowance to maintain a four-door sedan, Company-approved levels of automobile insurance and other maintenance, and to forego expense reimbursement for the first 10,000 business miles annually. In 2016, the Company did not reimburse any named executive officer for mileage. In addition, named executive officers may choose to have a physical examination each year that is paid for by the Company.
The amount of the Executive Perquisite Allowance in 2017 is a specified percentage of an executive’s 2015 base salary (ranging from 7.5% to 10%, with a cap of $75,000 per year) as determined annually by the HR Committee based on the Company’s current and potential future performance. The percentage may be set at up to 10% of base salary if the Company’s annual EPS exceeds $1.00 and is forecast to remain above that level for the coming year. In establishing the percentage, the HR Committee reviews and considers the Company’s performance in the past year and the business plan for the coming year. For future years, the Executive Perquisite Allowance for current participants, including the named executive officers, will remain based on each participant’s 2015 base salary. Additional information on the value of perquisites offered to each named executive officer in 2016 can be found in the footnotes and narrative disclosure pertaining to the “Summary Compensation Table.”
Post-employment Benefits
The Company’s retirement, savings, and transition compensation plans are designed to assist executives in the transition from active employment. The HR Committee believes these plans assist in recruiting and retaining senior executives and facilitate employment transition. Each of the plans is discussed in the “Compensation of Executives” section of this proxy statement. The Company’s retirement, savings, and transition compensation plans consist of the following:

•
Trinity Industries, Inc. Standard Pension Plan (the “Standard Pension Plan”) — a funded, tax qualified, non-contributory defined benefit pension plan that covers certain of the Company’s employees, including the named executive officers. Earnings are capped by the Code, for those defined as “highly compensated employees.”

•
Effective March 31, 2009, the Board amended the Standard Pension Plan to reduce future pension costs. Under this amendment, all future benefit accruals under the Standard Pension Plan automatically ceased for all participants, and the accrued benefits under the Standard Pension Plan were determined and frozen as of that date. The amendment to the Standard Pension Plan did not affect other benefits earned by participants prior to March 31, 2009. No new participants have been added to the Standard Pension Plan since it was frozen.

•
Trinity Industries, Inc. Supplemental Retirement Plan (the “Supplemental Retirement Plan”) — a non-qualified plan that provides annual retirement benefits that are not provided under the Standard Pension Plan because of Code limitations. Several years ago the Board of Directors made the decision to discontinue adding executives to this plan. Mr. Wallace was a participant at the time and was grandfathered. As a result, Mr. Wallace is the only current employee who participates in the Supplemental Retirement Plan. In addition to Mr. Wallace, certain retired employees, or their spouses, participate in the Supplemental Retirement Plan. Effective March 31, 2009, the Board amended the Supplemental Retirement Plan to reduce future retirement plan costs. This amendment provided that all future benefit accruals under the Supplemental Retirement Plan automatically ceased and the accrued benefits under the Supplemental Retirement Plan were determined and frozen as of that date, including Mr. Wallace’s benefits.

EXECUTIVE COMPENSATION

•
Trinity Industries, Inc. Profit Sharing 401(k) Plan (the “401(k) Plan”) — a voluntary, tax qualified, defined contribution plan that covers most of the Company’s employees, including the named executive officers, and includes a potential annual Company match for a portion of each employee’s contribution.

In 2009, the Board, in connection with its decision to freeze the Standard Pension Plan, amended the 401(k) Plan effective with the 2009 Plan year to (i) allow the participants in the Standard Pension Plan to participate in the enhanced portion of the 401(k) Plan that provides for potential annual contributions by the Company to the participating employee’s account of up to an additional 3% of an employee’s base pay, subject to the Code limit for 401(k) plans, depending upon years of service (the “Annual Retirement Contribution”) and (ii) require Board approval for the Company to make the 401(k) Company match and the Annual Retirement Contribution.

•
Trinity Industries, Inc. Supplemental Profit Sharing Plan (the “Supplemental Plan”) — a supplemental deferred profit sharing plan for highly compensated employees, including the named executive officers, that allows them to defer a portion of their base pay and annual incentive and includes a Company match for a portion of their contribution.

•
Transition Compensation Plan (the “Transition Compensation Plan”) — a plan designed to facilitate a smooth transition when the executive separates from service with the Company. The Transition Compensation Plan is a long-term plan whereby an amount equal to 10% of a participant’s salary and annual incentive compensation is set aside each year in an account on the books of the Company. The account is credited monthly with an interest rate equivalent as determined annually by the HR Committee (5% for 2016). The account is payable to the participant in a lump sum or annual installments from one to 20 years as elected by the participant, commencing on the one year anniversary of the participant's separation from service, subject to compliance with the following conditions, unless in the event of the participant's death, disability or a change in control (as such terms are defined in the Transition Compensation Agreement):

(i)
The participant must give at least six months advance written notice of intent to transition out of his or her position and must work with the Chief Executive Officer, the Board of Directors, or its designee to develop and implement an agreed-on succession process to facilitate the smooth transition of the participant’s duties and responsibilities to his or her successor.

(ii)
For a minimum of one year after completing the required transition, the participant must be available to the Company for consultation, at mutually agreed remuneration, regarding the Company’s business and financial affairs.

(iii)
For one year after separation from service, the participant may not, directly or indirectly, become or serve as an officer, employee, owner or partner of any business which competes in a material manner with the Company, without the prior written consent of the Chief Executive Officer or the Chairman of the HR Committee, the Board of Directors, or its designee.

A breach of any of the foregoing conditions will cause the forfeiture of any remaining unpaid amounts. Notwithstanding the foregoing, in the event of a participant’s separation from service due to death, disability or a change in control of the Company, the conditions set forth above shall be of no force and effect. Payment will commence in accordance with the participant’s election. If no election is made, payment will be made as a lump sum on the one year anniversary of the participant’s separation from service.
Change in Control Agreements
The Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company’s management to the interests of stockholders without distraction in potential circumstances arising from the possibility of a change in control of the Company. Accordingly, the Company has entered into a change in control agreement with each of the named executive officers that provides for certain vesting upon a change in control and the payment of certain compensation if the named executive officer’s employment with the Company is terminated under one of the circumstances described in the agreement in connection with a change in control of the Company (as defined in the agreement). These agreements are for continuous two-year terms until terminated by the Company upon specified notice and continue for two years following a change in control. The agreements provide for payment to the named executive

EXECUTIVE COMPENSATION

officers of a lump sum equal to three times (i) the amount of his or her base salary and (ii) the higher of the average bonus earned over the previous three years or the target bonus for the fiscal year in which the change in control occurs. The severance benefits provided by the change in control agreements also include, for 36 months after termination, continuation of all medical, dental, vision, health, and life insurance benefits which were being provided to the named executive officer at the time of termination of employment and a lump sum equivalent to the amount of income tax payable due to the continuation of insurance benefits.
The change in control agreements contain a “double trigger” provision that requires both a change in control of the Company and a qualifying termination of the named executive officer’s employment before cash compensation will be paid under the agreement. A qualifying termination must be for (i) reasons other than as a result of the executive’s death, disability, retirement, or termination of employment by the Company for “cause” or (ii) termination of employment by the named executive officer for “good reason.” In addition, the agreements contain a non-compete provision to protect the Company’s business goodwill. Further, the named executive officer is required to execute a release of claims against the Company to receive compensation under the agreement.
The change in control agreements do not include excise tax gross ups. Instead, if any payment to which the named executive officer is entitled would be subject to the excise tax imposed by Section 4999 of the Code, then the named executive officer shall be solely responsible for the payment of all income and excise taxes due from the named executive officer and attributable to such payment, with no right of additional payment from the Company as reimbursement for any excise taxes.
The Company considers the compensation payable under the agreement upon specified events of termination following a change in control to be appropriate in light of the unique mix of the industries in which it is engaged, the limited number of companies in many of those industries, and the uncertain length of time necessary to find new employment. The level of payments and benefits provided under the change in control agreements are considered appropriate. These benefits are recognized as part of the total compensation package and are reviewed periodically, but are not specifically considered by the HR Committee when making changes in base salary, annual incentive compensation, or long-term incentive compensation. The change in control severance benefits are discussed in the Compensation of Executives section under “Potential Payments Upon Termination or Change in Control.” The Company does not have severance agreements with named executive officers other than in connection with the change in control agreements.
Health and Welfare Benefits
The Company-supported medical plan, life insurance, and long-term disability plan, and employee-paid dental, vision, critical illness insurance, and supplemental life insurance are substantially similar for the named executive officers as for all full-time employees. The Company does not provide health benefits to retirees.

Compensation-Related Policies and Positions
Internal Equity Regarding CEO Compensation
The HR Committee follows the same processes and methods disclosed herein to establish the compensation for all other named executive officers as it does in recommending to the independent directors the compensation package for Mr. Wallace. As noted previously, his position as CEO is compared to other executives in comparable positions in the Peer Survey Data. Since as the CEO of the Company he has a unique and greater set of responsibilities as compared to the other named executive officers, including having the ultimate responsibility for the overall success of the Company, the Board of Directors does not consider his compensation to be comparable to the compensation of the other named executive officers.
Recoupment on Restatement
The Board of Directors has adopted a Company policy that allows payouts to be recouped under annual and/or long-term incentive plans if the financial statements on which they are based are subsequently required to be restated as a result of errors, omissions, fraud, or other misconduct. The policy provides discretion to the HR Committee to make such determinations while providing a framework to guide their decisions.

EXECUTIVE COMPENSATION

Stock Ownership Requirements; Anti-Hedging/Anti-Pledging Policy
Stock ownership requirements have been adopted that require the CEO to maintain ownership of Company Common Stock valued at six times base salary, the other named executive officers at three times base salary, and the Board of Directors at five times annual cash retainer. Stock ownership is defined as (i) stock owned without restrictions; (ii) shares or units granted on which restrictions remain, including restricted shares that vest at retirement; (iii) shares or share equivalents held in a qualified or non-qualified profit sharing plan; and (iv) equivalent shares determined from vested, in-the-money stock options. Stock owned without restriction must comprise at least 50% of a named executive officer’s stock ownership level. Individuals subject to the stock ownership requirements have five years to achieve compliance with the ownership requirements, subject to extensions in limited circumstances. The named executive officers are not permitted to sell vested shares until they have reached their stock ownership requirements. The named executive officers and the directors are all in compliance with the Company’s stock ownership requirements.
The Company has also adopted a policy prohibiting the named executive officers, members of the Board of Directors, and other members of management from (i) engaging in derivative transactions (including hedging) with respect to the Company’s Common Stock and other securities and (ii) pledging the Company’s Common Stock and other securities (e.g., using such securities for margin loans or to collateralize other indebtedness).
Limitation on Deductibility of Executive Compensation
For a publicly-held corporation, Section 162(m) of the Code limits the federal income tax deduction for the compensation of certain executive officers that exceeds $1 million per year. “Performance-based” compensation is not subject to the limitations on deductibility. The HR Committee monitors deductibility options; however, it may authorize compensation that may not be deductible when it deems doing so to be in the best interest of the Company and its stockholders.

Conclusion
The HR Committee believes the executive compensation program provides appropriate incentives to each executive officer to strive for the Company’s achievement of outstanding operating results and concurrent preservation of, and improvements to, the Company’s financial condition, thereby clearly aligning each executive’s potential compensation with the long-term interests of stockholders. In summary, the Company’s executive compensation program contributes to a high-performance culture where executives are expected to deliver results that promote the Company’s position as a premier, diversified industrial company.

Human Resources Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and based on such review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Human Resources Committee
Rhys J. Best, Chair
Leldon E. Echols
Ronald J. Gafford
Charles W. Matthews
Douglas L. Rock

EXECUTIVE COMPENSATION

Compensation of Executives

Summary Compensation Table
The following table and accompanying narrative disclosure should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives of the Company’s executive compensation programs.
The “Summary Compensation Table” below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2016, 2015, and 2014.
Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Timothy R. Wallace Chairman, Chief Executive Officer and President	2016	$1,050,000	$—	$4,249,511	$958,125	$1,046,819	$350,938	$7,655,393
	2015	1,050,000	—	3,461,651	3,000,000	73,601	550,275	8,135,527
	2014	1,000,000	—	3,963,478	2,500,000	2,419,695	510,600	10,393,773
James E. Perry Senior Vice President and Chief Financial Officer	2016	556,000	—	1,237,960	328,500	17,367	166,926	2,306,753
	2015	540,000	—	930,845	1,025,200	10,836	236,012	2,742,893
	2014	500,000	—	1,056,892	1,000,000	5,747	224,588	2,787,227
D. Stephen Menzies Senior Vice President and Group President	2016	682,500	—	1,333,194	448,950	65,680	191,395	2,721,719
	2015	650,000	—	1,008,451	1,351,400	32,660	278,390	3,320,901
	2014	615,000	—	1,712,264	1,200,000	67,725	258,600	3,853,589
William A. McWhirter II Senior Vice President and Group President	2016	618,000	—	1,095,108	365,000	87,039	178,330	2,343,477
	2015	600,000	—	853,293	1,106,750	27,917	252,567	2,840,527
	2014	575,000	—	1,056,892	1,125,000	127,963	252,588	3,137,443
S. Theis Rice Senior Vice President and Chief Legal Officer	2016	470,000	—	642,780	255,500	65,680	164,716	1,598,676
	2015	450,000	—	504,212	792,200	16,123	211,499	1,974,034
	2014	431,000	—	687,029	825,000	108,070	199,749	2,250,848

(1) For Messrs. Wallace, Perry, McWhirter, and Rice $33,750; $12,200; $13,560; $41,200, respectively, of the above amount was deferred pursuant to the Supplemental Plan and also is reported in the “Nonqualified Deferred Compensation Table.”
(2) Equity awards are the grant date fair value dollar amounts computed in accordance with ASC Topic 718. The policy and assumptions made in the valuation of share-based payments are contained in Note 16 of Item 8 of the Annual Report on Form 10-K for the year ended December 31, 2016. Amounts include grants of performance-based restricted stock units under the Performance Unit Program for the 2016-2018 performance period at target value for Messrs. Wallace $3,196,529; Perry $931,203; Menzies $1,002,839; McWhirter $823,757; and Rice $483,506. The potential maximum values for the grants under the Performance Unit Program are for Messrs. Wallace $6,393,058; Perry $1,862,405; Menzies $2,005,678; McWhirter $1,647,514; and Rice $967,012. The amount includes grants of restricted stock units to Messrs. Wallace 59,659 units; Perry 17,380 units; Menzies 18,717 units; McWhirter 15,374 units; and Rice 9,024 units. The grant date value of these grants were for Messrs. Wallace $1,052,981; Perry $306,757; Menzies $330,355; McWhirter $271,351; and Rice $159,274.

EXECUTIVE COMPENSATION

(3)Non-equity incentive plan compensation represents cash awards earned during 2016 under the 2016 Annual Incentive Program based on goal achievements. For 2016, for Messrs. Wallace, Perry and Rice, $28,744; $3,285; and $20,440, respectively, of the above amount was deferred pursuant to the Supplemental Plan and is also reported in the “Nonqualified Deferred Compensation Table.”
(4)This column represents both changes in pension value for the named executive officers, as well as above market earnings on deferred compensation. During 2016, total pension values under the Standard Pension Plan and the Supplemental Retirement Plan for Messrs. Wallace, Menzies, McWhirter and Rice increased $945,000; $20,000; $48,000; and $45,000, respectively. For 2016 for Messrs. Wallace, Perry, Menzies, McWhirter and Rice, the above market earnings on nonqualified deferred compensation under the Transition Compensation Plan were $101,819; $17,367; $45,680; $39,039; and $20,680, respectively.

(5)The following table is a breakdown of all other compensation included in the “Summary Compensation Table” for the named executive officers:

 All Other Compensation

Name	Year	Executive Perquisite Allowance(1)	Perquisites and Other Personal Benefits	Company Contributions to Defined Contribution Plans (2)	Executive Transition Compensation Plan(3)	Total All Other Compensation
Timothy R. Wallace	2016	$75,000	$—	$75,125	$200,813	$350,938
	2015	75,000	—	70,275	405,000	550,275
	2014	100,000	—	60,600	350,000	510,600
James E. Perry	2016	54,000	—	24,476	88,450	166,926
	2015	54,000	—	25,492	156,520	236,012
	2014	50,000	—	24,588	150,000	224,588
D. Stephen Menzies	2016	65,000	—	13,250	113,145	191,395
	2015	65,000	—	13,250	200,140	278,390
	2014	61,500	—	15,600	181,500	258,600
William A. McWhirter II	2016	60,000	—	20,030	98,300	178,330
	2015	60,000	—	21,892	170,675	252,567
	2014	57,500	—	25,088	170,000	252,588
S. Theis Rice	2016	45,000	—	47,166	72,550	164,716
	2015	45,000	—	42,279	124,220	211,499
	2014	43,100	—	31,049	125,600	199,749

(1)Represents the amounts payable pursuant to the Executive Perquisite Allowance.
(2)Represents the Company’s matching amounts and the Additional Retirement Contribution under the Company’s 401(k) Plan for 2016 for Messrs. Wallace $13,250; Perry $13,250; Menzies $13,250; McWhirter $13,250; and Rice $9,433 and under the Company’s Supplemental Plan for 2016 for Messrs. Wallace $61,875; Perry $11,226; McWhirter $6,780; and Rice $37,733.
(3)Represents an amount equal to 10% of the salaries and annual incentive compensation set aside pursuant to the Transition Compensation Plan. These amounts also are included in the “Nonqualified Deferred Compensation Table.” Each named executive officer participates in the Transition Compensation Plan which is an unfunded long-term plan whereby an amount equal to 10% of salary and annual incentive compensation is set aside in an account on the books of the Company. The account is credited monthly with an interest rate equivalent as determined annually by the HR Committee (5% for 2016). The account is payable to the participant in a lump sum or annual installments from one to 20 years, subject to compliance with the

EXECUTIVE COMPENSATION

following conditions, unless in the event of the participant's death, disability or a change in control (as such terms are defined in the Transition Compensation Plan):

(i)The participant must give at least six months advance written notice of intent to transition out of his or her position and must work with the Chief Executive Officer, the Board of Directors, or its designee to develop and implement an agreed-on succession process to facilitate the smooth transition of the participant’s duties and responsibilities to his or her successor.

(ii)For a minimum of one year after completing the required transition, the participant must be available to the Company for consultation, at mutually-agreed remuneration, regarding the Company’s business and financial affairs.

(iii)For one year after separation from service, the participant may not, directly or indirectly, become or serve as an officer, employee, owner or partner of any business which competes in a material manner with the Company, without the prior written consent of the Chief Executive Officer or the Chairman of the HR Committee, the Board of Directors, or its designee.

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards
The following table summarizes the 2016 grants of equity and non-equity plan-based awards for the named executive officers and the 2017 grants of non-equity plan-based awards for the named executive officers.
Grants of Plan-Based Awards Table

		Estimated Possible Payouts and Future Payouts Under Non- Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards Number of Shares of Stock or Awards(4) (#)	Grant Date Fair Value of Stock Awards(5) ($)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Timothy R. Wallace
2016 Annual Incentive Plan		$525,000	$1,312,500	$2,625,000
2016 Equity Awards	5/2/2016				53,693	178,977	357,954	59,659	$4,249,511
2017 Annual Incentive Plan		525,000	1,312,500	2,625,000
James E. Perry
2016 Annual Incentive Plan		180,000	450,000	900,000
2016 Equity Awards	5/2/2016				15,642	52,139	104,278	17,380	1,237,960
2017 Annual Incentive Plan		180,000	450,000	900,000
D. Stephen Menzies
2016 Annual Incentive Plan		246,000	615,000	1,230,000
2016 Equity Awards	5/2/2016				16,845	56,150	112,300	18,717	1,333,194
2017 Annual Incentive Plan		246,000	615,000	1,230,000
William A. McWhirter II
2016 Annual Incentive Plan		200,000	500,000	1,000,000
2016 Equity Awards	5/2/2016				13,837	46,123	92,246	15,374	1,095,108
2017 Annual Incentive Plan		200,000	500,000	1,000,000
S. Theis Rice
2016 Annual Incentive Plan		140,000	350,000	700,000
2016 Equity Awards	5/2/2016				8,122	27,072	54,144	9,024	642,780
2017 Annual Incentive Plan		140,000	350,000	700,000

(1)The grant date of all stock awards is the date of the HR Committee meeting or Board meeting at which such award was approved.
(2)Represents the potential amounts payable in 2017 under the 2016 Annual Incentive Program for attainment of performance goals and potential amounts payable in 2018 under the 2017 Annual Incentive Program for

EXECUTIVE COMPENSATION

attainment of performance goals. As previously noted, the awards under the 2016 Annual Incentive Program paid at 73% of Target.
(3)For 2016 equity awards, represents the number of performance-based restricted stock units that were awarded in May 2016 to each of the named executive officers as performance-based awards based on financial performance for 2016 through 2018. These units are earned and vest as discussed below.
(4)Represents the time-based restricted stock units awarded in May 2016.
(5)The grant date fair value of the stock awards is calculated in accordance with ASC Topic 718.

Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table
The stock awards described in the “Summary Compensation Table” are the dollar amounts of the grant date fair value of the awards calculated in accordance with ASC Topic 718. The following discussion contains statements regarding future performance goals. These statements are solely disclosed in the limited context of the Company’s compensation program and should not be considered as statements of the Company’s expectations or estimates. The Company specifically cautions investors not to apply these statements in other contexts.
The equity awards granted in May 2016 to the named executive officers were grants of 75% performance-based restricted stock units and 25% time-based restricted stock units, all granted pursuant to the Third Amended and Restated 2004 Stock Option and Incentive Plan. The performance-based restricted stock unit awards were made at the target amount for each named executive officer, based on the Company’s 2016-2018 financial performance target of $6.50 EPS and 6.36% RONA. Recipients of the performance-based restricted stock units will not earn any such units unless the Company achieves threshold performance level of cumulative $4.85 EPS and 5.66% RONA for the performance period. Recipients may earn the following percentages of the target grant amount: (i) 30% of the target grant for threshold performance ($4.85 cumulative EPS and 5.66% RONA); (ii) 100% of the target grant for target performance ($6.50 cumulative EPS and 6.36% RONA); and (iii) 200% of the target grant for maximum performance ($7.60 cumulative EPS and 7.36% RONA). For performance falling between the specified levels, the amount of units earned will be interpolated accordingly. During the performance period, recipients do not earn dividends on, and are not entitled to vote with respect to, the performance-based restricted stock units.
In 2016, the named executive officers were granted 25% of their respective target LTI compensation as time-based restricted stock units. These units were granted to reflect the HR Committee’s desire to ensure the long-term commitment of key executives to build stockholder value. These time-based restricted stock units will vest in equal installments on May 15, 2019 and 2020 if the named executive officer remains an employee on such dates. During the vesting period, recipients do not earn dividends on, and are not entitled to vote with respect to, the time-based restricted stock units.
Each performance-based restricted stock unit earned will convert into one share of Common Stock and vest on May 15, 2019. In the event of death or disability occurring prior to the third anniversary of the date of grant, the performance metrics will be assumed to have been met at target, with the actual number of shares to be awarded determined by multiplying the target grant by a fraction, the numerator of which is the number of days since the date of grant to the date of death or disability and the denominator of which is the number of days in the full performance period. In the event of a change in control of the Company, the performance metrics will be assumed to have been met at target level and the recipients will earn the target grant of units. In the event of retirement or termination without cause prior to the third anniversary of the date of grant, the number of performance-based restricted stock units earned will be based on the level of achievement for the entire performance period, multiplied by a fraction, the numerator of which is the number of days from the date of grant to the date of retirement or termination without cause, and the denominator of which is the number of days in the full performance period. However, in the event of such a retirement or termination without cause, all units earned (and shares payable with respect thereto) are subject to forfeiture, at the discretion of the HR Committee, if the recipient of the grant is affiliated in certain respects with a competitor, customer, or supplier of the Company.
The non-equity incentive plan awards for 2016 to the named executive officers were based on Company EPS of $2.25.

EXECUTIVE COMPENSATION

The estimates for future payouts under the 2017 Annual Incentive Program represent potential payments of annual incentive compensation for 2017 based on EPS. To achieve target, the Company must earn EPS of $1.25 for 2017, as adjusted to exclude certain extraordinary or unusual items.
See “Setting 2017 Annual Incentive Compensation Performance Levels” under “Compensation Discussion and Analysis” above for a description of the goals.
The Company has an Executive Perquisite Allowance that in 2016 provided to the named executive officers an allowance of 10% of 2015 base salary up to $75,000 in lieu of providing traditional job-related benefits. Other than being required to use $6,000 of the perquisite allowance to maintain a four-door sedan, including insurance and other maintenance, and to forego reimbursement for the first 10,000 business miles annually, the perquisite allowance is to be used at the discretion of the executive for perquisite-type expenses. It is intended that the perquisite allowance will eliminate charges to the Company for personal benefits for the executives that are not provided to Company employees generally, other than occasional de minimis items such as the use of Company tickets to entertainment events or expenses related to spousal travel. The perquisite allowance is not intended to cover personal use of the Company’s aircraft or commuting or relocation expenses. For security purposes, the Board requires the CEO to use the Company aircraft for personal travel to the extent possible, and the value attributed to such personal use is calculated using the aggregate incremental cost method. Incremental costs include the cost of fuel, catering, landing fees, flight crew expenses, “dead head” costs of flying aircraft to and from locations for personal use, and the additional tax paid as a result of lost tax deductions. Other named executive officers may have periodic personal use of the Company aircraft. During 2016, no named executive officer had personal use of Company aircraft.
The Company has a 401(k) Plan that permits employees to elect to set aside a portion of their compensation (subject to the maximum limit on the amount of compensation permitted by the Code to be deferred for this purpose) in a trust to pay future retirement benefits. Depending upon years of service, the Company may match up to 50% of no more than 6% of the employee’s compensation set aside for this purpose. For employees who participate in the enhancement to the 401(k) Plan, the Company contributes up to an additional 3% of the employee’s base salary (subject to the maximum limit permitted by the Code) depending upon years of service to the account of employees participating in the enhanced portion of the 401(k) Plan as an Annual Retirement Contribution. As a result of the amendment to the Standard Pension Plan adopted in 2009, the named executive officers’ accrued benefits were frozen and no future benefits will accrue under the Standard Pension Plan. Therefore, commencing with the 401(k) Plan’s 2009 plan year, all of the named executive officers were eligible to participate in the enhanced portion of the 401(k) Plan. Matching contributions under the Supplemental Plan are discussed under “Nonqualified Deferred Compensation.”
Base salary, the Executive Perquisite Allowance, and annual incentive compensation in 2016 represented from 27% to 48% of the named executive officers’ total compensation as reflected in the “Summary Compensation Table.”

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Year-End
The following table summarizes as of December 31, 2016, for each named executive officer, the number of unexercised options and the number of shares of unvested restricted stock. The market value of the stock awards was based on the closing price of the Common Stock as of December 30, 2016, which was $27.76.
Outstanding Equity Awards at Fiscal Year-End Table

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Timothy R. Wallace	298,816		$8,295,132		28,533	(3)	$792,076	(3)
	210,292	(2)	5,837,706	(2)	53,693	(4)	1,490,518	(4)
James E. Perry	117,905		3,273,043		7,673	(3)	213,002	(3)
	56,076	(2)	1,556,670	(2)	15,642	(4)	434,222	(4)
D. Stephen Menzies	42,953		1,192,375		8,312	(3)	230,741	(3)
	91,684	(2)	2,545,148	(2)	16,845	(4)	467,617	(4)
William A. McWhirter II	112,889		3,133,799		7,033	(3)	195,236	(3)
	56,076	(2)	1,556,670	(2)	13,837	(4)	384,115	(4)
S. Theis Rice	33,214		922,021		4,156	(3)	115,371	(3)
	36,452	(2)	1,011,908	(2)	8,122	(4)	225,467	(4)

(1)The following table provides the vesting date of unvested stock awards.

Vesting Date	Timothy R. Wallace	James E. Perry	D. Stephen Menzies	William A. McWhirter II	S. Theis Rice
5/15/2017	210,292	76,076	61,684	56,076	36,452
5/15/2018	15,852	4,263	4,618	3,908	2,309
5/15/2019	45,681	18,952	13,977	11,594	6,821
5/15/2020	29,829	8,690	9,358	7,687	4,512
5/15/2024	—	6,000	—	—	—
Retirement(a)	207,454	—	15,000	89,700	19,572
Age 65(b)	—	40,000	30,000	—	—
The earlier of age 65 or rule of 80(c)	—	20,000	—	—	—

(a)Grants of restricted stock which will vest upon the earlier of: (i) retirement; (ii) death, disability or change in control; or (iii) consent of the HR Committee after three years from the date of grant.
(b)Grant of restricted stock which will vest upon the earlier of: (i) when the executive officer reaches age 65; (ii) death, disability or change in control; or (iii) consent of the HR Committee after three years from the date of grant. The grant of 30,000 shares to Mr. Menzies will vest upon the earlier of (i) when he reaches age 65; or (ii) death, disability, or change in control.
(c)Grant of restricted stock which will vest upon the earlier of: (i) when the executive officer reaches age 65; (ii) the executive officer’s age plus years of vested service equal 80; (iii) death, disability or change in control; or (iv) consent of the HR Committee after three years from the date of grant.

EXECUTIVE COMPENSATION

(2)Represents the market value and actual number of performance-based shares to be awarded in 2017 upon certification by the HR Committee of the achievement of the financial performance goals from 2014 through 2016.
(3)Represents the threshold number or value, as applicable, of performance-based restricted stock units that could be earned if threshold financial performance goals are achieved. The actual number of shares to be issued in 2018 will be based on the Company’s aggregate EPS from 2015 through 2017. See “Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table” and “Compensation Discussion and Analysis - Performance Unit Component.”
(4)Represents the threshold number or value, as applicable, of performance-based restricted stock units that could be earned if threshold financial performance goals are achieved. The actual number of shares to be issued in 2019 will be based on the Company’s aggregate EPS and return on net assets ("RONA") from 2016 through 2018. See “Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table” and “Compensation Discussion and Analysis - Performance Unit Component.”

Option Exercises and Stock Vested in 2016
The following table summarizes for the named executive officers in 2016 (i) the number of shares acquired upon exercise of stock options and the value realized and (ii) the number of shares acquired upon the vesting of restricted stock and restricted stock units and the value realized, each before payout of any applicable withholding tax.
Option Exercises and Stock Vested Table

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Timothy R. Wallace	—	$—	407,500	$6,943,800
James E. Perry	—	—	139,963	2,384,970
D. Stephen Menzies	—	—	157,689	2,687,021
William A. McWhirter II	—	—	147,347	2,510,793
S. Theis Rice	—	—	121,468	2,113,815

Pension Benefits
The following table summarizes the present value of the accumulated pension benefits of the named executive officers under the Standard Pension Plan and, for Mr. Wallace, the Supplemental Retirement Plan.
Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Timothy R. Wallace	Trinity Industries, Inc. Standard Pension Plan	34	$884,000	$—
	Trinity Industries, Inc. Supplemental Retirement Plan	34	11,033,000	—
James E. Perry	Trinity Industries, Inc. Standard Pension Plan	0	2,000	—
D. Stephen Menzies	Trinity Industries, Inc. Standard Pension Plan	9	230,000	—
William A. McWhirter II	Trinity Industries, Inc. Standard Pension Plan	23	413,000	—
S. Theis Rice	Trinity Industries, Inc. Standard Pension Plan	18	576,000	—

EXECUTIVE COMPENSATION

(1)The present value of the accumulated benefit is calculated in accordance with ASC Topic 715. Refer to Note 14 of Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for the policy and assumptions made in the valuation of this accumulated benefit.
The Standard Pension Plan is a noncontributory defined benefit retirement and death benefit plan. Funds are contributed periodically to a trust that invests the Company’s contributions and earnings thereon in order to pay the benefits to the participating employees. The plan provides for the payment of monthly retirement benefits determined under a calculation based on credited years of service and a participant’s highest compensation over five consecutive years in the last ten years of employment. Retirement benefits are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement. Covered compensation includes salary and non-equity incentive plan compensation as shown in the “Summary Compensation Table.” Other elements of compensation in the “Summary Compensation Table” are not included in covered compensation. The normal monthly retirement benefit payable at age 65 is a life annuity with ten years guaranteed equal to ¾ of 1% of average monthly compensation up to $800 plus 1% of average monthly compensation over $800 times the years of credited service. The plan also provides for the payment of a death benefit before retirement that is the greater of the lump sum value of the accrued benefit under the pension plan or one times base pay with less than 10 years of service and 2½ times base pay with at least ten (10) years of service. Participants in the Standard Pension Plan can choose to receive benefit payments at age 65 even if still employed. If they make such an election, no death benefit is available.
The Company has a Supplemental Retirement Plan that applies to Mr. Wallace. The Supplemental Retirement Plan provides that the amount of the annual retirement benefit under the Standard Pension Plan that is limited by reason of compliance with the Code is paid as a supplemental pension benefit. The benefit payment terms are the same as the terms of the Standard Pension Plan. The benefits are payable from the general assets of the Company. On February 13, 2009, the Board amended the Supplemental Retirement Plan and the Standard Pension Plan. As a result, all future benefit accruals under the Supplemental Retirement Plan and the Standard Pension Plan automatically ceased effective March 31, 2009 for all participants and the accrued benefits under each plan were determined and frozen as of that date. These amendments are discussed in the Compensation Discussion and Analysis section under “Post-employment Benefits.”

Nonqualified Deferred Compensation
The table below shows the contributions by the executives and the Company, the aggregate earnings on nonqualified deferred compensation in 2016 and the aggregate balance at year end under nonqualified deferred compensation plans of the Company.
Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Balance at Last Fiscal Year End(4)
Timothy R. Wallace	$62,494	$262,688	$263,470	$6,679,170
James E. Perry	15,485	99,676	61,689	1,259,047
D. Stephen Menzies	—	113,145	109,504	2,321,554
William A. McWhirter II	13,560	105,080	114,581	2,249,200
S. Theis Rice	61,640	110,283	67,248	1,372,809

(1) Salary and incentive compensation deferrals to the Company’s Supplemental Plan. The amounts are also included in the “Summary Compensation Table” for 2016.
(2) Includes an amount equal to 10% of the salaries and incentive compensation set aside pursuant to the Transition Compensation Plan for Messrs. Wallace $200,813; Perry $88,450; Menzies $113,145; McWhirter

EXECUTIVE COMPENSATION

$98,300; and Rice $72,550; and matching amounts under the Company’s Supplemental Plan for Messrs. Wallace $61,875; Perry $11,226; McWhirter $6,780; and Rice $37,733. These amounts are also included in the “Summary Compensation Table” for 2016.
(3) This column represents earnings in the Supplemental Plan and the Transition Compensation Plan. Earnings in the Supplemental Plan were: Messrs. Wallace $50,999; Perry $25,453; Menzies $14,181; McWhirter $33,114; and Rice $24,096. Earnings in the Transition Compensation Plan were: Messrs. Wallace $212,471; Perry $36,236; Menzies $95,323; McWhirter $81,467; and Rice $43,152. The amounts reported in this table for the Transition Compensation Plan are inclusive of above market earnings included in the “Summary Compensation Table” above. See Note (5) to the “Summary Compensation Table.”
(4) This column includes amounts in the “Summary Compensation Table” for (i) an amount equal to 10% of the salaries and incentive compensation set aside pursuant to the Transition Compensation Plan in 2015 for Messrs. Wallace $405,000; Perry $156,520; Menzies $200,140; McWhirter $170,675; and Rice $124,220; and in 2014 for Messrs. Wallace $350,000; Perry $150,000; Menzies $181,500; McWhirter $170,000; and Rice $125,600; (ii) matching amounts under the Company’s Supplemental Plan in 2015 for Messrs. Wallace $54,375; Perry $10,940; McWhirter $6,600; and Rice $33,000; and in 2014 for Messrs. Wallace $45,000; Perry $8,988; McWhirter $9,488; and Rice $21,213; and (iii) salary and incentive compensation deferrals to the Company’s Supplemental Plan in 2015 for Messrs. Wallace $123,750; Perry $22,132; McWhirter $13,200; Rice $64,360; and in 2014 for Messrs. Wallace $108,000; Perry $21,000; McWhirter $18,975; and Rice $64,955.

Deferred Compensation Discussion
The Supplemental Plan was established for highly compensated employees who are limited as to the amount of deferrals allowed under the Company’s 401(k) plan. Participants must elect to defer salary prior to the beginning of the fiscal year and annual incentive pay prior to the beginning of the year to which the incentive payments relate. The first 6% of a participant’s base salary and bonus contributed to the Supplemental Plan, less any compensation matched under the 401(k) plan, may be matched from 25% to 50% by the Company based on years of service. The Company’s match vests 20% for each year of service up to 100% after five years. Participants may choose from several mutual fund-like deemed investments.
If elected at the time of enrollment, participants may take an in-service distribution of deferrals three years after the end of the plan year in which the deferral was made. Amounts are paid out immediately on death. Upon termination of employment, amounts in the Supplemental Plan are paid out beginning six months after termination of employment in lump sum or annual installments from one to 20 years according to election of the participant.
Each named executive officer participates in the Transition Compensation Plan which is an unfunded long-term plan whereby an amount equal to 10% of salary and annual incentive compensation is set aside in an account on the books of the Company. The account is credited monthly with an interest rate equivalent as determined annually by the HR Committee (5% for 2016). The account is payable to the participant in a lump sum or annual installments from one to 20 years, subject to compliance with the conditions set forth in footnote 3 to “All Other Compensation.”
In 2009, the Board amended the 401(k) Plan to allow the participants in the Standard Pension Plan to participate in the enhanced portion of the 401(k) Plan. This amendment is discussed in the Compensation Discussion and Analysis section under “Post-employment Benefits.”

Potential Payments Upon Termination or Change in Control
Named executive officers that terminate voluntarily, involuntarily, by death or by disability have the same death and disability benefits that are available to the majority of salaried employees. While employed by the Company, salaried employees have a death benefit equal to the greater of their accrued benefit under the pension plan or one year of base salary for less than 10 years of service and 2½ times base salary for at least 10 years of service.

EXECUTIVE COMPENSATION

The Company’s long-term disability plan provides salaried employees with a disability benefit after six months of disability of 60% of base salary up to a maximum of $12,000 a month while disabled and until normal retirement at age 65. Pension benefits payable at retirement are described under “Pension Benefits” and deferred compensation benefits that are payable on termination are described under “Deferred Compensation Discussion.” Equity awards held by the named executive officers have no acceleration of vesting upon voluntary or involuntary termination but vesting is accelerated on death, disability, and in some cases retirement. Pursuant to the terms of the Change in Control Agreement described below, equity awards, and benefits under the Supplemental Plan, Transition Compensation Plan, and 401(k) Plan vest upon a change in control. The annual incentive compensation agreements also provide that in the event of resignation or a change in control, the named executive officers may be paid a proration of the target bonus for the year in which the change in control occurs as of the date of the change in control.
The following table provides the dollar value of (i) accelerated vesting of equity awards and (ii) the payment of annual incentive compensation assuming each of the named executive officers had been terminated by death, disability, or retirement on December 31, 2016. As of December 31, 2016, there were no outstanding stock options held by any of the named executive officers.

	Timothy R. Wallace	James E. Perry	D. Stephen Menzies	William A. McWhirter II	S. Theis Rice
Death
Equity Awards	$13,444,596	$4,676,631	$3,091,270	$4,467,601	$1,749,826
Annual Incentive Compensation(1)	1,312,500	450,000	615,000	500,000	350,000
Total	$14,757,096	$5,126,631	$3,706,270	$4,967,601	$2,099,826
Disability
Equity Awards	$13,444,596	$4,676,631	$3,091,270	$4,467,601	$1,749,826
Annual Incentive Compensation(1)	1,312,500	450,000	615,000	500,000	350,000
Total	$14,757,096	$5,126,631	$3,706,270	$4,967,601	$2,099,826
Retirement
Equity Awards	$11,699,647	$1,593,282	$2,902,601	$4,062,406	$1,553,646
Annual Incentive Compensation(1)	1,312,500	450,000	615,000	500,000	350,000
Total	$13,012,147	$2,043,282	$3,517,601	$4,562,406	$1,903,646

(1)Assumes payment of 2016 annual incentive compensation at target amount.
Each of the named executive officers has entered into a Change in Control Agreement (the “Agreement”) with the Company. In addition to the acceleration of vesting upon a change in control as described above, the Agreement provides for compensation if the named executive officer’s employment is terminated under one of the circumstances described in the Agreement in connection with a “change in control” of the Company. A “change in control” is generally defined as (i) any other person or entity acquires beneficial ownership of 30% or more of the Company’s outstanding Common Stock or the combined voting power over the Company’s outstanding voting securities unless the transaction resulting in the person becoming the beneficial owner of 30% or more of the combined voting power is approved in advance by the Company’s Board; (ii) the incumbent directors cease for any reason to constitute at least a majority of the Board; (iii) the completion of certain corporate transactions including a reorganization, merger, statutory share exchange, consolidation or similar transaction, a sale or other disposition of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity, subject to certain exceptions; or (iv) the stockholders approve a complete liquidation or dissolution of the Company. See “Change in Control Agreements” under the Compensation Discussion and Analysis section.
The Agreements are for continuous two-year terms until terminated by the Company upon specified notice and continue for two years following a change in control. The Agreements contain a “double trigger” provision that requires both a change in control of the Company and a qualifying termination of the named executive officer’s employment before compensation will be paid under the Agreement. A qualifying termination must be for

EXECUTIVE COMPENSATION

(i) reasons other than as a result of the executive’s death, disability, retirement, or termination of the named executive officer’s employment by the Company for “cause”; or (ii) termination of employment by the named executive officer for “good reason.”
“Cause” is generally defined as a participant’s (i) willful and continued failure to substantially perform his employment duties with the Company; (ii) misappropriation or embezzlement from the Company or any other act or acts of dishonesty by the participant constituting a felony that results in gain to the participant at the Company’s expense; (iii) conviction of the participant of a felony involving moral turpitude; or (iv) the refusal of the participant to accept offered employment after a change in control.
“Good reason” is generally defined as, following a change in control, (i) a material adverse change in a participant’s working conditions or responsibilities; (ii) assignment to the participant of duties inconsistent with the participant’s position, duties, and reporting responsibilities; (iii) a change in the participant’s titles or offices; (iv) a reduction in the participant’s annual base salary; (v) a material reduction in the participant’s benefits, in the aggregate, under the benefits plans, incentive plans, and securities plans; (vi) failure to provide a participant with the number of paid vacation days entitled at the time of a change in control; (vii) any material breach by the Company of the Agreement; (viii) any successor or assign of the Company fails to assume the Agreement; (ix) the relocation of the participant’s principal place of employment outside of Dallas County, Texas; or (x) any purported termination not conducted pursuant to a notice of termination by the Company.
The severance benefits provided by the Agreements also include, for 36 months after termination, continuation of all medical, dental, vision, health, and life insurance benefits which were being provided to the named executive officer at the time of termination of employment and a lump sum equivalent to the amount of income tax payable due to the continuation of insurance benefits.
If each named executive officer’s employment had been terminated on December 31, 2016 under one of the circumstances described in the Agreement in connection with a change in control of the Company, the named executive officers would have received the following:

Name	Restricted Stock(1)	Annual Incentive Compensation(2)	Cash Compensation(3)	Continuation of Benefits(4)	Total
Timothy R. Wallace	$18,822,612	$1,312,500	$10,550,000	$50,932	$30,736,044
James E. Perry	6,208,719	450,000	4,390,700	72,735	11,122,154
D. Stephen Menzies	4,792,819	615,000	5,526,900	46,531	10,981,250
William A. McWhirter II	5,843,314	500,000	4,965,750	46,531	11,355,595
S. Theis Rice	2,564,053	350,000	3,651,200	66,952	6,632,205

(1)Accelerated vesting of equity awards.
(2)Assumes payment of 2016 annual incentive compensation at target amount.
(3)Cash lump sum equal to three times base salary and applicable bonus.
(4)Estimated cost of continuation for 36 months of medical and life insurance benefits and any additional income tax payable by the executive as a result of these benefits.

DIRECTOR COMPENSATION

The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2016.
Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
John L. Adams	$123,000	$133,200	$16,849	$16,799	$289,848
Rhys J. Best	123,000	133,200	—	—	256,200
David W. Biegler	114,000	133,200	25,229	11,008	283,437
Antonio Carrillo	98,000	133,200	894	6,985	239,079
Leldon E. Echols	156,000	133,200	—	23,934	313,134
Ronald J. Gafford	100,000	133,200	—	26,549	259,749
Adrian Lajous	110,000	133,200	—	5,000	248,200
Charles W. Matthews	121,000	133,200	—	5,000	259,200
Douglas L. Rock	108,000	133,200	—	10,142	251,342
Dunia A. Shive	110,000	133,200	—	4,000	247,200

(1)Includes amounts deferred under the 2005 Deferred Plan for Director Fees.
(2)Stock awards are for restricted stock units awarded in 2016 and the grant date fair value dollar amounts computed in accordance with ASC Topic 718. The policy and assumptions made in the valuation of share-based payments are contained in Note 16 of Item 8 of the Company’s Form 10-K for the year-ended December 31, 2016.
(3)As of December 31, 2016, the directors had restricted stock units totaling as follows: Messrs. Adams 69,422; Best 69,970; Biegler 69,276; Carrillo 12,409; Echols 62,158; Gafford 69,276; Lajous 75,022; Matthews 56,234; Rock 45,990; and Ms. Shive 15,636.
(4)Represents for Messrs. Adams, Biegler, and Carrillo the above market earnings from the interest rate equivalent under the 2005 Deferred Plan for Director Fees.
(5)Includes dividend equivalents on stock units in director fee deferral plan. For Messrs. Adams, Biegler, Carrillo, Echols, Gafford, Lajous, and Matthews includes a $5,000 matching contribution by the Company in their name pursuant to the Company’s program of matching charitable contributions, and for Ms. Shive includes a $4,000 matching contribution. The maximum annual contribution that may be matched under that program is $5,000 per individual.

Director Compensation Discussion

Each director of the Company who is not a compensated officer or employee of the Company received cash compensation in 2016 as follows:

•	Board member — annual retainer of $70,000

•	Presiding Director — annual retainer of $15,000

•	Chairs of Committees — annual retainer of $15,000

•	Board meeting fee and Committee meeting fee of $2,000 for each meeting attended

DIRECTOR COMPENSATION

In addition, the Company paid directors a fee equal to $2,000 per day for ad hoc or special assignment work performed for or at the request of the CEO.
The Board has also established a cash equivalent value as a guide for annual equity compensation for directors of $130,000 and for 2016 used a 30-day average share price as the basis for awards. Following their election at the Annual Meeting of Stockholders in May 2016, each director who was not also an executive officer of the Company was granted 6,952 restricted stock units or restricted stock, with dividend equivalents, that are convertible into 6,952 shares of Common Stock upon departure from the Board. The 30-day average share price (March 15, 2016 to April 15, 2016) used to calculate these awards at the time of granting was $18.70. The amount listed in the “Stock Awards” column of the “Director Compensation Table” is the grant date fair value dollar amount computed in accordance with ASC Topic 718. The grant date fair value for these awards was $19.16 per share. Upon joining the Board, a director receives a prorated grant, subject to a minimum of 50% of the previous annual grant amount. Beginning in 2017, the Board will use the closing price on the date of the award as the basis for awards.
Non-employee directors may elect, pursuant to the 2005 Deferred Plan for Director Fees (the “Director Deferred Plan”), to defer the receipt of all or a specified portion of the fees to be paid to him or her. Deferred amounts are credited to an account on the books of the Company and treated as if invested either at an interest rate equivalent (5% in 2016) or, at the director’s prior election, in units of the Company’s Common Stock at the closing price on the New York Stock Exchange on the last day of the quarter following the date that a payment is credited to the director’s account, or if the last day of the quarter is not a trading day, on the next succeeding trading day. Such stock units are credited with amounts equivalent to dividends paid on the Company’s Common Stock. Upon ceasing to serve as a director or a change in control, the value of the account will be paid to the director in annual installments not exceeding ten years according to the director’s prior election.

Fees deferred pursuant to the Director Deferred Plan are credited to the director’s account monthly. Fees that are not deferred pursuant to the Director Deferred Plan are paid in cash quarterly, in arrears.

TRANSACTIONS WITH RELATED PERSONS

The Governance Committee has adopted a Policy and Procedures for the Review, Approval, and Ratification of Related Person Transactions. In accordance with the written policy, the Governance Committee, or the chair of such committee, as applicable, is responsible for the review, approval, and ratification of all transactions with related persons that are required to be disclosed under the rules of the SEC. Under the policy, a related person includes any of the Company’s directors, executive officers, certain stockholders, and any of their respective immediate family members. The policy applies to Related Person Transactions which are transactions in which the Company participates, a related person has a direct or indirect material interest, and the amount exceeds $120,000. Under the policy, the Chief Legal Officer (the “CLO”) will review potential transactions and in consultation with the CEO and CFO will assess whether the proposed transaction would be a Related Person Transaction. If the CLO determines the proposed transaction would be a Related Person Transaction, the proposed transaction is submitted to the Governance Committee, or the chair of such committee, as applicable, for review and consideration. In reviewing Related Person Transactions, the Governance Committee, or the chair of such committee, as applicable, shall consider all relevant facts and circumstances available, including, but not limited to the following:

•	the benefits to the Company of the Related Person Transaction;

•	the impact of a director’s independence if the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer;

•	the availability of other sources for comparable products and services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or employees generally.

After reviewing such information, the Governance Committee, or the chair of such committee, as applicable, may approve the Related Person Transaction if the committee, or the chair of the committee, as applicable, concludes in good faith that the Related Person Transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders.
Under the policy, the HR Committee must approve hiring of immediate family members of executive officers or directors and any subsequent material changes in employment or compensation.
Employed family members of directors and executive officers with total compensation for 2016 in excess of $120,000 are as follows:

•
Mr. Patrick S. Wallace, brother of Timothy R. Wallace, is an officer of a subsidiary of the Company. His total compensation was $1,227,494 for 2016, which includes base salary; annual incentive compensation; matching contributions to defined contribution plans; perquisite allowance; and the aggregate grant date fair value of all equity awards pursuant to ASC 718.

•
Mr. Luis Pardo, brother-in-law of Antonio Carrillo, is an officer of a subsidiary of the Company. His total compensation was $1,119,929 for 2016, which includes base salary; annual incentive compensation; a contribution to a Mexican statutory pension; perquisite allowance; and the aggregate grant date fair value of all equity awards pursuant to ASC 718.

•
Mr. Matt Pittman, brother-in-law of James E. Perry, is an employee of the Company. His total compensation was $455,603 for 2016, which includes base salary; annual incentive compensation; matching contributions to defined contribution plans; and the aggregate grant date fair value of all equity awards pursuant to ASC 718.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table presents the beneficial ownership of the Company’s Common Stock as of March 10, 2017, except as noted for (i) each person beneficially owning more than 5% of the outstanding shares of the Company’s Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table, and (iv) all of the Company’s directors and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder possesses sole voting and investment power with respect to its, his or her shares. The business address of each of the Company’s directors and executive officers is c/o Trinity Industries, Inc., 2525 N. Stemmons Freeway, Dallas, Texas 75207.

Name	Amount and Nature of Ownership of Common Stock(1)		Percent of Class(2)
Directors:
John L. Adams	138,706		*
Rhys J. Best	109,422		*
David W. Biegler	84,722		*
Antonio Carrillo	17,409		*
Leldon E. Echols	69,110		*
Ronald J. Gafford	79,922		*
Adrian Lajous	75,022		*
Charles W. Matthews	56,234		*
Douglas L. Rock	45,990		*
Dunia A. Shive	15,636		*
Named Executive Officers:
Timothy R. Wallace	1,414,303		*
James E. Perry	316,221		*
D. Stephen Menzies	184,792		*
William A. McWhirter II	178,826		*
S. Theis Rice	170,491		*
All Directors and Executive Officers as a Group (17 persons):	3,091,426		2.0%
Other 5% Owners:
ValueAct Capital	15,582,605	(3)	10.2%
The Vanguard Group	11,654,575	(4)	7.7%
BlackRock, Inc.	11,523,931	(5)	7.6%

*Less than one percent (1%)
(1)Unless otherwise noted, all shares are owned directly, and the owner has the right to vote the shares, except for shares that officers and directors have the right to acquire through the exercise of stock options or through restricted stock units held as of March 10, 2017, or within 60 days thereafter, as follows: Adams 69,422; Best 69,970; Biegler 69,276; Carrillo 12,409; Echols 62,158; Gafford 69,276; Lajous 75,022; Matthews 56,234; Rock 45,990; Shive 15,636; and all directors and executive officers as a group 564,717 shares. Includes shares indirectly held through the Company’s 401(k) Plan as follows: Wallace 3,771; Perry 181; McWhirter 1,735; Rice 5,147; and all executive officers as a group 11,946 shares. At March 10, 2017, no directors or executive officers had any shares pledged as security.

SECURITY OWNERSHIP

(2)Percentage ownership is based on number of shares of common stock outstanding as of March 10, 2017.
(3)ValueAct Capital and its affiliates, One Letterman Drive, Building D, Fourth Floor, San Francisco, CA 94129, reported to the SEC on an Amendment to Schedule 13D filed on November 1, 2016, that they have shared dispositive power over 14,921,000 shares. ValueAct Capital reported to the SEC on Form 3 and Form 4 filed on November 4, 2016, that it beneficially owns 15,582,605 shares.
(4)The Vanguard Group and its subsidiaries, 100 Vanguard Blvd., Malvern, PA 19355, reported to the SEC on an Amendment to Schedule 13G filed on February 13, 2017, that they have sole voting power over 89,808 shares, shared voting power over 17,702 shares, sole dispositive power over 11,555,056 shares, and shared dispositive power over 99,519 shares.
(5)BlackRock, Inc. and its affiliates, 55 East 52nd Street, New York, NY 10055, reported to the SEC on an Amendment to Schedule 13G filed January 27, 2017, that they have sole voting power over 10,958,870 shares and sole dispositive power over 11,523,931 shares.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors, and persons who own more than ten percent of the Company’s Common Stock to file initial reports of ownership and changes in ownership with the SEC. These reports are also filed with the New York Stock Exchange, and a copy of each report is furnished to the Company.
Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. To the Company’s knowledge, based on a review of reports furnished to it and written representations from reporting persons, each individual who was required to file such reports complied with the applicable filing requirements during 2016.

Stockholder Proposals for the 2018 Proxy Statement

Stockholder proposals to be presented at the 2018 Annual Meeting of Stockholders, for inclusion in the Company’s Proxy Statement and form of proxy relating to the meeting, must be received by the Company at its offices in Dallas, Texas, addressed to the Corporate Secretary of the Company, no later than December 1, 2017. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.

Director Nominations or Other Business for Presentation at the 2018
Annual Meeting

Under the Bylaws of the Company, a stockholder must follow certain procedures to place in nomination persons for election as directors at an annual meeting of stockholders or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to place in nomination persons for directors, and/or bring a proper subject of business before an annual meeting, must do so by a written notice timely received (on or before March 2, 2018, but no earlier than January 31, 2018, for the 2018 Annual Meeting) to the Secretary of the Company. If the notice relates to introducing an item of business at the annual meeting of stockholders, it shall contain the following: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the

ADDITIONAL INFORMATION

name and record address of the stockholder proposing such business; (iii) the number of shares of the Company which are beneficially owned by the stockholder; (iv) a description of all arrangements and understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholders and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. If the notice relates to a nomination for director, it must also set forth the following: (i) the name, age, business address and residence address of the proposed nominee; (ii) the principal occupation or employment of the proposed nominee; (iii) the number of shares of the Company which are beneficially owned by the proposed nominee; (iv) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for the election of directors pursuant to the securities laws; (v) a description of all arrangements or understandings between the nominating stockholder and the proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the nominating stockholder; (vi) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the proposed nominee; and (vii) any other information relating to the nominating stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors under the securities laws. In addition, the proposed nominee must deliver a written representation or agreement that such person will comply, if elected or re-elected as a director of the Company, with all policies and guidelines applicable to all directors of the Company, including, without limitation, applicable corporate governance, conflict of interest and confidentiality policies and guidelines. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director.
The Chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures. Copies of the Company’s Bylaws are available from the Secretary of the Company.
See “Corporate Governance and Directors Nominating Committee” for the process for stockholders to follow to suggest a director candidate to the Governance Committee for nomination by the Board.

Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission, including financial statements, was included with the Annual Report mailed to each stockholder. Stockholders may obtain without charge another copy of the Form 10-K, excluding certain exhibits, by writing to Bryan P. Stevenson, Vice President, Associate General Counsel and Secretary, Trinity Industries, Inc., 2525 N. Stemmons Freeway, Dallas, Texas 75207.

OTHER BUSINESS
Management of the Company is not aware of other business to be presented for action at the Annual Meeting; however, if other matters are presented for action, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.
By Order of the Board of Directors
BRYAN P. STEVENSON
Vice President, Associate General Counsel and Secretary
March 31, 2017

APPENDIX A

~~THIRD~~ FOURTH AMENDED AND RESTATED
TRINITY INDUSTRIES, INC.
2004 STOCK OPTION AND INCENTIVE PLAN

1.    Purpose of Plan. The ~~Third~~ Fourth Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan is intended to enable the Company to remain competitive and innovative in its ability to attract, motivate, reward and retain a strong management team of superior capability and to encourage a proprietary interest in the Company by persons who occupy key positions in the Company or its Affiliates or who provide key consulting services to the Company or its Affiliates by enabling the Company to make awards that recognize the creation of value for the stockholders of the Company and promote the Company’s growth and success. In furtherance of that purpose, eligible persons may receive stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, or any combination thereof.
2.    Definitions. Unless the context otherwise requires, the following terms when used herein shall have the meanings set forth below:
“Affiliate” - Any corporation, partnership or other entity in which the Company, directly or indirectly, owns greater than a fifty percent (50%) interest.
“Award” - A Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent Right or Other Award under this Plan.
“Board” - The Board of Directors of the Company, as the same may be constituted from time to time.
“Change in Control” - The meaning set forth in Section 18.
“Code” - The Internal Revenue Code of 1986, as amended from time to time.
“Committee” - The Committee appointed or designated by the Board to administer the Plan in accordance with Section 3 hereof.
“Company” - Trinity Industries, Inc., a Delaware corporation, and its successors and assigns.
“Consultant” means any person performing advisory or consulting services for the Company or an Affiliate, with or without compensation, to whom the Company chooses to grant an Award in accordance with the Plan, provided that bona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital raising transaction.
“Disability” - Qualification for long-term disability benefits under the Company’s or Affiliate’s (as applicable) disability plan or insurance policy; or, if no such plan or policy is then in existence or if the person is not eligible to participate in such plan or policy, permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.
“Dividend Equivalent Right” - The right of the holder thereof to receive credits based on the cash dividends that would have been paid on the Shares specified in the Award if the Shares were held by the eligible employee to whom the Award is made.
“Effective Date” - The effective date of the Plan as set forth in Section 23.
“Exchange Act” - The Securities Exchange Act of 1934, as amended from time to time.
“Executive Officer” - An officer subject to Section 16 of the Exchange Act or a “covered employee” as defined in Section 162(m)(3) of the Code.
“Fair Market Value” - Unless otherwise determined by the Committee in good faith, the closing sales price per share of Shares on the consolidated transaction reporting system for the New York Stock Exchange on the date of determination or, if no sale is made on such date, on the last sale date immediately preceding the date of determination.
“Incentive Stock Option” - A stock option meeting the requirements of Section 422 of the Code or any successor provision.

APPENDIX A

“Non-qualified Stock Option” - A stock option other than an Incentive Stock Option.
“~~Stock~~ Option” or “Stock Option” - An Incentive Stock Option or a Non-qualified Stock Option awarded under this Plan.
“Optionee” - A person who has been granted a Stock Option under this Plan and who has executed a written stock option agreement with the Company.
“Original Effective Date” - May 10, 2004.
“Other Awards” - An Award issued pursuant to Section 14 hereof.
“Plan” - The ~~Third~~ Fourth Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan set forth herein.
“Performance Award” - An Award hereunder of cash, Shares, units or rights based upon, payable in, or otherwise related to, Shares pursuant to Section 13 hereof.
“Restricted Stock” - Shares awarded or sold to eligible persons pursuant to Section 11 hereof.
“Restricted Stock Units” - Units awarded to eligible persons pursuant to Section 12 hereof, which are convertible into Shares at such time as such units are no longer subject to restrictions as established by the Committee.
“Retirement” - Termination of employment that qualifies for the immediate payment of retirement benefits pursuant to the terms of any defined benefit retirement plan maintained by the Company or any of its Affiliates in which such person participates, or if there is no such defined benefit retirement plan, termination at or after age 65, or other permitted early retirement after age 60 as determined by the Committee.
“Share” - A share of the Company’s common stock, par value $~~1.00~~ 0.01 per share, and any share or shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for each such share.
“Stock Appreciation Right” - The right to receive an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of the grant (or other value specified in the agreement granting the Stock Appreciation Right).
3.    Administration of the Plan. Except as otherwise provided herein, the Plan shall be administered by the Human Resources Committee of the Board of Directors, as such Committee is from time to time constituted. The composition and governance of the Human Resources Committee shall be governed by the charter of such Committee as adopted by the Board of Directors. The foregoing notwithstanding, no action of the Committee shall be void or deemed to be without authority solely because a member failed to meet a qualification requirement set forth in the Charter or this Section 3. The Human Resources Committee may delegate its duties and powers, to the fullest extent permitted by law, in whole or in part to (i) any subcommittee thereof consisting solely of at least two “non-employee directors” within the meaning of Rule 16b-3 of the General Rules and Regulations of the Exchange Act who are also “outside directors,” as defined under Section 162(m) of the Code, or (ii) to one or more officers of the Company as provided for below in this Section 3. All references in the Plan to the “Committee” shall mean the Board, the Human Resources Committee, or any subcommittee, individual or individuals to which or whom it delegates duties and powers pursuant to the immediately preceding sentence. Subject to the provisions of the Plan and directions from the Board, the Committee is authorized to:
(a)    determine the persons to whom Awards are to be granted;
(b)    determine the type of Award to be granted, the number of Shares to be covered by the Award, the pricing of the Award, the time or times when the Award shall be granted and may be exercised, any restrictions on the exercise of the Award, and any restrictions on Shares acquired pursuant to the exercise of an Award;
(c)    conclusively interpret the Plan provisions;

APPENDIX A

(d)    prescribe, amend and rescind rules and regulations relating to the Plan or make individual decisions as questions arise, or both;
(e)    rely upon employees of the Company for such clerical and record-keeping duties as may be necessary in connection with the administration of the Plan; ~~and~~
(f)    specify the time or times at which Shares or cash will be delivered in connection with Awards, including any terms mandating or permitting elective deferrals of settlement of Awards (which may include deferral of delivery of Shares upon exercise of Options); and
(g)    make all other determinations and take all other actions necessary or advisable for the administration of the Plan.
All questions of interpretation and application of the Plan or pertaining to any question of fact or Award granted hereunder shall be decided by the Committee, whose decision shall be final, conclusive and binding upon the Company and each other affected party.
As mentioned above, the Committee may, in its discretion and by a resolution adopted by the Committee, authorize one or more officers of the Company (an “Authorized Officer”) to do one or both of the following: (i) designate officers and employees of the Company, or any Affiliate, to be recipients of Awards to be granted under the Plan and (ii) determine the number of Shares or other rights that will be subject to the Awards granted to such officers and employees; provided, however, that the resolution of the Committee granting such authority shall (x) specify the total number of Shares or other rights that may be made subject to such Awards, (y) not authorize the Authorized Officer to designate himself or any Executive Officer as a recipient of any such Award, and (z) otherwise be limited to the extent necessary to comply with Section 157(c) of the Delaware General Corporation Law, other applicable provisions of Delaware law, and requirements of Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and further provided that any decision concerning the granting of Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be made exclusively by members of the Committee who are at that time “outside directors” as defined under Section 162(m) of the Code.
4.    Share Authorization
(a)    Subject to adjustment as provided in Section 20 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization “) shall be:
(1)    ~~17,450,000~~ 20,150,000 Shares (which includes 7,500,000 Shares authorized under the original Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, 4,500,000 additional Shares authorized under the Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, 3,200,000 additional Shares authorized under the Second Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, ~~and~~ 2,250,000 additional Shares authorized under the Third Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, and 2,700,000 additional Shares authorized pursuant to this Plan); plus
(2)    any Shares subject to outstanding awards as of the Original Effective Date under the prior plans that on or after the Original Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares).
(b)    Notwithstanding the above, in order to comply with the requirements of Section 422 of the Code and the regulations thereunder, the maximum number of Shares available for issuance pursuant to Incentive Stock Options, Non-qualified Stock Options, and other Awards shall be: (i) ~~17,450,000~~ 20,150,000 Shares that may be issued pursuant to Awards in the form of Incentive Stock Options; (ii) ~~17,450,000~~ 20,150,000 Shares that may be issued pursuant to Awards in the form of Non-qualified Stock Options; and (iii) ~~17,450,000~~ 20,150,000 Shares that may be issued pursuant to Awards in forms other than Incentive Stock Options and Non-Qualified Stock Options.
(c)    Shares covered by an Award shall only be counted as used to the extent they are actually issued and delivered to a participant. Accordingly, if any Award lapses, expires, terminates, or is cancelled prior to the

APPENDIX A

issuance of Shares thereunder, no reduction in the Shares available under the Plan will have been made. If Shares are issued under the Plan and thereafter are reacquired by the Company, the reacquired Shares shall again be available for issuance under the Plan. Any Shares ~~(i) tendered by a participant (either by actual delivery or by attestation) or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations, or (ii)~~ covered by an Award that is settled in cash shall be available for Awards under the Plan. On and after the Effective Date, any Shares otherwise deliverable pursuant to an Award of (x) Options that are withheld upon exercise of such Options for the purpose of paying the purchase price or tax withholding, or (y) stock-settled Stock Appreciation Rights that are withheld for the purpose of tax withholding, shall be treated as delivered to the participant and shall be counted against the maximum number of Shares that may be issued under the Plan. Notwithstanding the foregoing provisions of this Section 4(c), only Shares not issued due to an Award lapse, expiration, termination, cancellation or settlement in cash, and Shares reacquired on account of the forfeiture of such Shares pursuant to the terms of the Plan or the Award, ~~and Shares surrendered in full or partial payment to the Company for the purchase price of an Award~~ may be available again for issuance pursuant to Awards in the form of Incentive Stock Options. All Shares issued under the Plan may be either authorized and unissued Shares or issued Shares reacquired by the Company.
(d)    The maximum aggregate number of Shares that may be granted pursuant to any Option, Stock Appreciation Right or performance-based Award (or any combination of the foregoing) in any one calendar year to any one Executive Officer shall be 750,000 (the “Annual Performance Stock Award Limit”).
5.    Eligibility. Eligibility for participation in the Plan shall be confined to a limited number of persons (i) who are employed by the Company or one or more of its Affiliates, and who are directors or officers of the Company or one or more of its Affiliates, or who are in managerial or other key positions in the Company or one or more of its Affiliates, or (ii) who are Consultants who provide key consulting services to the Company or its Affiliates. In making any determination as to persons to whom Awards shall be granted, the type of Award; and/or the number of Shares to be covered by the Award, the Committee shall consider the position and responsibilities of the person, his or her importance to the Company and its Affiliates, the duties of such person, his or her past, present and potential contributions to the growth and success of the Company and its Affiliates, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. Non-employee directors are eligible to receive Awards pursuant to Section 17.
6.    Grant of Stock Options. The Committee may grant Stock Options to any eligible person. Each person so selected shall be offered an Option to purchase the number of Shares determined by the Committee. The Committee shall specify whether such Option is an Incentive Stock Option or Non-qualified Stock Option. Each such person so selected shall have a reasonable period of time within which to accept or reject the offered option. Failure to accept within the period so fixed by the Committee may be treated as a rejection. Each person who accepts an Option shall enter into a written agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the Option, consistent with the provisions of this Plan. The Optionee and the Company shall enter into separate option agreements for Incentive Stock Options and Non-qualified Stock Options. At any time and from time to time, the Optionee and the Company may agree to modify an option agreement in order that an Incentive Stock Option may be converted to a Non-qualified Stock Option. The Committee may not (i) reprice underwater Stock Options by canceling and regranting Stock Options or by lowering the exercise price except for adjustments pursuant to Section 20 hereof, (ii) conduct a cash buyout of any underwater Stock Options, (iii) replace an underwater Stock Option with another Award, or (iv) take any other action that would be treated as a repricing under generally accepted accounting principles.
The Committee may require that an Optionee meet certain conditions before the Option or a portion thereto may be exercised, as, for example, that the Optionee remain in the employ of the Company or one of its Affiliates for a stated period or periods of time before the Option, or stated portions thereof, may be exercised.
The exercise price of the Shares covered by each Stock Option shall be determined by the Committee; provided, however, that the exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of Shares on the date of the grant.
The term of a Stock Option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten

APPENDIX A

(10) years from the date of its grant. No dividends or Dividend Equivalent Rights may be paid or granted with respect to any Stock Option granted hereunder.
Each Stock Option granted hereunder may only be exercised to the extent that the Optionee is vested in such option. Each Stock Option shall vest separately in accordance with the vesting schedule determined by the Committee, in its sole discretion, which will be incorporated in the stock option agreement. The vesting schedule will be accelerated if, in the sole discretion of the Committee, the Committee determines that acceleration of the vesting schedule would be desirable for the Company. Unless otherwise determined by the Committee and provided in the option agreement evidencing the grant of the Award, if an Optionee ceases to be an officer, director, or employee of the Company or any Affiliate by reason of Death, Disability, or Retirement, the Optionee or the personal representatives, heirs, legatees, or distributees of the Optionee, as appropriate, shall become fully vested in each Stock Option granted to the Optionee and shall have the immediate right to exercise any such option to the extent not previously exercised, subject to the other terms and conditions of the Plan.
Regardless of the terms of any Award Agreement, the Committee, at any time when the Company is subject to fair value accounting for equity-based compensation granted to its employees and/or directors, shall have the right to substitute Stock Appreciation Rights for outstanding Options granted to any Participant, provided the substituted Stock Appreciation Rights call for settlement by the issuance of Shares, and the terms and conditions of the substituted Stock Appreciation Rights are equivalent to the terms and conditions of the Options being replaced, as determined by the Committee.
7.    Limitations on Grant of Incentive Stock Options.
(a)    Incentive Stock Options shall not be granted to a non-employee director or Consultant, or more than 10 years after the Effective Date of this Plan, and the aggregate Fair Market Value (determined as of the date of grant) of the Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company (as defined in Section 424 of the Code) shall not exceed $100,000. Incentive Stock Options may only be granted to an employee of the Company or any Affiliate that is a corporation. If any Option intended to be an Incentive Stock Option fails to qualify due to this limitation or otherwise, it shall be deemed a Non-qualified Stock Option and remain outstanding in accordance with its terms.
(b)    Notwithstanding anything herein to the contrary, in no event shall any employee owning more than ten percent (10%) of the total combined voting power of the Company or any Affiliate corporation be granted an Incentive Stock Option hereunder unless (i) the option exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares at the time that the option is granted and (ii) the term of the option shall not exceed five (5) years.
8.    Non-transferability of Stock Options. A Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and a Stock Option may be exercised, during the lifetime of the Optionee, only by the Optionee; provided, however, the Board or Committee may permit further transferability of a Non-qualified Stock Option on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, and provided further, unless otherwise provided in the stock option agreement, a Non-qualified Stock Option may be transferred to: one or more members of the immediate family (being the spouse (or former spouse), children or grandchildren) of the Optionee; a trust for the benefit of one or more members of the immediate family of the Optionee (a “family trust”); a partnership, the sole partners of which are the Optionee, members of the immediate family of the Optionee, and one or more family trusts; or a foundation in which the Optionee controls the management of the assets. Upon any transfer, a Stock Option will remain subject to all the provisions of this Plan and the option agreement, including the provisions regarding termination of rights with respect to the Stock Option upon termination of the Optionee’s employment, and the transferee shall have all of the rights of and be subject to all of the obligations and limitations applicable to the Optionee with respect to the Stock Option, except that the transferee may further transfer the Stock Option only to a person or entity that the Optionee is permitted to transfer the Stock Option. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of a Stock Option contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon a Stock Option shall be null and void and without effect.

APPENDIX A

9.    Exercise of Stock Options.
(a)    Stock options may be exercised as to Shares only in minimum quantities and at intervals of time specified in the written option agreement between the Company and the Optionee. Each exercise of a Stock Option, or any part thereof, shall be evidenced by a notice in writing to the Company. The purchase price of the Shares as to which an option shall be exercised shall be paid in full at the time of exercise, and, at the Committee’s discretion and in accordance with procedures established by the Committee from time to time, may be paid to the Company in one or more of the following ways:
(i)    in cash (including check, bank draft, or money order); or
(ii)    by the delivery of Shares (including Restricted Stock when authorized by the Committee) already owned by the Optionee, or directing the Company (when authorized by the Committee) to withhold Shares otherwise issuable upon exercise, having a Fair Market Value equal to the aggregate exercise price; provided that no delivery or withholding of Shares will be permitted under this provision if it would result in the Company recognizing additional accounting expense after the grant of the Option or upon its exercise;
(iii)    by a combination of cash and Shares; or
(iv)    by providing with the notice of exercise an order to a designated broker to sell part or all of the Shares and to deliver sufficient proceeds to the Company, in cash or by check payable to the Company, to pay the full purchase price of the Shares and all applicable withholding taxes.
(b)    An Optionee shall not have any of the rights of a stockholder of the Company with respect to the Shares covered by a Stock Option except to the extent that one or more certificates of such Shares shall have been delivered to the Optionee, or the Optionee has been determined to be a stockholder of record by the Company’s Transfer Agent, upon due exercise of the option.
10.    Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any eligible person, either as a separate Award or in connection with a Stock Option. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee shall impose. The grant of the Stock Appreciation Right may provide that the holder may be paid for the value of the Stock Appreciation Right either in cash or in Shares, or a combination thereof. In the event of the exercise of a Stock Appreciation Right payable in Shares, the holder of the Stock Appreciation Right shall receive that number of whole Shares of stock of the Company having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Fair Market Value on the date of the grant (or other value specified in the agreement granting the Stock Appreciation Right), by (ii) the number of Shares as to which the Stock Appreciation Right is exercised, with a cash settlement to be made for any fractional Share. If a Stock Appreciation Right is granted in tandem with a Stock Option, there shall be surrendered and canceled from the option at the time of exercise of the Stock Appreciation Right, in lieu of exercise under the option, that number of Shares as shall equal the number of shares as to which the Stock Appreciation Right shall have been exercised. However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation shall be specified at the time that the Stock Appreciation Right is granted. The exercise price of any Stock Appreciation Right shall in no event be less than the Fair Market Value of the Shares at the time of the grant.
The term of a Stock Appreciation Right shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no Stock Appreciation Right shall be exercisable later than ten (10) years from the date of its grant. No dividends or Dividend Equivalent Rights may be paid or granted with respect to any Stock Appreciation Right granted hereunder.
The Committee may not (i) reprice an underwater Stock Appreciation Right by canceling and regranting a new Stock Appreciation Right; (ii) conduct a cash buyout of any underwater Stock Appreciation Right, (iii) replace an underwater Stock Appreciation Right with another Award; or (iv) take any other action that would be treated as a repricing under generally accepted accounting principles.

APPENDIX A

11.    Restricted Stock.
(a)    Restricted Stock may be awarded or sold to any eligible person, for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of Restricted Stock shall be specified by the grant. The Committee, in its sole discretion, shall determine what rights, if any, the ~~person~~ participant to whom an Award of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, including whether the holder of the Restricted Stock shall have the right to vote the Shares ~~and receive all dividends and other distributions applicable to the Shares (including through reinvestment in additional Restricted Stock).~~or the right to receive dividends; provided that, if the right to receive dividends is awarded, then (i) any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee; and (ii) such cash dividends or stock dividends so withheld by the Company and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to such participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share (i.e., upon vesting) and, if such share is forfeited, the participant shall have no right to such dividends. Each Award of Restricted Stock may have different restrictions and conditions. Subject to the minimum vesting requirements of Section 22, the Committee shall determine when the restrictions shall lapse or expire and the conditions, if any, under which the Restricted Stock will be forfeited or sold back to the Company; and the Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular Award of Restricted Stock. Restricted stock may not be disposed of by the recipient until the restrictions specified in the Award expire.
(b)    Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect of the restrictions applicable to such Award. The Company may retain, at its option, the physical custody of the Restricted Stock during the restriction period or require that the Restricted Stock be placed in an escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.
12.    Restricted Stock Units. Restricted Stock Units may be awarded or sold to any eligible person under such terms and conditions as shall be established by the Committee. Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of units sold to the eligible person resell to the Company at cost) such units in the event of termination of employment during the period of restriction, subject to the minimum vesting requirements of Section 22.
13.    Performance Awards.
(a)    The Committee may grant Performance Awards to any person. The terms and conditions of Performance Awards shall be specified at the time of the grant and, subject to Section 22, may include provisions establishing the performance period, the performance criteria to be achieved during a performance period, and the maximum or minimum settlement values. Each Performance Award shall have its own terms and conditions. If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period, provided that no modifications may be made relating to a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m) if and to the extent that the modification would disqualify such Performance Award, and, with respect to such qualifying Performance Awards, the Committee may not increase the number of Shares or cash that may be earned by any Executive Officer upon satisfaction of any performance criteria established pursuant to this Section 13 or performance goal as provided for in Section 16 hereof.

APPENDIX A

(b)    Performance Awards may be denominated in Shares or cash or valued by reference to the Fair Market Value of a Share or according to any formula or method deemed appropriate by the Committee, in its sole discretion, subject to the achievement of performance goals as provided for in Section 16 hereof or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company for a specified period of time. Performance Awards may be paid in cash, Shares, or other consideration, or any combination thereof. If payable in Shares, the consideration for the issuance of the Shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee. No dividends may be paid, or Dividend Equivalent Right granted, with respect to any unvested Performance Award.
14.    Other Awards. The Committee may grant to any eligible person other forms of Awards payable in cash or based upon, payable in, or otherwise related to, in whole or in part, Shares if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant, subject to Section 22. Such Other Awards may be granted for no cash consideration, (as, for example, bonus Shares), for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant (as for example, Shares granted in lieu of other rights to compensation, mandatorily or at the election of the participant).
15.    Dividend Equivalent Rights.
(a)    The Committee may grant a Dividend Equivalent Right to any eligible employee, either as a component of another Award or as a separate Award; provided, however, that no Dividend Equivalent Rights may be granted with respect to any Options or Stock Appreciation Rights. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award. Notwithstanding the foregoing, any Dividend Equivalent Rights granted as a component of an Award of Restricted Stock Units may not provide for the settlement of such Dividend Equivalent Rights prior to the date the underlying Restricted Stock Units become vested. The Committee, in its sole discretion and the time of grant of the Award, may provide for interest to be credited on the amount of the unpaid dividend equivalents at a rate and subject to such terms as determined by the Committee. Further, unless granted in compliance with Section 409A of the Code, any Dividend Equivalent Rights granted as a component of an Award of Restricted Stock Units shall be settled when the underlying Restricted Stock Units become vested. If the underlying Restricted Stock Unit is forfeited, the participant shall have no right to the dividend equivalents related to such Restricted Stock Unit and shall forfeit such Dividend Equivalent Right as well.
(b)    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.
16.    Performance Goals.
(a)    Awards of Restricted Stock, Restricted Stock Units, Performance Awards (whether relating to cash or Shares) and Other Awards (whether relating to cash or Shares) under the Plan may be made subject to the attainment of performance goals within the meaning of Section 162(m) of the Code relating to one or more of the following business criteria: book value; cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings (either in aggregate or on a per-share basis); earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization;

APPENDIX A

economic value added; expenses/costs; gross or net income; gross or net operating margins; gross or net operating profits; gross or net revenues/sales; inventory turns; margins; market share; operating efficiency; operating income; operational performance measures; pre-tax income; productivity ratios and measures; profitability ratios; return measures (including, but not limited to, return on assets, equity, capital, invested capital, sales or revenues); share price (including, but not limited to, growth in share price and total shareholder return); transactions relating to acquisitions or divestitures; or working capital (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the Committee. Any Performance Criteria may include or exclude (i) ~~extraordinary~~ unusual ~~and/~~or infrequently occurring, or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee within 90 days after the beginning of the performance period relating to the Award (but not after more than 25% of the performance period has elapsed) which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report. However, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a performance goal.
(b)    For any Performance Awards or Other Awards that are denominated in cash, such that the Annual Performance Stock Award Limit in Section 4(d) is not an effective limitation for purposes of Treasury Regulation 1.162-27(e), the maximum amount payable to any Executive Officer with respect to all performance periods beginning in a fiscal year of the Company shall not exceed $10,000,000.
17.    Non-Employee Directors. Non-employee directors may only be granted awards under this Plan in accordance with this Section 17. The Board or the Committee will grant all Awards to non-employee directors. Subject to the limit set forth in Section 4(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of shares that may be issued to non-employee directors shall be ~~900,000~~ 1,200,000 Shares, and no non-employee director may receive Awards subject to more than 40,000 Shares in any calendar year. Awards made pursuant to this Section 17 shall be with terms and conditions otherwise consistent with the provisions of this Plan.
18.    Change in Control. Except as otherwise provided in this Section 18, or as otherwise determined by the Committee at the time of grant of an Award and provided for in the agreement evidencing the grant of the Award, upon a Change in Control, ~~all outstanding Stock Options and Stock Appreciation Rights shall become vested and exercisable; all restrictions on Restricted Stock and Restricted Stock Units shall lapse; all Performance Goals shall be deemed achieved at target levels and all other terms and conditions met; all Restricted Stock Units and Performance Awards (whether relating to cash or Shares) shall be paid out as promptly as practicable; and all Other Awards (whether relating to cash or Shares) shall be delivered or paid.~~ the Committee shall have the discretion to cause acceleration of vesting, lapse of restrictions, achievement of performance conditions, or conversion of awards and payout, as they apply to outstanding Awards, to the extent compliant with Section 409A of the Code. The Committee may also provide for the cash settlement of Options and Stock Appreciation Rights.
(a)    A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(i)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or
(ii)    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date of this Plan, constitute the Board and any new director

APPENDIX A

(other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date of this Plan or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or
(iv)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
For purposes hereof:
“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(b)    Notwithstanding any provision of this Plan, in the event of a Change in Control in connection with which the holders of Shares receive shares of common stock that are registered under Section 12 of the Exchange Act, there shall be substituted for each Share available under this Plan, whether or not then subject to an outstanding option, the number and class of shares into which each outstanding Share shall be converted pursuant to such Change in Control~~, and all outstanding options, other than options to which this Section 18 does not apply as provided in the first paragraph of this Section, shall immediately be exercisable in full.~~ In the event of any such substitution, the purchase price per share of each option shall be appropriately adjusted by the Committee, such adjustments to be made without an increase in the aggregate purchase price.
(c)    Notwithstanding any provision of this Plan, in the event of a Change in Control in connection with which the holders of Shares receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding option shall be surrendered to the Company by the holder thereof, and each such option shall immediately be canceled by the Company, and the holder shall receive, within ten (10) days of the occurrence of such Change in Control, a cash payment from the Company in an amount equal

APPENDIX A

to the number of vested Shares then subject to such option, multiplied by the excess, if any, of (i) the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a Share on the date of occurrence of the Change in Control over (ii) the purchase price per vested Share subject to the option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 of the Exchange Act and the rules and regulations thereunder.
19.    Compliance with Securities and Other Laws. In no event shall the Company be required to sell or issue Shares under any Award if the sale or issuance thereof would constitute a violation of applicable federal or state securities law or regulation or a violation of any other law or regulation of any governmental authority or any national securities exchange. As a condition to any sale or issuance of Shares, the Company may place legends on Shares, issue stop transfer orders, and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including, if the Company or its counsel deems it appropriate, representations from the person to whom an Award is granted that he or she is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.
20.    Adjustments Upon Changes in Capitalization. In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction affects the fair value of an Award, the Committee, in its sole discretion, shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the option price or grant price applicable to outstanding Awards, the Annual Performance Stock Award Limit, limits on non-employee director Awards under Section 17, and other value determinations applicable to outstanding Awards.
The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.
Subject to the provisions of Section 21, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the Incentive Stock Option rules under Section 422 of the Code, where applicable.
21.    Exchange or Cancellation of Incentives Where Company Does Not Survive. In the event of any Change in Control, merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each Share subject to the unexercised portions of outstanding Stock Options or Stock Appreciation Rights, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each Share held by them, such outstanding Stock Options or Stock Appreciation Rights to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.
Notwithstanding the foregoing, however, all Stock Options or Stock Appreciation Rights may be canceled by the Company, in its sole discretion, as of the effective date of any such reorganization, merger, consolidation, or

APPENDIX A

share exchange, or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:
(a)    giving notice to each holder thereof or his personal representative of its intention to cancel such Stock Options or Stock Appreciation Rights and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the Shares subject to such outstanding Stock Options or Stock Appreciation Rights, including, in the Committee’s discretion, some or all of the Shares as to which such Stock Options or Stock Appreciation Rights would not otherwise be vested and exercisable; or
(b)    paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the exercise price per Share of such Stock Option (hereinafter the “Spread”), multiplied by the number of Shares subject to the Stock Option, including, in the Committee’s discretion, some or all of the Shares as to which such Stock Options would not otherwise be vested and exercisable. In estimating the Spread, appropriate adjustments to give effect to the existence of the Stock Options shall be made, such as deeming the Stock Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the Shares receivable upon exercise of the Options as being outstanding in determining the net amount per Share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per Share shall be calculated on the basis of the net amount receivable with respect to Shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.
(c)    An Award that by its terms would be fully vested or exercisable upon such a reorganization, merger, consolidation, share exchange, proposed sale of all or substantially all of the assets of the Company or dissolution or liquidation of the Company will be considered vested or exercisable for purposes of Section 21(a) hereof.
22.    Limitation on Vesting of Certain Awards.
(a)    ~~Stock Options, Stock Appreciation Rights, Awards of Restricted Stock, Restricted Stock Units, Performance Awards payable in Shares, or Other Awards in the form of Shares, if granted to persons who do not pay cash consideration or elect to forgo a right to cash consideration substantially equal in value to the Shares~~Notwithstanding any other provisions of the Plan to the contrary, but subject to ~~such Award (at grant or any other time prior to settlement), such Awards will~~ Sections 20 and 21 of the Plan and except as provided in Section 22(b), Awards payable in the form of Shares shall be subject to the minimum vesting provisions set forth in this Section ~~22(a), except as provided in Section 22(b). Such Awards, if their grant or vesting is subject to performance conditions, shall have a minimum vesting period of no less than one year, and such Awards, if neither their grant or vesting is subject to performance conditions, shall have a minimum vesting period of no less than three years;~~ 22(a); provided however, that such Awards may vest on an accelerated basis, regardless of the minimum vesting provisions, in the event of a participant’s death, Disability, or Retirement, or in the event of a Change in Control. ~~For purposes of this Section 22(a), (i) a performance period that precedes the grant of the Award will be treated as part of the vesting period if~~ All such Awards shall have a minimum vesting period of no less than one year. If the ~~participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued service, and (ii) vesting over a one-year period or three-year period will include~~ vesting of such an Award granted to an employee or a Consultant is not subject to performance conditions, such Award shall have a minimum vesting period of no less than three years, with periodic vesting over such period ~~if the rate of~~ , provided that, the first vesting date shall occur no earlier than the first anniversary of the date such ~~vesting is proportional (or less rapid) throughout such period.~~ Award is granted.
(b)    The provisions of Section 22(a) notwithstanding, up to ~~twelve~~ five percent (~~12%~~ 5%) of the Shares authorized under the Plan may be granted as Awards ~~of the type referred to in Section 22(a)~~ without meeting the minimum vesting requirements set out in Section 22(a).
23.    Effective Date. The Plan shall be effective as of the date of its approval by the holders of a majority of the Shares of the Company represented and voting at the next Annual Meeting of Stockholders (“Effective Date”).

APPENDIX A

24.    Amendment of the Plan. All provisions of the Plan (including without limitation, any Award made under the Plan) may at any time or from time to time be modified or amended by the Board; provided, however, (a) no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (ii) in order for the Plan and Awards granted under the Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, or other applicable law, shall be effective without stockholder approval; (b) no Award at any time outstanding under the Plan may be modified, impaired, or canceled adversely to the holder of the Award without the consent of such holder; and (c) no increase in the number of Shares subject to Awards to non-employee directors pursuant to Section 17 may be made without stockholder approval.
25.    Termination of Plan. The Board may terminate the Plan at any time. However, termination of the Plan shall not affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated. Any Award granted pursuant to this Plan must be granted by ~~May 4, 2025~~ May 1, 2027.
26.    No Employment Rights. Nothing in the Plan or in any Award shall confer upon any recipient of an Award any right to remain in the employ of the Company or one of its Affiliates, and nothing herein shall be construed in any manner to interfere in any way with the right of the Company or its Affiliates to terminate such recipient’s employment or directorship at any time.
27.    Tax Withholding and 83(b) Election.
(a)    The amount, as determined by the Committee, of the minimum required statutory federal, state, or local tax required to be withheld by the Company attributable to amounts payable or Shares deliverable under the Plan shall be satisfied, at the election of the recipient of the Award, but subject to the consent of the Committee, either (i) by payment by the recipient to the Company of the amount of such withholding obligation in cash (the “Cash Method”); (ii) in the case of Awards payable in cash, through retention by the Company of cash equal to the amount of such withholding obligation; or (iii) in the case of Awards deliverable in Shares, through the retention by the Company of a number of Shares having a Fair Market Value equal to the amount of such withholding obligation (the “Share Retention Method”). The cash payment or the amount equal to the Fair Market Value of the Shares so withheld, as the case may be, shall be remitted by the Company to the appropriate taxing authorities. The Committee shall determine the time and manner in which the recipient may elect to satisfy a withholding obligation by either the Cash Method or the Share Retention Method. Notwithstanding anything else in the Plan or Award to the contrary, any recipient of an Award under the Plan who is subject to Section 16 of the Securities Exchange Act of 1934 shall satisfy such withholding obligation under this Section 27 by the Share Retention Method, and neither the Company nor the Committee shall have any discretion to permit the satisfaction of such withholding obligation by any other means.
(b)    Unless otherwise expressly provided in the Award, if a holder is granted an Award subject to a “substantial risk of forfeiture” as defined in Section 83 of the Code and related regulations, then such holder may elect under Section 83(b) of the Code to include in his gross income, for his taxable year in which the Award is granted to such holder, the excess of the Fair Market Value (determined without regard to any restriction other than one which by its terms will never lapse), of such Award at the date of grant, over the amount (if anything) paid for such Award. If the holder makes the Section 83(b) election described above, the holder shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Committee with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to pay to the Company the minimum required statutory federal, state, or local tax required to be withheld by the Company.
28.    Indemnification. Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof,

APPENDIX A

with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

TRINITY INDUSTRIES, INC. 2525 N. STEMMONS FREEWAY DALLAS, TX 75207	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:								KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			☐	☐	☐
1.	Election of Directors
Nominees
01	John L. Adams	02	Rhys J. Best		03	David W. Biegler	04	Antonio Carrillo		05	Leldon E. Echols
06	Ronald J. Gafford	07	Adrian Lajous		08	Charles W. Matthews	09	Douglas L. Rock		10	Dunia A. Shive
11	Timothy R. Wallace
The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain				For	Against	Abstain
2.	Approval of the Fourth Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan		☐	☐	☐	5.	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017.		☐	☐	☐
The Board of Directors recommends you vote 1 YEAR on the following proposal:			1 year	2 years	3 years
3.	Advisor vote on the frequency of advisory votes on executive compensation		☐	☐	☐	NOTE: Any other matters that may properly come before the meeting or any adjournment thereof.
The Board of Directors recommends you vote FOR proposals 4. and 5.			For	Against	Abstain
4.	Advisory vote to approve named executive officer compensation.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

TRINITY INDUSTRIES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS - May 1, 2017

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-690-6903, or via the Internet at WWW.PROXYVOTE.COM. Have your proxy card in hand and follow the instructions.

The undersigned hereby appoints Timothy R. Wallace, Leldon E. Echols and Bryan P. Stevenson and each of them with full power of substitution, attorneys, agents and proxies (“agents”) of the undersigned to vote as directed on the reverse side the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Trinity Industries, Inc. to be held at its offices, 2525 N. Stemmons Freeway, Dallas, Texas 75207, on Monday, May 1, 2017 at 8:30 a.m. Central Daylight Time, and at any adjournment or adjournments thereof. If more than one of the above agents shall be present in person or by substitution at such meeting or at any adjournment thereof, the majority of said agents so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said agents, their substitutes, or any of them, may lawfully do by virtue hereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side